Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208238

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, nominal (par) value NIS 0.10 per share (1)	59,400,000 (2)	$62.50	$3,712,500,000.00	$373,848.75 (3)

(1)	Such Ordinary Shares may be represented by American Depositary Shares. Such American Depositary Shares are or will be registered on a separately filed registration statement on Form F-6. Each American Depositary Share represents one Ordinary Share.
(2)	Includes 5,400,000 of our Ordinary Shares issuable upon exercise of the underwriters’ option to purchase additional ADSs from us solely to cover overallotments, if any, at the public offering price less the underwriting discounts and commissions within 30 days from the date of this prospectus supplement.
(3)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in our Registration Statement on Form F-3 (File No. 333-208238).

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 30, 2015)

$3,375,000,000

Teva Pharmaceutical Industries Limited 54,000,000 American Depositary Shares, each representing one Ordinary Share

We are offering 54,000,000 of our American Depositary Shares (“ADSs”), each representing one of our ordinary shares, nominal (par) value NIS 0.10 per share (“ordinary shares”).

Concurrently with this offering, we are offering 3,375,000 of our 7.00% Mandatory Convertible Preferred Shares, nominal (par) value NIS 0.10 per share (“Mandatory Convertible Preferred Shares”). The concurrent Mandatory Convertible Preferred Shares offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent Mandatory Convertible Preferred Shares offering. See “Summary—Financing Transactions—Mandatory Convertible Preferred Shares Offering.”

We intend to use the net proceeds of this offering, together with the net proceeds of the concurrent Mandatory Convertible Preferred Shares offering and the proposed debt financings (each as described herein), to finance our pending acquisition of Allergan plc’s worldwide generic pharmaceuticals business, and related fees and expenses, to finance our pending Rimsa acquisition (as described below) and/or otherwise for general corporate purposes. The completion of this offering is not contingent on the closing of the concurrent Mandatory Convertible Preferred Shares offering (nor is the completion of the concurrent Mandatory Convertible Preferred Shares offering contingent on the closing of this offering) or the completion of such acquisitions, which, if completed, will occur subsequent to the closing of this offering.

Our ADSs are listed on the New York Stock Exchange (the “NYSE”) under the symbol “TEVA.” On December 2, 2015, the last reported sale price of our ADSs on the NYSE was $63.12 per share.

Investing in the ADSs involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$62.50	$3,375,000,000
Underwriting discount	$1.5625	$84,375,000
Proceeds to issuer (before expenses)	$60.9375	$3,290,625,000

We have granted the underwriters the option to purchase up to an additional 5,400,000 ADSs from us solely to cover overallotments, if any, at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. See the section entitled “Underwriting” beginning on page S-56 of this prospectus supplement.

The underwriters expect to deliver the ADSs to purchasers on or about December 8, 2015.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Citigroup	Morgan Stanley

BNP PARIBAS	Credit Suisse	HSBC
Mizuho Securities	RBC Capital Markets	SMBC Nikko

The date of this prospectus supplement is December 2, 2015.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the ADSs offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

This prospectus supplement and accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (iii) high net worth entities, and other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any ADSs may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of ADSs in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under Article 3, paragraph 2 of the Prospectus Directive from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in that Relevant Member State of ADSs which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the issuer or any of the managers to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither the issuer nor the managers have authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for the issuer or the managers to publish a prospectus for such offer. The expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

In connection with the issue of the ADSs, the joint book-running managers (or persons acting on behalf of any of the joint book-running managers) may over-allot ADSs or effect transactions with a view to supporting the market price of the ADSs at a level higher than that which might otherwise prevail. However, there is no assurance that the joint book-running managers (or persons acting on behalf of a joint book-running manager) will undertake stabilization action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the relevant joint book-running managers (or persons acting on behalf of any joint book-running manager) in accordance with all applicable laws and rules.

i

Prospectus Supplement

Prospectus

ii

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This is not intended to be a complete description of the matters covered in this prospectus supplement and the accompanying prospectus and is subject to, and qualified in its entirety by reference to, the more detailed information and financial statements (including the notes thereto) included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, all references to the “Company,” “we,” “us,” “our” or “Teva” refer to Teva Pharmaceutical Industries Limited and its subsidiaries. All references to the “accompanying prospectus” are to the prospectus dated November 30, 2015. Except as otherwise stated herein, we assume no exercise of the underwriters’ option to purchase up to an additional 5,400,000 ADSs.

The Company

We are a global pharmaceutical company, committed to increasing access to high-quality healthcare by developing, producing and marketing affordable generic medicines and a focused portfolio of specialty medicines. We operate in pharmaceutical markets worldwide, with major operations in the United States, Europe and other markets. As the world’s leading generic medicines company with a strong specialty medicines portfolio, we are strategically positioned to benefit from ongoing changes in the global healthcare environment.

We seek to address unmet patient needs while capitalizing on evolving market, economic and legislative dynamics in global healthcare. These dynamics include the aging population, increased spending on pharmaceuticals in emerging markets, economic pressure on governments and private payors to provide accessible healthcare solutions, legislative and regulatory reforms, an increase in patient awareness and the growing importance of over-the-counter (“OTC”) medicines.

We believe that our dedicated leadership and employees, world-leading generics expertise and portfolio, focused specialty portfolio, OTC joint venture with The Procter & Gamble Company, active pharmaceutical ingredient production capability, integrated R&D capabilities and global infrastructure and scale position us to take advantage of opportunities created by these dynamics.

In addition to the Actavis Generics acquisition described below, we expect to separately pay $2.3 billion in cash upon the closing of our pending acquisition of Representaciones e Investigaciones Médicas, S.A. de C.V. (“Rimsa”). We expect to fund the Rimsa acquisition through available cash, borrowings under our credit facilities, the net proceeds of this offering and the concurrent Mandatory Convertible Preferred Shares offering and/or the debt financings described below.

Segments

We operate our business in two segments:

•

Generic medicines, which include chemical and therapeutic equivalents of originator medicines in a variety of dosage forms, including tablets, capsules, injectables, inhalants, liquids, ointments and creams. We are the leading generic drug company in the United States and Europe, and we have a significant or growing presence in our Rest of the World markets. We are also one of the world’s leading manufacturers of active pharmaceutical ingredients.

•

Specialty medicines, which include several franchises, most significantly our core therapeutic areas of central nervous system medicines such as Copaxone ®, Azilect ® and Nuvigil ® and of respiratory medicines such as ProAir ® HFA and QVAR ®. Our specialty medicines segment includes other therapeutic areas, such as oncology, women’s health and selected other areas.

In addition to these two segments, we have other activities, primarily PGT Healthcare, our OTC joint venture with The Procter & Gamble Company.

Actavis Generics Acquisition

On July 26, 2015, we entered into a definitive agreement with Allergan plc to acquire its worldwide generic pharmaceuticals business and certain other assets, which we refer to as “Actavis Generics.” We will pay total consideration consisting of $33.75 billion in cash and approximately 100 million Teva shares, which represented $6.75 billion in value, based on the previously-agreed price of approximately $67.30 per share. Closing of the transaction is subject to certain conditions, including relevant regulatory approvals. Subject to satisfaction of the closing conditions, we expect the acquisition to close in the first quarter of 2016. Following consummation of the acquisition, our generics segment is expected to make up a much larger percentage of our revenues. Further information about the Actavis Generics acquisition, including a copy of the Master Purchase Agreement, is contained in a Report of Foreign Private Issuer on Form 6-K filed by us with the U.S. Securities and Exchange Commission (the “SEC”) on July 28, 2015.

We expect to finance the $33.75 billion cash consideration for the Actavis Generics acquisition, together with related fees and expenses, through a combination of new equity (including the issuance and sale of Mandatory Convertible Preferred Shares in the concurrent Mandatory Convertible Preferred Shares offering described below and of ADSs in the offering contemplated hereby) and the proposed debt financings described below.

Actavis Generics

Actavis Generics includes, with certain exceptions, Allergan’s U.S. and international generic commercial units, third-party supplier Medis, global generic manufacturing operations, global generic research and development (“R&D”) unit, international OTC commercial unit (excluding OTC eye care products) and some mature international brands. Actavis Generics has operations in more than 60 countries, with the United States representing more than half of the revenues of the business in 2014 and for the nine months ended September 30, 2015. Its other major markets include the United Kingdom, Russia and Poland. As of September 30, 2015, Actavis Generics marketed over 275 generic pharmaceutical product families in the U.S.

Actavis Generics’ growth strategy has focused on (i) internal development of differentiated and high-demand products, including challenging patents associated with these products, (ii) establishment of strategic alliances and collaborations and (iii) acquisitions of complementary products and companies. Actavis Generics also develops and out-licenses generic pharmaceutical products through its Medis third party business.

Actavis Generics sells generic pharmaceutical products primarily to drug wholesalers, retailers and distributors, including national retail drug and food store chains, hospitals, clinics, mail order retailers, government agencies and managed healthcare providers such as health maintenance organizations and other institutions.

Actavis Generics has devoted significant resources to research and development. It conducts its R&D activities through a network of more than 20 global R&D centers, the majority of which are being acquired by Teva. As a result of these activities, Actavis Generics had a pipeline of more than 200 Abbreviated New Drug Applications (“ANDAs”) on file in the United States as of December 31, 2014.

The special purpose combined financial statements and other information relating to Actavis Generics are included in a Report of Foreign Private Issuer on Form 6-K filed by us with the SEC on November 30, 2015.

Strategic Rationale

The acquisition will combine two generics businesses with complementary strengths, brands and cultures, creating a leading product portfolio and pipeline. The resulting product portfolio will be complemented by a significantly expanded and more efficient global footprint, including strengthened operations, sales and R&D platforms in attractive markets around the world. Teva will seek to leverage this expanded generics pipeline, R&D capabilities, operational network, supply chain, global commercial deployment and infrastructure to achieve greater efficiencies across the healthcare system and provide patients and consumers worldwide with better access to high quality affordable medicines.

In acquiring Actavis Generics, Teva seeks to create a dynamic generics and specialty pharmaceutical company that integrates and leverages our combined expertise to develop innovative products. Teva will continue to seek to develop high-value medicines, with an emphasis on complex and branded generics, focused on the needs of patients and the people who care for them. In particular, Teva believes that the acquisition, when and if consummated, will:

•

Provide Substantial Financial Benefits. The transaction is expected to provide substantial financial benefits for Teva, including more highly diversified revenues and profits, and substantial cost synergies and tax savings. Actavis Generics had net revenues and total direct expenses of $6,374.0 million and $5,441.3 million, respectively, in the year ended December 31, 2014, and $4,637.5 million and $3,988.5 million, respectively, in the nine months ended September 30, 2015. In addition, Teva expects to achieve substantial cost synergies and tax savings due to increased efficiencies in operations, G&A, manufacturing, and sales and marketing.

•

Create Leading Generics Portfolio and Pipeline. Following the acquisition (without giving effect to possible required divestitures), Teva will have an enhanced portfolio of generic products and an attractive pipeline of approximately 320 pending ANDAs in the United States, including approximately 110 exclusive U.S. “first-to-file” pending ANDAs (including shared exclusivities).

•

Enhance R&D Capabilities and Technology. Following the acquisition, Teva will have what it believes will be among the most advanced R&D capabilities in the generics industry. These capabilities will enhance Teva’s ability to develop and offer a portfolio of complex and differentiated generic products.

•

Bolster Specialty Development Pipeline. Teva further expects to leverage these enhanced R&D capabilities with its expertise in its core specialty therapeutic areas to develop novel products based on known molecules, thereby expanding its specialty product portfolio.

•

Expand Global Commercial Reach. Through the acquisition, Teva will have a commercial presence across 100 markets, including a leading position in over 40 markets, positioning Teva to significantly enhance the global scale and efficiency of its sales and R&D platforms.

We caution you that the acquisition may not be consummated and, even if consummated, we may not realize the anticipated benefits of the acquisition. See “Risk Factors – Risks Related to the Actavis Generics Acquisition.” Additionally, Allergan Generics’ business is subject to risks similar to those described in the risk factors that are incorporated herein by reference, and the combined business will continue to be subject to risks including ongoing consolidation of the pharmaceutical industry customer base.

Financing Transactions

In addition to this offering, we expect to obtain or otherwise incur additional financing for the Actavis Generics acquisition as described below.

Mandatory Convertible Preferred Shares Offering

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 3,375,000 of our Mandatory Convertible Preferred Shares, plus up to 337,500 additional Mandatory Convertible Preferred Shares that the underwriters of such offering have the option to purchase from us solely to cover overallotments, if any, at the public offering price of $1,000.00 per share, less underwriting discounts and commissions. For a description of certain of the terms of our Mandatory Convertible Preferred Shares, see “Description of Mandatory Convertible Preferred Shares” in the accompanying prospectus. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy the securities being offered in such concurrent Mandatory Convertible Preferred Shares offering.

Debt Financings

Subsequent to this offering and, if completed, the concurrent Mandatory Convertible Preferred Shares offering, we expect to offer approximately $22 billion aggregate principal amount of notes. The proceeds of such offering, together with borrowings under our new $5 billion term loan facility (consisting of a tranche of three-year senior unsecured term loans in an aggregate principal amount of $2.5 billion and a tranche of five-year senior unsecured term loans in an original aggregate principal amount of $2.5 billion), are expected to fund the balance of the purchase price for the Actavis Generics acquisition, and related fees and expenses. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any notes that may be offered or sold in the proposed notes offerings. Further information about our term loan facility, including a copy of the term loan agreement, is contained in a Report of Foreign Private Issuer on Form 6-K filed by us with the SEC on November 18, 2015. In addition, we may incur additional debt in connection with the Rimsa acquisition.

If and to the extent the ADSs offered hereby, the Mandatory Convertible Preferred Shares being offered in the concurrent Mandatory Convertible Preferred Shares offering or the proposed notes are not issued and sold (or are issued in lesser amounts), we will borrow up to $28.75 billion under our 364-day senior unsecured bridge facilities and pursuant to our equity bridge commitment letter. Further information about our bridge loan facilities and our equity bridge commitment letter, including copies of related agreements, is contained in Reports of Foreign Private Issuer on Form 6-K filed by us with the SEC on August 3, 2015, September 29, 2015 and November 18, 2015.

Completion of this offering is not contingent upon (1) the closing of the Mandatory Convertible Preferred Shares offering, (2) the closing of the proposed notes offerings or bank financings or (3) the completion of the Actavis Generics acquisition. Accordingly, even if the acquisition or the other financing transactions do not occur, the ADSs sold in this offering (together with the underlying ordinary shares) will remain outstanding.

We cannot assure you that we will complete the Actavis Generics acquisition or any of the other financing transactions on the terms contemplated by this prospectus supplement or at all.

After the closing of the acquisition, if completed, we may also replenish our cash or repay any borrowings made in connection with the acquisition with the proceeds of additional financings.

Teva was incorporated in Israel on February 13, 1944, and is the successor to a number of Israeli corporations, the oldest of which was established in 1901. Our executive offices are located at 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, and our telephone number is +972-3-926-7267.

The Offering

The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and the accompanying prospectus and the information included or incorporated and deemed to be incorporated by reference herein and therein, including the section entitled “Risk Factors” included in this prospectus supplement, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2014, as updated by our subsequent filings incorporated in this prospectus supplement by reference, and the consolidated financial statements and the accompanying notes, and pro forma financial information, incorporated by reference in this prospectus supplement, before making an investment decision. As used in this section, “we,” “our” and “us” refer only to Teva Pharmaceutical Industries Limited and not to its consolidated subsidiaries.

Issuer	Teva Pharmaceutical Industries Limited.

Securities Offered	54,000,000 of our American Depositary Shares, each representing one ordinary share, nominal (par) value NIS 0.10 per share.

Approximate Number of Ordinary Shares to be Outstanding after this Offering	1,015 million ordinary shares, including 783 million ordinary shares represented by ADSs.(1)

Public Offering Price	$62.50 per ADS.

Overallotment Option	We have granted the underwriters the option to purchase up to an additional 5,400,000 ADSs from us solely to cover overallotments, if any, at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

The ADSs	Each ADS represents one ordinary share of Teva deposited with the custodian. ADSs may be issued in uncertificated form or may be evidenced by an American Depositary Receipt, or ADR. ADRs evidencing a specified number of ADSs are issuable by the depositary pursuant to the deposit agreement. The deposit agreement governs the terms of the ADSs and ADRs.

You may surrender your ADSs to the depositary to withdraw the ordinary shares underlying your ADSs, except in limited circumstances during which such surrender and withdrawal rights may be temporarily suspended by the depositary or Teva. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without your consent. Any amendment that imposes or increases fees or charges (other than taxes or other governmental charges, registration fees, or certain administrative expenses) or which otherwise prejudices any substantial existing right you have as an ADS holder will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus supplement entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus supplement and the accompanying prospectus.

New York Stock Exchange Symbol for ADSs	TEVA.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $3.29 billion (or approximately $3.62 billion if the underwriters exercise their overallotment option in full).

We expect to use the net proceeds of this offering, together with the net proceeds of the concurrent Mandatory Convertible Preferred Shares offering and the proposed debt financings, to finance the cash consideration portion of the purchase price for the Actavis Generics acquisition and related fees and expenses, to finance our pending Rimsa acquisition and/or otherwise for general corporate purposes. In the event that we do not consummate the Actavis Generics acquisition and the Rimsa acquisition for any reason, then we expect to use the net proceeds from this offering for general corporate purposes.

United States Federal Income Tax Considerations	The material United States federal income tax consequences of purchasing, owning and disposing of the ADSs are described in “United States Federal Income Tax Considerations.”

Israeli Tax Considerations	The material Israeli tax consequences of purchasing, owning and disposing of the ADSs are described in “Israeli Tax Considerations.”

Concurrent Mandatory Convertible Preferred Shares Offering	Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 3,375,000 shares of our 7.00% Mandatory Convertible Preferred Shares, plus up to an additional 337,500 of our Mandatory Convertible Preferred Shares that the underwriters of such offering have the option to purchase from us solely to cover overallotments, if any, at a public offering price of $1,000.00 per Mandatory Convertible Preferred Share. The proceeds of such offering are expected to also be used to finance the Actavis Generics acquisition or otherwise for general corporate purposes. For a description of the Mandatory Convertible Preferred Shares, see “Description of Mandatory Convertible Preferred Shares” in the accompanying prospectus.

Depositary	JPMorgan Chase Bank, N.A.

Payment and Settlement	The ADSs are expected to be delivered against payment on December 8, 2015. The ADSs will be registered in the name of a nominee of Depository Trust Company (“DTC”) in New York, New York. In general, beneficial ownership interests in the ADSs will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

(1)	Immediately after the completion of this offering, in addition to the Mandatory Convertible Preferred Shares offered in the concurrent Mandatory Convertible Preferred Shares offering, we will have approximately 1,015 million of our ordinary shares (including ADSs representing ordinary shares) issued and outstanding, excluding:

•	5,400,000 of our ADSs issuable upon the exercise of the underwriters’ overallotment option in this offering;

•	the issuance of approximately 100 million ordinary shares (or ADSs with respect thereto) to pay the aggregate stock consideration portion of the Actavis Generics acquisition;

•

the issuance, upon conversion of the Mandatory Convertible Preferred Shares, of a number of our ADSs equal to up to the product of (i) the number of Mandatory Convertible Preferred Shares offered in the concurrent Mandatory Convertible Preferred Shares offering, multiplied by (ii) the maximum conversion rate (as defined in the accompanying prospectus), together with any ADSs issued in respect of accrued and unpaid dividends, as well as applicable make-whole amounts, upon conversion of the Mandatory Convertible Preferred Shares;

•	an aggregate of approximately 30 million of our ordinary shares (or ADSs with respect thereto) reserved for issuance under our various share compensation plans as of September 30, 2015; and

•	an aggregate of approximately 3.8 million of our ordinary shares (or ADSs with respect thereto) issuable upon conversion of our outstanding convertible debentures.

Risk Factors

See “Risk Factors” beginning on page S-10 of this prospectus supplement for a discussion of factors to which you should refer and carefully consider prior to making an investment in the ADSs.

Summary Selected Historical and Pro Forma Financial Data of Teva

The following summary selected operating data of Teva for each of the years in the three-year period ended December 31, 2014 and summary selected balance sheet data at December 31, 2014 and 2013 are derived from Teva’s audited consolidated financial statements and related notes incorporated by reference into this prospectus supplement, which have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. The summary selected operating data for each of the years in the two-year period ended December 31, 2011 and summary selected balance sheet data at December 31, 2012, 2011 and 2010 are derived from other audited consolidated financial statements of Teva, which have been prepared in accordance with U.S. GAAP.

The unaudited pro forma financial information of Teva is based upon the historical financial statements of Teva and the special purpose combined statements of net assets acquired and revenues and direct expenses of Actavis Generics for the year ended December 31, 2014 and the nine month period ended September 30, 2015, each of which are incorporated by reference herein, adjusted to give effect to the Actavis Generics acquisition and related financing, as described under “Unaudited Pro Forma Condensed Combined Financial Statements” included in this prospectus supplement.

The summary selected unaudited financial data of Teva as of and for each of the nine-month periods ended September 30, 2015 and 2014 are derived from unaudited consolidated financial statements incorporated by reference into this prospectus supplement. Such financial statements include, in Teva’s opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited periods. You should not rely on these interim results as being indicative of results Teva may expect for the full year or any other interim period. Comparability of data across the periods set forth below is affected by acquisitions that occurred during those periods.

The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Teva, and you should read the summary selected historical financial data together with Teva’s audited and unaudited consolidated financial statements and related notes and “Operating and Financial Review and Prospects” included in Teva’s Annual Report on Form 20-F for the year ended December 31, 2014 and Reports of Foreign Private Issuer on Form 6-K incorporated into this prospectus supplement by reference. See the section entitled “Where You Can Find More Information” for information on where you can obtain copies of these documents.

Operating Data

	For the nine months ended September 30,			For the year ended December 31,
	2015	2015	2014	Pro forma 2014	2014	2013	2012	2011	2010
	Pro forma	(unaudited)
	U.S. dollars in millions (except per share and share amounts)
Net revenues	19,051	14,771	15,104	26,160	20,272	20,314	20,317	18,312	16,121
Cost of sales	9,700	6,262	6,937	13,865	9,216	9,607	9,665	8,797	7,056

Gross profit	9,351	8,509	8,167	12,295	11,056	10,707	10,652	9,515	9,065
Research and development expenses	1,401	1,079	1,109	1,966	1,488	1,427	1,356	1,095	951
Selling and marketing expenses	2,981	2,562	2,855	4,504	3,861	4,080	3,879	3,478	2,968
General and administrative expenses	1,346	948	897	1,741	1,217	1,239	1,238	932	865
Legal settlements, loss contingencies, impairments, restructuring and others	1,669	1,499	297	650	539	2,312	1,974	901	410

Operating income	1,954	2,421	3,009	3,434	3,951	1,649	2,205	3,109	3,871
Financial expenses—net	1,239	930	243	614	313	399	386	153	225

Income before income taxes	715	1,491	2,766	2,820	3,638	1,250	1,819	2,956	3,646
Income taxes	231	385	405	428	591	(43)	(137)	127	283
Share in losses of associated companies—net	7	7	13	5	5	40	46	61	24

Net income	477	1,099	2,348	2,387	3,042	1,253	1,910	2,768	3,339
Net income (loss) attributable to non-controlling interests	11	11	(20)	(13)	(13)	(16)	(53)	9	8

Net income attributable to Teva	466	1,088	2,368	2,400	3,055	1,269	1,963	2,759	3,331

Earnings per share attributable to Teva:
—Basic ($)	0.44	1.28	2.78	2.26	3.58	1.49	2.25	3.10	3.72

—Diluted ($)	0.44	1.26	2.76	2.25	3.56	1.49	2.25	3.09	3.67

Weighted average number of shares (in millions):
—Basic	1,060	851	852	1,062	853	849	872	890	896

—Diluted	1,069	860	857	1,067	858	850	873	893	921

Balance Sheet Data

	As of September 30, 2015		As of December 31,
			2014	2013	2012	2011	2010
	Pro forma	(unaudited)
	U.S. dollars in millions
Financial assets (cash, cash equivalents and marketable securities)	1,731	2,042	2,601	1,245	3,089	1,748	1,549
Working capital (operating assets minus liabilities)	3,793	742	1,642	2,493	3,589	3,937	3,835
Total assets	98,888	48,625	46,420	47,508	50,609	50,142	38,152
Short-term debt and current maturities of long term liabilities	24,398	2,148	1,761	1,804	3,006	4,280	2,771
Long-term debt, net of current maturities	14,266	9,516	8,566	10,387	11,712	10,236	4,110

Total debt	38,664	11,664	10,327	12,191	14,718	14,516	6,881
Total equity	35,595	22,900	23,355	22,636	22,867	22,343	22,002

RISK FACTORS

Before you invest in the ADSs, you should carefully consider the risks involved. Accordingly, you should carefully consider the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors listed below and in the accompanying prospectus. See also “Forward-Looking Statements.”

Risks Related to Our Business

Investment in our securities involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2014, our Reports of Foreign Private Issuer on Form 6-K that are incorporated herein by reference and any future filings made by Teva pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering as well as the risk factors below.

Risks Related to the Actavis Generics Acquisition

If the Actavis Generics acquisition is consummated, generics will be a significantly larger component of our business.

For the nine months ended September 30, 2015, our generics segment represented approximately 46% of our revenues. Following the consummation of the Actavis Generics acquisition, generics will comprise a significantly larger component of our business, expected to be approximately 60% of our revenues. Accordingly, we will be increasingly subject to the risks associated with that business.

Teva may fail to realize all of the anticipated benefits of the Actavis Generics acquisition or those benefits may take longer to realize than expected. Teva may also encounter significant difficulties in integrating Actavis Generics.

The ability of Teva to realize the anticipated benefits of the Actavis Generics acquisition will depend, to a large extent, on Teva’s ability to integrate the Actavis Generics business. The combination of two independent businesses is a complex, costly and time-consuming process. As a result, Teva and Actavis Generics will be required to devote significant management attention and resources prior to closing to prepare for integrating, and Teva will be required to devote significant management attention and resources post-closing to integrate, the business practices and operations of Teva and Actavis Generics. The integration process may disrupt the businesses and, if implemented ineffectively, would restrict the realization of the full expected benefits. The failure to meet the challenges involved in integrating the two businesses and to realize the anticipated benefits of the transactions could cause an interruption of, or a loss of momentum in, the activities of the combined businesses and could adversely affect the results of operations of the combined businesses.

In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. The difficulties of combining the operations of the companies include, among others:

•	the diversion of management’s attention to integration matters;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the combination;

•	difficulties in the integration of operations and systems;

•	conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures between the two companies;

•	difficulties in the assimilation of employees;

•	difficulties in managing the expanded operations of a significantly larger and more complex company;

•	challenges in keeping existing customers and obtaining new customers;

•	challenges in attracting and retaining key personnel; and

•	coordinating a geographically dispersed organization.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact the business, financial condition and results of operations of the combined company. In addition, even if the operations of the businesses of Teva and Actavis Generics are integrated successfully, the full benefits of the transactions and other pending acquisitions (such as the Rimsa acquisition) may not be realized, including the synergies, cost savings or sales or growth opportunities that are expected. These benefits may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration of the businesses of Teva and Actavis Generics. All of these factors could cause dilution to the earnings per share of Teva, decrease or delay the expected accretive effect of the transactions, and negatively impact the price of the Mandatory Convertible Preferred Shares or our ADSs. As a result, it cannot be assured that the Actavis Generics acquisition will result in the realization of the full benefits anticipated from such transaction.

If the Actavis Generics acquisition is consummated, Teva will incur a substantial amount of debt to finance the aggregate cash consideration portion and certain other amounts to be paid in connection with the acquisition, which will increase its expenses and could adversely affect Teva’s business, including by restricting its ability to engage in additional transactions or incur additional indebtedness or resulting in a downgrade or other adverse action with respect to Teva’s credit rating.

In connection with the Actavis Generics acquisition, Teva expects that one or more of its subsidiaries will borrow approximately $27 billion through various debt financings that it will guarantee. Following the completion of the acquisition, on a pro forma basis, giving effect to the incurrence of debt, the consolidated debt of Teva would have been approximately $38.7 billion as of September 30, 2015. As a result, Teva’s borrowing costs will increase significantly.

This substantial level of debt could have important consequences to Teva’s business, including, but not limited to:

•	reducing the benefits Teva expects to receive from the Actavis Generics acquisition;

•	making it more difficult for Teva to satisfy its obligations;

•	limiting Teva’s ability to borrow additional funds and increasing the cost of any such borrowing;

•	increasing Teva’s vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;

•	limiting Teva’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

•	placing Teva at a competitive disadvantage as compared to its competitors, to the extent that they are not as highly leveraged; and

•	restricting Teva from pursuing certain business opportunities.

Teva’s credit ratings impact the cost and availability of future borrowings and, accordingly, Teva’s cost of capital. Teva’s ratings at any time will reflect each rating organization’s then opinion of Teva’s financial strength, operating performance and ability to meet its debt obligations. Following the announcement of the Actavis Generics acquisition, Standard and Poor’s Financial Services LLC and Moody’s Investor Service, Inc. downgraded Teva’s ratings to BBB+ and Baa1, respectively, and expect to further downgrade Teva’s ratings in connection with the consummation of the acquisition to BBB and Baa2, respectively. Any reduction in Teva’s credit ratings may limit Teva’s ability to borrow at interest rates consistent with the interest rates that have been available to Teva prior to the acquisition. If Teva’s credit ratings are downgraded or put on watch for a potential downgrade, Teva may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if Teva’s current credit ratings are maintained.

Teva expects that, for a period of time following the consummation of the Actavis Generics acquisition, Teva will have significantly less cash on hand than the pro forma cash on hand of the combined businesses prior to the closing. This reduced amount of cash could adversely affect Teva’s ability to grow.

Teva is expected to have, for a period of time following the consummation of the Actavis Generics acquisition, significantly less cash and cash equivalents on hand than the approximately $928 million of cash and cash equivalents that Teva had as of September 30, 2015. On a pro forma basis, giving effect to the Actavis Generics acquisition as if it had been consummated on September 30, 2015, Teva would have had $617 million of cash and cash equivalents. Although the management of Teva believes that it will have access to cash sufficient to meet Teva’s business objectives and capital needs, the lessened availability of cash and cash equivalents for a period of time following the consummation of the Actavis Generics acquisition could constrain Teva’s ability to grow its business. Teva’s more leveraged financial position following the Actavis Generics acquisition could also make it vulnerable to general economic downturns and industry conditions, and place it at a competitive disadvantage relative to its competitors that have more cash at their disposal. In the event that Teva does not have adequate capital to maintain or develop its business, additional capital may not be available to Teva on a timely basis, on favorable terms, or at all.

The purchase agreement for the Actavis Generics acquisition may be terminated in accordance with its terms and the Actavis Generics acquisition may not be completed.

The purchase agreement for the Actavis Generics acquisition contains a number of conditions that must be fulfilled to complete the acquisition. Those conditions primarily consist of U.S. and European Union antitrust approvals and other customary conditions, including, among others, (i) the accuracy of representations and warranties and compliance with covenants and (ii) the absence of any material adverse effect with respect to Actavis Generics or Teva. The purchase agreement contains certain customary termination rights, including, among others, the right of either party to terminate the purchase agreement if the closing has not occurred by July 26, 2016, which date may be extended by up to an additional three months in certain circumstances.

While we intend to use the proceeds of this offering to fund the Actavis Generics acquisition, this offering is not contingent on the completion of the Actavis Generics acquisition. If the Actavis Generics acquisition is not consummated, holders of the Mandatory Convertible Preferred Shares will be exposed to the risks faced by the Company’s existing business without any of the potential benefits from the Actavis Generics acquisition. In these circumstances, such holders will also be relying on the judgment of our management and board of directors with regard to the use of the proceeds from this offering, and will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. In these circumstances it is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us or our securityholders. In addition, if the purchase agreement is terminated in specified circumstances, certain termination fees become payable.

Teva and Allergan must obtain governmental and regulatory consents to consummate the Actavis Generics acquisition, which if delayed or not granted or granted with unacceptable conditions, may prevent, delay or jeopardize the consummation of the transaction, result in additional expenditures of money and resources and/or reduce the anticipated benefits of the transaction.

Consummation of the Actavis Generics acquisition will require approval by certain governmental and regulatory authorities, including those required under the antitrust and competition laws of those in the U.S., the European Union and certain other foreign countries and authorities. The governmental agencies with which the parties will make these filings and seek certain of these approvals and consents have broad discretion in administering the governing regulations. Teva can provide no assurance that all required approvals and consents will be obtained. Moreover, as a condition to their approval of the transaction, certain governmental agencies may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of the business of the combined company after the closing of the acquisition. Any one of these requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the effective time of the acquisition or materially reduce the anticipated benefits of the transaction. If the parties to the transaction agree to any material requirements, limitations, costs, divestitures or restrictions in order to obtain any approvals or clearances required to consummate the acquisition, these requirements, limitations, costs, divestitures or restrictions could adversely affect Teva’s ability to integrate Actavis Generics with its operations and/or reduce or eliminate the anticipated benefits of the transaction. This could result in a failure to consummate the transactions or have a material adverse effect on the business and results of operations of the combined company. In addition, if the purchase agreement is terminated under certain circumstances by Allergan or Teva due to failure to obtain necessary antitrust approvals, then Teva must pay Allergan $1 billion.

The actual financial positions and results of operations of Teva and Actavis Generics may differ materially from the unaudited pro forma financial data included in this prospectus supplement.

The pro forma financial information contained in this prospectus supplement is presented for illustrative purposes only and may not be an indication of what Teva’s financial position or results of operations would have been had the transactions been completed on the dates indicated. The pro forma financial information has been derived from the audited and unaudited historical financial statements of Teva, and Actavis Generics and certain adjustments and assumptions have been made regarding the combined businesses after giving effect to the transactions. The assets and liabilities of Actavis Generics have been measured at fair value based on various preliminary estimates using assumptions that Teva’s management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect Teva’s financial condition or results of operations following the closing. Any potential decline in Teva’s financial condition or results of operations may cause significant variations in Teva’s share price.

Teva will incur direct and indirect costs as a result of the Actavis Generics acquisition.

Teva will incur substantial expenses in connection with and as a result of completing the Actavis Generics acquisition and, over a period of time following the completion of the Actavis Generics acquisition, Teva further expects to incur substantial expenses in connection with coordinating the businesses, operations, policies and procedures of Teva and Actavis Generics. While Teva has assumed that a certain level of transaction expenses will be incurred, factors beyond Teva’s control could affect the total amount or the timing of these expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately.

Risks Related to the Ordinary Shares Underlying the ADSs

Our ability to declare and pay dividends on our ordinary shares, including those underlying the ADSs, may be limited.

Our declaration and payment of dividends on our ordinary shares (including those underlying the ADSs) in the future will be determined by our board of directors (or, to the extent permissible under the Articles and applicable law, an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity and other factors. The agreements governing any of our and our subsidiaries’ existing or future indebtedness may limit our ability to declare and pay dividends on our ordinary shares (including those underlying the ADSs). In the event that the agreements governing any such indebtedness restrict our ability to declare and pay dividends in cash on our ordinary shares (including those underlying the ADSs), we may be unable to declare and pay dividends in cash on our ordinary shares (including those underlying the ADSs) unless we can repay or refinance the amounts outstanding under such agreements.

Under Israeli law, we may declare and pay a dividend only if, upon the reasonable determination of our board of directors, the distribution will not prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Israeli Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings accumulated over the two most recent years according to our then last adjusted, reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have accumulated earnings legally available for distribution, as defined in the Israeli Companies Law, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Our ordinary shares (including those underlying the ADSs) will rank junior to the Mandatory Convertible Preferred Shares with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding up.

Our ordinary shares (including those underlying the ADSs) will rank junior to the Mandatory Convertible Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding up. This means that, unless full cumulative dividends have been paid or set aside for payment on all outstanding Mandatory Convertible Preferred Shares for all accrued dividend periods, no dividends may be declared or paid on our ordinary shares (including those underlying the ADSs). Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding up, no distribution of our assets may be made to holders of our ordinary shares (or ADSs representing them) until we have paid to holders of the Mandatory Convertible Preferred Shares a liquidation preference equal to $1,000 per share plus accrued and unpaid dividends.

Our ordinary shares (including those underlying the ADSs) will rank junior to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on our ordinary shares (including those underlying the ADSs) only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of our ADSs and our ordinary shares then outstanding. As of September 30, 2015, we had a total of approximately $11.7 billion of outstanding debt and, on an as-adjusted basis after giving effect to the Actavis Generics acquisition (but not the Rimsa acquisition) and the proposed debt financings, would have had approximately $38.7 billion of outstanding debt. We have the ability to, and may incur, additional debt in the future.

The Israeli withholding rate on dividend distributions is uncertain and may vary from distribution to distribution.

The rate of withholding taxes under Israeli law applicable to dividend payments with respect to our ADSs depends on the profits out of which Teva chooses to make the payments. Accordingly, withholding on dividend distributions could be imposed generally at a rate of 15%, 20% or 25%, or a blended rate between 15% and 25%, unless the shareholder is or was a substantial shareholder, as defined under Israeli law. See “Israeli Tax Considerations—Israeli Taxation Applicable to Holders of ADSs—Capital Gains and Income Taxes Applicable to Israeli Resident Shareholders” and “Withholding Taxes on Dividends Distributed by Teva to Non-Israeli Residents.” Holders should consult their tax advisors regarding the availability of the foreign tax credit under the holder’s particular circumstances and the requirements for claiming such credit.

Certain rights of the holders of the Mandatory Convertible Preferred Shares and certain contractual and statutory provisions could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, could reduce the ability of our ordinary shares (including those underlying our ADSs) to benefit from any such takeover or takeover attempt.

Certain rights of the holders of the Mandatory Convertible Preferred Shares could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to December 15, 2018, holders of the Mandatory Convertible Preferred Shares may have the right to convert their Mandatory Convertible Preferred Shares, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Shares. See “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” in the accompanying prospectus. These features of the Mandatory Convertible Preferred Shares could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

The price of our ADSs may be volatile.

The market price of our ADSs may be influenced by many factors, some of which are beyond our control, including those described in or incorporated by reference in this “Risk Factors” section and the following:

•	the factors described below under the heading “Forward-Looking Statements;”

•	actual or anticipated fluctuations in our operating results or our competitors’ operating results;

•	announcements by us or our competitors of new products, capacity changes, significant contracts, acquisitions or strategic investments;

•	our growth rate and our competitors’ growth rates;

•	the financial market and general economic conditions;

•	changes in stock market analyst recommendations regarding us, our competitors or the pharmaceutical industry generally, or lack of analyst coverage of our ADSs;

•	sales of our ADSs or ordinary shares by our executive officers, directors and significant shareholders or any sales of substantial amounts of our ADSs or ordinary shares;

•	developments indicating the Actavis Generics acquisition will or will not occur;

•	changes in accounting principles; and

•	changes in tax laws and regulations.

Sales of substantial amounts of our ADSs or ordinary shares in the public market, or the perception that these sales may occur, could cause the market price of our ADSs to decline.

Sales of substantial amounts of our ordinary shares (or ADSs with respect thereto) in the public market, including the approximately 100 million of our ordinary shares (or ADSs with respect thereto) being issued to pay the stock consideration portion of the Actavis Generics acquisition, or the perception that these sales may occur, or the conversion of the Mandatory Convertible Preferred Shares or the payment of dividends on the Mandatory Convertible Preferred Shares in the form of our ADSs, or the perception that such conversions or dividends could occur, could cause the market price of our ADSs to decline. This could also impair our ability to raise additional capital through the sale of our equity securities.

The availability of our ADSs for sale in the future could reduce the market price of our ADSs.

In the future we may issue additional securities to raise capital. We may also acquire interests in other companies using our ADSs or ordinary shares or a combination of cash and our ADSs or ordinary shares. We may also issue securities convertible into our ADSs or ordinary shares in addition to the Mandatory Convertible Preferred Shares offered in the concurrent Mandatory Convertible Preferred Shares offering. Any of these events may dilute your ownership interest in us and have an adverse impact on the price of our ADSs.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus supplement contain or incorporate by reference some forward-looking statements. Forward-looking statements describe our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

•	our business strategy;

•	the anticipated results of acquisitions, including our pending Actavis Generics and Rimsa acquisitions;

•	the development and launch of our products, including product approvals and results of clinical trials;

•	projected markets and market size;

•	anticipated results of litigation and regulatory proceedings;

•	our projected revenues, market share, expenses, net income margins and capital expenditures; and

•	our liquidity.

This prospectus supplement contains or incorporates by reference forward-looking statements, which express the current beliefs and expectations of management and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to: our ability to develop and commercialize additional pharmaceutical products; competition for our specialty products, especially Copaxone® (including competition from orally-administered alternatives, as well as from generic equivalents such as the recently launched Sandoz product) and our ability to continue to migrate users to our 40 mg/mL version and maintain patients on that version; our ability to identify and successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions (such as our pending Actavis Generics and Rimsa acquisitions); the possibility of material fines, penalties and other sanctions and other adverse consequences arising out of our ongoing FCPA investigations and related matters; our ability to achieve expected results from the research and development efforts invested in our pipeline of specialty and other products; our ability to reduce operating expenses to the extent and during the timeframe intended by our cost reduction program; the extent to which any manufacturing or quality control problems damage our reputation for high quality production and require costly remediation; increased government scrutiny in both the U.S. and Europe of our patent settlement agreements, confidentiality agreements and other measures to protect the intellectual property rights of our specialty medicines; the effects of reforms in healthcare regulation and pharmaceutical pricing, reimbursement and coverage; governmental investigations into sales and marketing practices, particularly for our specialty pharmaceutical products; adverse effects of political or economic instability, corruption or acts of terrorism on our significant worldwide operations; interruptions in our supply chain or problems with internal or third-party information technology systems that adversely affect our complex manufacturing processes; significant disruptions of our information technology systems or breaches of our security data; competition for our generic products, both from other pharmaceutical companies and as a result of increased governmental pricing pressures; competition for our specialty pharmaceutical businesses from companies with greater resources and capabilities; the impact of continuing consolidation of our distributors and customers; decreased opportunities to obtain U.S. market exclusivity for new generic products; potential liability in the U.S., Europe and other foreign markets for sales of generic products prior to a final resolution of outstanding patent litigation; our potential exposure to product liability claims that are not covered by insurance; any failure to retain key personnel, or to attract additional executive and managerial talent; any failures to comply with the complex Medicare and Medicaid reporting and payment obligations; significant impairments charges relating to intangible assets goodwill and property, plant and equipment; the effects of the increase of leverage and our resulting reliance on access to the capital markets; potentially significant increases in tax liabilities; the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or a change in our business; variations in patent laws that may adversely affect our ability to manufacture products in the most efficient manner; environmental risks; and other factors that are discussed in this prospectus supplement including under “Risk Factors” above, our Annual Report on Form 20-F for the year ended December 31, 2014, and in our other filings with the SEC.

Forward-looking statements speak only as of the date on which they are made and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 20-F and our Reports of Foreign Private Issuer on Form 6-K that are filed with the SEC. Also note that we provide a cautionary discussion of risks and uncertainties under “Risk Factors” above. These are factors that we believe could cause our actual results to differ materially from expected results. Other factors besides those listed here or in the accompanying prospectus could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

CAPITALIZATION

The following table sets forth Teva’s capitalization as of September 30, 2015:

•	on a historical basis;

•	on an as adjusted basis after giving effect to the net proceeds from this offering (but not the application of the net proceeds therefrom), based on the public offering price of $62.50 per ADS;

•

on an as further adjusted basis to also give effect to the net proceeds from the concurrent Mandatory Convertible Preferred Share offering (but not the application of the net proceeds therefrom), based on the public offering price of $1,000 per Mandatory Convertible Preferred Share;

•	on an as further adjusted basis to also give effect to the proposed debt financings (but not the application of the net proceeds therefrom); and

•

on a pro forma basis to give effect to the consummation of the Actavis Generics acquisition, including the issuance of approximately 100 million Teva shares to Allergan (but not the Rimsa acquisition), estimated transaction costs, and the application of the net proceeds from this offering, the concurrent Mandatory Convertible Preferred Share offering and the proposed debt financings.

You should read this table together with our financial statements and pro forma information included or incorporated by reference in this prospectus supplement, as well as the information under “Summary—Actavis Generics Acquisition,” “Risk Factors” and “Use of Proceeds.” Investors in the ADSs should not place undue reliance on the as adjusted information included in this prospectus supplement because this offering is not contingent upon any of the transactions reflected in the adjustments included in the following information.

	September 30, 2015 (Unaudited)
	Actual	As Adjusted for this Offering	As Further Adjusted for the MCPS Offering	As Further Adjusted for the Proposed Debt Financings	Pro Forma for the Actavis Generics Acquisition
		U.S. Dollars in Millions
0.25% Convertible Senior Debentures due 2026	$521	$521	$521	$521	$521
New bridge loan facilities(1)	—	—	—	22,000	22,000
Other short-term debt, including current maturities	1,627	1,627	1,627	1,877	1,877

Total short-term debt	2,148	2,148	2,148	24,398	24,398

2.400% Senior Notes due 2016	950	950	950	950	950
0.99% and 1.42% JPY Term Loans due 2017 and 2019(2)	839	839	839	839	839
JPY LIBOR +0.3% Term Loan due 2018(2)	292	292	292	292	292
1.500% CHF Senior Notes due 2018(3)	463	463	463	463	463
2.875% EUR Senior Notes due 2019(4)	1,123	1,123	1,123	1,123	1,123
2.250% Senior Notes due 2020	700	700	700	700	700
3.650% Senior Notes due 2021	1,198	1,198	1,198	1,198	1,198
2.950% Senior Notes due 2022	843	843	843	843	843
1.25% EUR Senior Notes due 2023(5)	1,451	1,451	1,451	1,451	1,451
1.875% EUR Senior Notes due 2027(6)	781	781	781	781	781
6.150% Senior Notes due 2036	803	803	803	803	803
Term facilities	15	15	15	15	15
New term loan facilities	—	—	—	4,750	4,750
Other long-term debt, net of current maturities	58	58	58	58	58

Total long-term debt	$9,516	$9,516	$9,516	$14,266	$14,266

	September 30, 2015 (Unaudited)
	Actual	As Adjusted for this Offering	As Further Adjusted for the MCPS Offering	As Further Adjusted for the Proposed Debt Financings	Pro Forma for the Actavis Generics Acquisition
		U.S. Dollars in Millions
Equity:
Teva shareholders’ equity:
Mandatory Convertible Preferred Shares of NIS 0.10 par value per share; authorized 5 million shares; no shares issued prior to the concurrent Mandatory Convertible Preferred Shares offering	—	—	$3,290	$3,290	$3,290
Ordinary shares of NIS 0.10 par value per share; authorized 2,495 million shares; 957 million shares issued prior to this offering(7)	$50	$51	$51	$51	$54
Additional paid-in capital	14,425	17,715	17,715	17,715	23,900
Retained earnings	14,657	14,657	14,657	14,657	14,583
Accumulated other comprehensive loss	(2,141)	(2,141)	(2,141)	(2,141)	(2,141)
Treasury shares—109 million ordinary shares	(4,252)	(4,252)	(4,252)	(4,252)	(4,252)

	22,739	26,030	29,320	29,320	35,434

Non-controlling interests	161	161	161	161	161

Total equity	22,900	26,191	29,481	29,481	35,595

Total capitalization	$34,564	$37,855	$41,145	$68,145	$74,259

(1)	Teva expects that borrowings under these bridge loan facilities will be reduced in proportion to the new notes that Teva expects to issue in the proposed debt financings.
(2)	¥100.5 billion senior unsecured fixed-rate term loan facility (equivalent amount based on exchange rate published by Bloomberg of ¥119.67 to $1 on September 30, 2015).
(3)	CHF 450 million senior notes (equivalent amount based on the exchange rate published by Bloomberg of CHF0.9749 to $1 on September 30, 2015).
(4)	€1 billion senior notes (equivalent amount based on the exchange rate published by Bloomberg of €0.8944 to $1 on September 30, 2015).
(5)	€1.3 billion senior notes (equivalent amount based on the exchange rate published by Bloomberg of €0.8944 to $1 on September 30, 2015).
(6)	€700 million senior notes (equivalent amount based on the exchange rate published by Bloomberg of €0.8944 to $1 on September 30, 2015).
(7)	Pro forma includes $6.2 billion from the issuance of approximately 100 million Teva shares to Allergan, based on the closing price of a Teva share at November 20, 2015 of $61.70.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $3.29 billion (or approximately $3.62 billion if the underwriters exercise their overallotment option in full).

We expect to use the net proceeds of this offering, together with the net proceeds of the concurrent Mandatory Convertible Preferred Shares offering and the proposed debt financings, to finance the cash consideration portion of the purchase price for the Actavis Generics acquisition and related fees and expenses, to finance our pending Rimsa acquisition and/or otherwise for general corporate purposes. For additional information regarding sources and uses of funds in connection with the Actavis Generics acquisition, refer to notes 3 and 6 to the Unaudited Condensed Combined Financial Statements, together with “Summary—The Company—Financing Transactions.” In the event that we do not consummate the Actavis Generics acquisition and the Rimsa acquisition for any reason, then we expect to use the net proceeds from this offering for general corporate purposes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of operations (“pro forma statements of operations”) for the nine months ended September 30, 2015 and for the year ended December 31, 2014 have been prepared by Teva and give effect to the acquisition of the global generics business and certain other assets of Allergan plc (“Actavis Generics”) as if the transaction had occurred on January 1, 2014.

The unaudited pro forma condensed combined balance sheet (“pro forma balance sheet”) as of September 30, 2015 combines the historical consolidated balance sheets of Teva and Actavis Generics (including financing that will occur upon consummation of the acquisition of Actavis Generics) as if the transactions had occurred on September 30, 2015.

In the preparation of the unaudited pro forma financial information Teva has received limited information from Allergan. Full access to all relevant information of Actavis Generics will only be available to Teva upon closing of the acquisition due to regulatory restrictions.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are: (i) directly attributable to the aforementioned transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements (“pro forma financial statements”) should be read in conjunction with the accompanying notes to the unaudited pro forma financial statements. In addition, the unaudited pro forma financial statements were based on and should be read in conjunction with the:

•

Unaudited condensed consolidated financial statements of Teva as of and for the nine months ended September 30, 2015 and the related notes, included in Teva’s Report on Form 6-K, as filed with the SEC on October 29, 2015;

•

Audited consolidated financial statements of Teva as of and for the year ended December 31, 2014 and the related notes, included in Teva’s Annual Report on Form 20-F for the year ended December 31, 2014, as filed with the SEC on February 9, 2015;

•	Unaudited abbreviated special purpose combined financial statements of Actavis Generics for the nine months ended September 30, 2015, as filed with the SEC on Form 6-K on November 30, 2015; and

•

Audited special purpose combined statements of net assets acquired and revenues and direct expenses (“abbreviated special purpose combined financial statements”) of Actavis Generics as of and for the year ended December 31, 2014, as filed with the SEC on Form 6-K on November 30, 2015.

The unaudited pro forma financial statements are for informational purposes only. They do not purport to indicate the actual results that would have been attained had the acquisition of Actavis Generics been completed on the assumed dates or for the periods presented. In addition, the unaudited pro forma financial statements do not purport to project the future financial position or operating results of Teva following the acquisition of Actavis Generics.

The unaudited pro forma financial statements have been prepared assuming the application of the purchase method of accounting under U.S. GAAP, with Teva being the accounting acquirer.

To produce the unaudited pro forma financial information, Teva allocated the estimated purchase price for the acquisition of Actavis Generics using its best estimates of fair value. To the extent there are changes to the business of Actavis Generics or we obtain additional or more complete information related to the underlying assets and liabilities acquired, the assumptions and estimates herein could change significantly. The allocation of the purchase price is dependent upon certain valuations and other studies that are not yet finalized. Accordingly, the pro forma acquisition adjustments are preliminary, and subject to further adjustments, as additional information becomes available, and as additional analyses are performed. There can be no assurance that the final valuation will not result in material changes to the unaudited pro forma financial statements.

In addition, the unaudited pro forma financial statements do not reflect any cost savings (or the associated costs to achieve such savings), operating synergies or revenue enhancements that the combined company may achieve following the acquisition of Actavis Generics.

Furthermore, Teva could have additional expenses as a result of post-closing restructuring activities. The unaudited pro forma financial information does not reflect such potential expenses, which could be significant.

Unaudited Pro Forma Balance Sheet Information as of September 30, 2015

(U.S. $ in millions)

	Historical	Special purpose, as adjusted*	Pro forma
	Teva September 30, 2015	Actavis Generics September 30, 2015	Pro forma adjustments	Note	Financing adjustments	Note	Teva/Actavis Generics Pro Forma Combined
	I	II	III		IV		I+II+III+IV
ASSETS
Current assets:
Cash and cash equivalents	$928	$—	$(74)	4c	$33,750	6a	$617
			(33,750)	3, 4a	(237)	6c, 6f
Accounts receivable	5,275	2,878	—		—		8,153
Inventories	4,092	1,163	801	4d	—		6,056
Deferred income taxes	915	355	—		—		1,270
Other current assets	1,290	305	—		56	6c	1,651

Total current assets	12,500	4,701	(33,023)		33,569		17,747
Other non-current assets	2,469	159	—		12	6c	2,640
Property, plant and equipment, net	6,422	1,309	—	4e	—		7,731
Identifiable intangible assets, net	8,060	2,855	22,059	4f	—		30,119
			(2,855)	4f
Goodwill	19,174	3,695	21,477	4g	—		40,651
			(3,695)	4g

Total assets	$48,625	$12,719	$3,963		$33,581		$98,888

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,148	$—	$—		$22,250	6b, 6d	$24,398
Sales reserves and allowances	6,759	1,292	—		—		8,051
Accounts payable and accruals	2,964	964	—		—		3,928
Other current liabilities	1,107	91	160	4h	—		1,358

Total current liabilities	12,978	2,347	160		22,250		37,735
Long-term liabilities:
Deferred income taxes	1,909	444	7,450	4h	—		9,803
Other taxes and long term liabilities	1,322	167	—		—		1,489
Senior notes and loans	9,516	—	—		4,750	6b, 6e	14,266

Total long term liabilities	12,747	611	7,450		4,750		25,558

Total liabilities	25,725	2,958	7,610		27,000		63,293
Equity:
Shareholders’ equity:
Ordinary shares	50	—	3	3, 4a	3	6a, 6f	56
Additional paid-in capital	14,425	—	6,185	3, 4a	6,578	6a, 6f	27,188
Retained earnings	14,657	—	(74)	4c	—		14,583
Accumulated other comprehensive loss	(2,141)	—	—		—		(2,141)
Treasury shares	(4,252)	—	—		—		(4,252)

	22,739	—	6,114		6,581		35,434
Non-controlling interests	161	—	—		—		161

Total equity	22,900	—	6,114		6,581		35,595

Total liabilities and equity	$48,625	$2,958	$13,724		$33,581		$98,888

Net assets acquired		$9,761	$(9,761)	4b

*	For reconciliation to the special purpose financial statements, refer to note 2.

Unaudited Pro Forma Statement of Operations Information

For the Nine Months Ended September 30, 2015

(U.S. $ in millions, except share and per share amounts)

	Historical	Special purpose, as adjusted*	Pro forma
	Teva Nine months ended September 30, 2015	Actavis Generics Nine months ended September 30, 2015					Teva/Actavis Generics
			Pro forma adjustments	Note	Financing adjustments	Note	Pro Forma Combined
	I	II	III		IV		I+II+III+IV
Net revenues	$14,771	$4,637	$(357)	5c, 5d	$—		$19,051
Cost of sales	6,262	2,631	807	5a, 5b, 5c, 5d	—		9,700

Gross profit	8,509	2,006	(1,164)		—		9,351
Research and development expenses	1,079	322	—		—		1,401
Selling and marketing expenses	2,562	419	—		—		2,981
General and administrative expenses	948	446	(48)	5e	—		1,346
Legal settlements and loss contingencies	531	—	—		—		531
Impairments, restructuring and others	968	170	—		—		1,138

Operating income	2,421	649	(1,116)		—		1,954
Financial expenses—net	930	—	—		309	6g	1,239

Income before income taxes	1,491	649	(1,116)		(309)		715
Income taxes	385	—	(92)	5f	(62)	6i	231
Share in losses of associated companies—net	7	—	—		—		7

Net income	1,099	649	(1,024)		(247)		477
Net income attributable to non-controlling interests	11	—	—		—		11

Net income attributable to Teva	$1,088	$649	$(1,024)		$(247)		$466

Earnings per share attributable to Teva:
Basic ($)	1.28						0.44

Diluted ($)	1.26						0.44

Weighted average number of shares (in millions):
Basic	851		100	3, 5g	109	5g, 6f	1,060

Diluted	860		100	3, 5g	109	5g, 6f	1,069

*	For reconciliation to the special purpose financial statements, refer to note 2.

Unaudited Pro Forma Statement of Operations Information

For the Year Ended December 31, 2014

(U.S. $ in millions, except share and per share amounts)

	Historical	Special purpose, as adjusted*	Pro forma
	Teva Year ended December 31, 2014	Actavis Generics Year ended December 31, 2014					Teva/Actavis Generics Pro Forma Combined
			Pro forma adjustments	Note	Financing adjustments	Note
	I	II	III		IV		I+II+III+IV
Net revenues	$20,272	$6,374	$(486)	5c, 5d	$—		$26,160
Cost of sales	9,216	3,685	964	5a, 5b, 5c, 5d	—		13,865

Gross profit	11,056	2,689	(1,450)		—		12,295
Research and development expenses	1,488	478	—		—		1,966
Selling and marketing expenses	3,861	643	—		—		4,504
General and administrative expenses	1,217	524	—		—		1,741
Legal settlements and loss contingencies	(111)	—	—		—		(111)
Impairments, restructuring and others	650	111	—		—		761

Operating income	3,951	933	(1,450)		—		3,434
Financial expenses—net	313	—	—		301	6g	614

Income before income taxes	3,638	933	(1,450)		(301)		2,820
Income taxes	591	—	(103)	5f	(60)	6i	428
Share in losses of associated companies—net	5	—	—		—		5

Net income	3,042	933	(1,347)		(241)		2,387
Net loss attributable to non-controlling interests	(13)	—	—		—		(13)

Net income attributable to Teva	$3,055	$933	$(1,347)		$(241)		$2,400

Earnings per share attributable to Teva:
Basic ($)	3.58						2.26

Diluted ($)	3.56						2.25

Weighted average number of shares (in millions):
Basic	853		100	3, 5g	109	5g, 6f	1,062

Diluted	858		100	3, 5g	109	5g, 6f	1,067

*	For reconciliation to the special purpose financial statements, refer to note 2.

Notes to Unaudited Pro Forma Financial Statements

1.	General

On July 26, 2015, Teva entered into a definitive agreement with Allergan plc (“Allergan”) to acquire Actavis Generics. Teva will pay total consideration of $33.75 billion in cash and approximately 100 million Teva ordinary shares to be issued to Allergan at the closing of the transaction. At the time of the announcement, total consideration was estimated to be $40.5 billion. However, the final consideration will be based on the closing price of Teva’s ordinary shares at the date of acquisition. Closing of the transaction is subject to certain conditions, including relevant regulatory approvals. Subject to satisfaction of the closing conditions, Teva expects the acquisition to close in the first quarter of 2016.

On October 1, 2015, Teva entered into an agreement to purchase the net assets of Representaciones e Investigaciones Medicas, S.A. de C.V. (“Rimsa”) in a set of transactions for an aggregate of $2.3 billion in cash. These unaudited pro forma financial statements do not reflect the consummation of this acquisition, as the amounts related thereto are not considered material. In the opening balance sheet related to the acquisition of Rimsa, we expect to record approximately $2.3 billion in additional net assets and liabilities. Assets are expected to consist primarily of intangible assets and goodwill, while liabilities will be primarily related to additional borrowings to finance the purchase. Rimsa’s revenue and operating income during the year ended December 31, 2014 were approximately $227 million and $36 million, respectively. Amounts related to the unaudited pro forma balance sheet and statements of operations were not material and are not included in the accompanying pro forma balance sheets or statements of operations.

On May 5, 2015, Teva completed a tender offer for all of the outstanding shares of Auspex Pharmaceuticals, Inc. at $101 per share in cash, or an aggregate of $3.5 billion, in accordance with a merger agreement dated March 29, 2015. Net cash consideration paid by Teva amounted to $3.3 billion. Accordingly, the acquired assets and liabilities are already reflected in the unaudited pro forma balance sheet. Amounts related to the pro forma statement of operations for the period prior to the acquisition were not material and are not presented in the pro forma statements of operations.

During the third quarter of 2015, Teva acquired stakes in Gecko Health Innovations, Inc., Immuneering Corporation and Microchips Biotech, Inc. for an aggregate of approximately $102 million and certain contingent payments. Accordingly, acquired assets and liabilities are already reflected in the unaudited pro forma balance sheet. Amounts related to the pro forma statements of operations for periods prior to the acquisitions were not material and are not presented in the pro forma statements of operations.

For purposes of the pro forma statements of operations, the acquisitions by Actavis Generics of Auden Mckenzie Holdings Limited during 2015 and Silom Medical Company and Forest Laboratories during 2014, as well as the sales of its Australian and Western Europe businesses during 2015 and 2014, respectively, were recorded in the pro forma statements of operations from the date of the transaction, as amounts for the periods prior to such transactions were not material.

The cumulative impact of the above transactions by Actavis Generics and Teva, which are not presented in the unaudited pro forma financial statements, was considered to be immaterial.

For purposes of preparing the unaudited pro forma balance sheet as of September 30, 2015, Teva has presented the following information:

•	The Teva unaudited consolidated balance sheet as of September 30, 2015;

•

The Actavis Generics unaudited abbreviated special purpose adjusted combined statement of net assets as of September 30, 2015. For reconciliation to the special purpose combined financial statements, refer to note 2;

•	Pro forma adjustments to reflect the acquisition of Actavis Generics as if it had occurred on September 30, 2015; and

•	Financing-related adjustments to reflect the acquisition of Actavis Generics as if it had occurred on September 30, 2015.

For purposes of preparing the unaudited pro forma statement of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014, Teva has presented the following information:

•	The Teva unaudited consolidated statement of operations for the nine months ended September 30, 2015 and the audited consolidated statement of operations for the year ended December 31, 2014;

•

The Actavis Generics unaudited abbreviated special purpose adjusted combined statement of revenues and direct expenses for the nine months ended September 30, 2015, and the audited abbreviated special purpose adjusted combined statement of revenues and direct expenses for the year ended December 31, 2014. For reconciliation to the special purpose combined financial statements, refer to note 2;

•	Pro forma adjustments to reflect the acquisition of Actavis Generics as if it had occurred on January 1, 2014; and

•	Financing-related adjustments to reflect the acquisition of Actavis Generics as if it had occurred on January 1, 2014.

Since the unaudited pro forma financial information has been prepared based on preliminary estimates with the assistance of a third-party appraiser and limited access to Allergan’s detailed data, such estimates and assumptions applied are subject to change pending further review of the assets acquired and liabilities assumed, the final purchase price and our assessment of fair value. Differences from the preliminary estimates could exist and could be material.

2.	Basis of Presentation

As of the date of this prospectus, Teva has not completed the detailed valuation analyses necessary to determine the estimated fair market value of Actavis Generics’ assets to be acquired and liabilities to be assumed. As indicated in the notes to the unaudited pro forma financial statements, Teva has made certain adjustments to the historical book values of the assets and liabilities of Actavis Generics to reflect preliminary estimates of the fair value of intangible assets acquired with the residual excess of the purchase price over the historical net assets of Actavis Generics recorded as goodwill. Actual results may differ from those reflected in the unaudited pro forma financial statements. Differences could arise after Teva has determined the final purchase price for Actavis Generics and has completed the valuation analyses necessary to finalize fair value estimates and identified any necessary conforming accounting changes or other acquisition-related adjustments for Actavis Generics. There can be no assurance that such finalization will not result in material changes from the unaudited pro forma financial statements and affect Teva’s future results of operations and financial condition.

The unaudited pro forma financial statements were prepared assuming the application of the purchase method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification, or ASC, Topic 805, Business Combinations, use of the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and were based on the historical financial statements of Teva and the abbreviated special purpose combined financial statements of Actavis Generics.

The abbreviated special purpose combined financial statements of Actavis Generics include statements of net assets acquired and statements of revenues and direct expenses based upon relief from SEC Rule 3-05, Significant Acquisition Carve-out Financial Statement Reporting Requirements, obtained by Teva from the Securities and Exchange Commission. The net assets acquired include legal entities and assets identified in accordance with the acquisition agreement. These abbreviated special purpose combined financial statements include revenues generated by Actavis Generics, less expenses directly attributable to Actavis Generics, and allocations of direct operating costs incurred by Allergan relating to Actavis Generics. A provision for income taxes has not been presented in these abbreviated special purpose combined financial statements as Actavis

Generics has not operated as a standalone unit and no allocation of Allergan’s income tax provision or benefit has historically been made to Actavis Generics per above. While the allocation of the provision for income taxes was impracticable, Teva will be acquiring or assuming certain income tax assets and liabilities which have been reflected in these financial statements. There was no direct interest expense incurred by or allocated to Actavis Generics as no third-party debt will be transferred as part of the acquisition. Therefore, no interest expense has been reflected in these abbreviated special purpose combined financial statements.

Acquisition-related transaction costs, such as investment banking, advisory, legal, valuations, and other professional fees, are not included as a component of consideration transferred but are expensed as incurred. These costs are not presented in the unaudited pro forma statement of operations because they will not have a continuing impact on the consolidated results of Teva.

In connection with the acquisition of Actavis Generics, total transaction costs expected to be incurred by Teva are estimated to be approximately $74 million (excluding costs payable related to the financing).

The estimated acquisition-related transaction costs are reflected in the unaudited pro forma balance sheet as of September 30, 2015 as a reduction to cash and cash equivalents with a corresponding decrease to retained earnings. No tax effect was recorded for these costs as their deductibility has not been assessed and is not expected to be material.

Teva and Actavis Generics’ financial information is prepared in accordance with U.S. GAAP, with all amounts stated in U.S. dollars.

Certain comparative figures included in the historical consolidated financial statements of Actavis Generics have been rounded to conform to the unaudited pro forma financial statements presentation.

Accounting policies and reclassifications

Following the acquisition, Teva will conduct a review of the accounting policies of Actavis Generics in an effort to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Teva’s accounting policies and classifications. As a result of that review, Teva may identify differences between the accounting policies of Teva and Actavis Generics that, when conformed, could have a material impact on this unaudited pro forma financial information. During the preparation of this unaudited pro forma financial information, Teva was not aware of any material differences between accounting policies of Teva and Actavis Generics, except for certain reclassifications necessary to conform to Teva’s financial presentation, and accordingly, this unaudited pro forma financial information does not assume any material differences in accounting policies among Teva and Actavis Generics. The abbreviated special purpose combined financial statement column in these unaudited pro forma financial statements includes the following reclassifications:

a.	Reclassifications made to the Actavis Generics unaudited abbreviated special purpose combined statement of net assets as of September 30, 2015 to conform to the Teva presentation:

(U.S. $ in millions)	Special purpose	Reclassifications	Special purpose, as adjusted
	I	II	I+II
ASSETS
Current assets:
Accounts receivable	$1,965	$913	$2,878
Inventories	1,163	—	1,163
Deferred income taxes	355		355
Assets held for sale	5	(5)	—
Other current assets	300	5	305

Total current assets	3,788	913	4,701
Other non-current assets	35	124	159
Non-current deferred tax assets	124	(124)	—
Property, plant and equipment, net	1,309	—	1,309
Identifiable intangible assets, net	2,855	—	2,855
Goodwill	3,695	—	3,695

Total assets	$11,806	$913	$12,719

LIABILITIES AND EQUITY
Current liabilities:
Sales reserves and allowances	$—	$1,292	$1,292
Accounts payable and accruals	1,343	(379)	964
Income tax payables	39	(39)	—
Current deferred tax liabilities	39	(39)	—
Other current liabilities	13	78	91

Total current liabilities	1,434	913	2,347
Long-term liabilities:
Deferred income taxes	444	—	444
Other tax payables	70	(70)	—
Long-term liabilities	97	(97)	—
Other taxes and long term liabilities	—	167	167

Total long term liabilities	611	—	611

Total liabilities	$2,045	$913	$2,958

Net assets acquired	$9,761	$—	$9,761

b.

•	A reclassification of accrued sales allowances of $913 million and $379 million from accounts receivable and accounts payable and accruals, respectively, to sales reserves and allowances;

•	A reclassification of $124 million from non-current deferred tax assets to other non-current assets;

•	A reclassification of $97 million from long term liabilities to other taxes and long term liabilities;

•	A reclassification of $70 million from other tax payables to other taxes and long term liabilities;

•	A reclassification of $39 million and $39 million from current deferred tax liabilities and income tax payables, to other current liabilities; and

•	A reclassification of $5 million from assets held for sale to other current assets.

c.	Reclassifications made to the Actavis Generics unaudited abbreviated special purpose combined statement of revenues and direct expenses for the nine months ended September 30, 2015 to conform to the Teva presentation:

(U.S.$ in millions)	Special purpose	Reclassifications	Special purpose, as adjusted
	I	II	I+II
Net revenues	$4,637	$—	$4,637
Cost of sales	2,246	385	2,631

Gross profit	2,391	(385)	2,006
Research and development expenses	322	—	322
Selling and marketing expenses	431	(12)	419
General and administrative expenses	504	(58)	446
Amortization	423	(423)	—
Asset sales, impairments and contingent consideration charges, net	54	(54)	—
Impairments, restructuring and others	—	170	170
Other expense (income)	8	(8)	—

Revenues less direct expenses	$649	$—	$649

•	A reclassification of $423 million from amortization to cost of sales;

•

A reclassification of restructuring costs of $58 million, $38 million and $12 million from general and administrative expenses, cost of sales and selling and marketing expenses, respectively to impairments, restructuring and others;

•	A reclassification of $54 million from asset sales, impairments and contingent consideration charges, net to impairments, restructuring and others; and

•	A reclassification of $8 million from other expense to impairments, restructuring and others.

d.	Reclassifications made to the Actavis Generics audited abbreviated special purpose combined statement of revenues and direct expenses for the year ended December 31, 2014 to conform to the Teva presentation:

(U.S. $ in millions)	Special purpose	Reclassifications	Special purpose, as adjusted
	I	II	I+II
Net revenues	$6,374	$—	$6,374
Cost of sales	3,089	596	3,685

Gross profit	3,285	(596)	2,689
Research and development expenses	482	(4)	478
Selling and marketing expenses	650	(7)	643
General and administrative expenses	534	(10)	524
Amortization	652	(652)	—
Asset sales, impairments and contingent consideration charges, net	20	(20)	—
Impairments, restructuring and others	—	111	111
Other expense (income)	14	(14)	—

Revenues less direct expenses	$933	$—	$933

•	A reclassification of $652 million from amortization to cost of sales;

•

A reclassification of restructuring costs of $56 million, $10 million, $7 million and $4 million from cost of sales, general and administrative expenses, selling and marketing expenses and research and development expenses, respectively, to impairments, restructuring and others;

•	A reclassification of $20 million from asset sales, impairments and contingent consideration charges, net to impairments, restructuring and others; and

•	A reclassification of $14 million from other expense to impairments, restructuring and others.

3.	Actavis Generics Purchase Price

Upon consummation of the acquisition of Actavis Generics, Allergan will receive total consideration of $39.9 billion, consisting of $33.75 billion in cash and approximately 100 million Teva ordinary shares as follows:

(U.S. $ in millions, except per share amount)
Total cash consideration	$33,750
Price of Teva ordinary share at November 20, 2015	61.7
Number of Teva ordinary shares to be issued to Allergan (in millions)	100.3

Total consideration from Teva ordinary shares to be issued to Allergan	6,188

Fair value of total consideration transferred	$39,938

Upon consummation of the acquisition, unvested equity awards of Actavis Generics will be replaced with equity awards of Teva. The specific terms and conditions of Teva awards are still being assessed. The fair value of these awards was considered to be immaterial and therefore is not included in the unaudited pro forma financial statements.

In accordance with ASC 805, the fair value of equity securities issued as part of the consideration transferred will be measured on the closing date of the acquisition at the then-current market price. This requirement will likely result in a per share price different from the $61.70 as of November 20, 2015 assumed in these unaudited pro forma financial statements and that difference may be material. Refer also to note 4a below for sensitivity analysis.

4.	Actavis Generics Unaudited Pro Forma Balance Sheet Adjustments

The following summarizes the pro forma adjustments in connection with the acquisition of Actavis Generics to give effect to the acquisition as if it had occurred on September 30, 2015 for purposes of the unaudited pro forma balance sheet.

Assuming an acquisition date of September 30, 2015, the following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Teva in connection with the acquisition of Actavis Generics, reconciled to the estimated purchase price:

(U.S. $ in millions)	Note	Amount
Purchase consideration
Fair value of total consideration transferred	4a	$39,938
Recognized amounts of identifiable assets acquired and liabilities assumed
Book value of net assets	4b	9,761
Elimination of Actavis Generics historical intangibles	4f	(2,855)
Elimination of Actavis Generics historical deferred tax on intangibles	4f	376
Elimination of Actavis Generics historical goodwill	4g	(3,695)

Net assets to be acquired		3,587
Preliminary estimate of fair value adjustments of net assets acquired
Inventories step-up	4d	801
Intangible assets, net	4f	22,059
Deferred income tax liability	4h	(7,986)

Goodwill	4g	$21,477

a.	As a result of the acquisition Teva will pay total consideration of $39.9 billion (calculated using the assumed share price noted above).
The table below depicts a sensitivity analysis of the estimated purchase consideration and goodwill, assuming a $5 and $10 increase or decrease of the closing price of Teva ordinary shares.

(in U.S. $, except number of shares issued)
Price of Teva Ordinary Share	Number of Shares Issued	Calculated Value of Share Consideration	Cash Consideration	Total Purchase Price	Total Goodwill
	in millions
$71.70	100.3	$7,191	$33,750	$40,941	$22,480
66.70	100.3	6,690	33,750	40,440	21,979
61.70	100.3	6,188	33,750	39,938	21,477
56.70	100.3	5,687	33,750	39,437	20,976
$51.70	100.3	$5,185	$33,750	$38,935	$20,474

b.	Reflects the acquisition of net assets of Actavis Generics having a historical book value of $9.8 billion as of September 30, 2015.

c.	Reflects the recognition of $74 million of acquisition-related transaction costs expected to be incurred by Teva. These fees are recorded against retained earnings solely for the purposes of this presentation. There is no continuing impact of these transaction costs on the combined operating results and, as such, these costs are not included in the pro forma statement of operations.

d.	Reflects a preliminary fair value adjustment of $801 million, which has been assigned to inventories to be acquired. The pro forma fair value adjustment is based on Actavis Generics’ inventories as of September 30, 2015, adjusted as follows, based on third-party appraiser estimates, using the following methods:

i.	Finished goods at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance for the selling effort of a market participant;

ii.	Work in process at estimated selling prices of finished goods less the sum of costs to complete, costs of disposal, and a reasonable profit allowance for the completing and selling effort of a market participant based on profit for similar finished goods; and

iii.	Raw materials at current replacement costs.

Teva’s assumptions as to the fair value adjustment of Actavis Generics’ inventories may change as it conducts, with full access to Allergan’s detailed data and the assistance of a third-party appraiser, a valuation of Actavis Generics’ inventories following the completion of the acquisition. There can be no assurance that these changes will not be material.

Teva will reflect the fair value adjustment of Actavis Generics’ inventory as the acquired inventory is sold, which for purposes of this unaudited pro forma financial information is assumed to occur within the first year after closing.

e.	Teva has assumed that the net book value of Actavis Generics’ historical property, plant and equipment (“PP&E”) approximates fair value for these assets for purposes of these unaudited pro forma financial statements. Teva’s assumptions as to the fair value adjustment of Actavis Generics’ PP&E may change as it conducts, with access to Allergan’s management and the assistance of a third-party appraiser, a valuation of Actavis Generics’ PP&E following the completion of the acquisition. There can be no assurance that these changes will not be material.

Based on estimated useful lives averaging approximately 40 years for buildings, for each $40 million change in the total fair value adjustment there could be an annual change in depreciation expense of approximately $1 million.

Based on estimated useful lives averaging approximately between 15 and 20 years for machinery and equipment, for each $20 million change in the total fair value adjustment there could be an annual change in depreciation expense of approximately between $1 and $1.3 million.

f.	Reflects the elimination of the historical Actavis Generics identifiable intangible assets amount of $2.9 billion as well as the corresponding tax effect of $376 million, and the recognition of the fair value adjustment estimate for identifiable intangible assets of $22.1 billion which is preliminary and will be finally determined, with access to Allergan’s detailed data and the assistance of a third-party appraiser, based on the assumptions that market participants would use in pricing an asset. An adjustment has been made to intangible assets acquired, primarily consisting of product rights and in-process research and development (“IPR&D”). Amortization related to the fair value of the finite-lived intangible assets has been reflected as pro forma adjustments to the unaudited pro forma statements of operations.

Teva’s assumptions as to the fair value of Actavis Generics’ identifiable intangible assets and the estimated amortization periods are based on publicly available information as well as limited information provided by Allergan’s management (including Actavis Generics’ abbreviated special purpose combined financial statements, information on Actavis Generics’ patents, analyst reports and investor presentations) and these assumptions will likely change as Teva finalizes the valuation of Actavis Generics’ identifiable intangible assets following the completion of the acquisition.

The fair value adjustment estimate of identifiable intangible assets is preliminary and is determined using the “income approach,” which is a valuation technique that calculates an estimate of the fair value of an asset based on market participants’ expectations of the cash flows an asset would generate over its remaining useful life.

The fair value of the identifiable intangible assets and their weighted-average useful lives are as follows:

(U.S. $ in millions)	Estimated Fair Value	Estimated Useful Life
Product rights	$17,228	10
In-process research and development	4,831	N/A

	$22,059

Acquired IPR&D assets are initially recognized at fair value and are classified as indefinite-lived assets until the successful completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the date of the acquisition of Actavis Generics, these assets will not be amortized into earnings. Instead, they will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired IPR&D project, a determination as to the useful life of the asset will be made. At that point in time, the asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings would commence. The impact on earnings can be significant. If an IPR&D project was not successfully developed, it may result in an impairment charge.

For every $250 million change in the preliminary fair value estimate of amortizable intangible assets, the annual amortization expense would change by approximately $25 million, depending on the specific intangible asset. An increase of one year in the estimated amortization period would result in a decrease of approximately $157 million in annual amortization expense and a decrease of one year in the estimated amortization period would result in an increase of approximately $191 million in annual amortization expense.

g.	Reflects the elimination of the historical goodwill amount of $3.7 billion and the recognition of goodwill amount of $21.5 billion related to the acquisition of Actavis Generics. Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred, and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The estimated goodwill calculation is preliminary and is subject to change based upon final determination of the fair value of assets acquired and liabilities assumed and finalization of the purchase price. Goodwill is not amortized, but is assessed at least annually or more frequently if events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable based on management’s assessment.

h.	Reflects a deferred income tax liability adjustment of $7.6 billion, resulting from fair value adjustments for the inventory and identifiable intangible assets acquired. This estimate was determined based on the excess book basis over the tax basis of the inventory and identifiable intangible assets acquired, using a weighted average statutory tax rate of approximately 35% based on estimated geographical mix of income and estimated tax rates of Teva following the completion of the acquisition.

Teva’s effective tax rate following the completion of the acquisition could be significantly different depending on various factors.

For purposes of the unaudited pro forma financial statements, no adjustment has been made to the balance of unrecognized tax benefits.

This estimate of deferred income tax liabilities is preliminary and is subject to change based upon Teva’s final determination of the tax rate and the fair values of tangible and identifiable intangible assets acquired and liabilities assumed.

The effect of deferred taxes was estimated as follows:

(U.S. $ in millions)
Deferred income tax impact due to:
Estimated fair value for inventory step-up	$(160)
Estimated fair value for intangible assets	(7,826)
Elimination of historical deferred tax on intangible assets	376

Estimated adjustments to deferred income taxes	(7,610)
Actavis Generics historical deferred tax liabilities, net	(4)

Estimated deferred income tax liabilities, net	$(7,614)

Consists of:
Deferred income tax assets—current	355
Deferred income tax assets—non-current	124
Deferred income tax liabilities—current	(199)
Deferred income tax liabilities—non-current	(7,894)

Estimated deferred income tax liabilities, net	$(7,614)

5.	Actavis Generics Unaudited Pro Forma Statements of Operations Adjustments

The following summarizes the pro forma adjustments in the accompanying unaudited pro forma statement of operations in connection with the acquisition of Actavis Generics to give effect to the acquisition as if it had occurred on January 1, 2014 for purposes of the unaudited pro forma statements of operations:

a.	An increase in amortization expense associated with fair value adjustments to the carrying value of intangible assets for the nine months ended September 30, 2015 and the year ended December 31, 2014. The increase in amortization expense is recorded as follows:

(U.S. $ in millions)	Estimated Fair Value	Amortization Nine Months Ended September 30, 2015	Amortization Year Ended December 31, 2014
Estimated Amortization	$22,059	$1,433	$1,911
Less: Historical Amortization Expenses of Actavis Generics		423	652

		$1,010	$1,259

b.	Teva’s pro forma statement of operations does not include a charge related to the inventory fair value adjustment of Actavis Generics’ inventory, as the sale of the acquired inventory is expected to occur within the first year following the acquisition and there is no continuing impact on Teva’s results of operations. The inventory fair value adjustments recorded to cost of sales for prior acquisitions made in 2015 and 2014 by Actavis Generics in its abbreviated special purpose combined statements of revenues and direct expenses in the amounts of $28 million and $53 million for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively, have been reversed, as, for the purpose of the pro forma statements of operations, such adjustments also have no continuing impact on Teva’s results of operations after January 1, 2014.

c.	To reflect elimination of product sales and cost of goods of $24 million and $41 million for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively, between Teva and Actavis Generics.

d.

To reflect the impact on sales of estimated divestment of products (following regulatory requirements in the relevant markets as well as commercial considerations) of $333 million and $445 million for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively. In addition the impact of corresponding cost of goods of $151 million and $201 million for the nine months ended September, 2015 and for the year ended December 31, 2014 was reflected.

Teva’s assumptions as to the impact of products required to be divested are solely based on management’s assessments and publicly available information. These assumptions will likely change following the completion of the acquisition based on conditions imposed in connection with regulatory approvals. In addition, Teva is currently seeking potential buyers for products expected to be divested. The impact of such divestitures is not presented in the unaudited pro forma statement of operations as there is no continuing impact on Teva’s results of operations.

e.	The acquisition-related costs recorded to general and administrative expenses for prior acquisitions made in 2015 by Actavis Generics in its abbreviated special purpose combined statements of revenues and direct expenses in the amount of $48 million for the nine months ended September 30, 2015 have been reversed, as, for the purpose of the pro forma statements of operations, such adjustments also have no continuing impact on Teva’s results of operations.

f.	Adjustments to record tax expense on income before taxes as presented in the abbreviated special purpose combined statement of revenues and direct expenses as well as to record the tax effect to the pro forma adjustments.

Since the abbreviated special purpose combined financial statements of Actavis Generics did not include income taxes, for purposes of this unaudited pro forma statement of operations Teva used a 20% estimated tax rate for calculating the income taxes on income before taxes of Actavis Generics.

The total effective tax rate of Teva after completion of the acquisition could be significantly different depending on various factors.

g.	The unaudited pro forma combined basic and diluted earnings per share for the periods presented have been adjusted by:

•	The number of Teva ordinary shares to be issued to Allergan in connection with the acquisition, included in the pro forma adjustments (refer to notes 3 and 7 for the computation); and

•	The number of Teva ordinary shares expected to be issued to raise a portion of the cash consideration, included in the financing adjustments (refer to notes 6 and 7 for the computation).

6.	Financing Adjustments

The total consideration to Allergan will consist of $33.75 billion in cash and approximately 100 million Teva ordinary shares, which represent $6.19 billion in value based on November 20, 2015 Teva’s closing share price.

a.	The adjustment to cash is as follows:

(U.S. $ in millions)	Note
Bridge Facility	6b	$22,000
Proceeds from issuance of Teva ordinary shares	6f	6,750
Term Facilities	6b	5,000

		$33,750

Debt issuance costs	6c	68
Equity issuance costs	6f	169

		237

Total financing		$33,513

As part of the equity component of the acquisition financing, Teva may issue mandatory convertible preferred equity securities, which may comprise up to sixty percent of the aggregate equity issued.

However, the terms of such shares are not yet known. Accordingly, for purposes of this unaudited pro forma financial information Teva has assumed that all of the equity securities issued to finance the transaction will be issued in the form of Teva ordinary shares at the closing price of November 20, 2015, which was $61.70.

b.	The borrowings under the bridge and the term facilities represent financing available as of the time of this filing. For the purpose of the unaudited pro forma financial information, Teva has assumed a drawdown of $22 billion and $5 billion on the bridge facility and term facilities, respectively. For a discussion of proposed financing transactions in lieu of borrowing under the bridge facility, see “Summary—The Company—Financing Transactions.”

On September 25, 2015, Teva entered into a $27 billion bridge facility, which was amended to $22 billion on November 16, 2015. The bridge facility initially matures on the earlier of (i) twelve months from the first utilization under the bridge facility agreement or (ii) 24 months following the signing date of the commitment letter, which we refer to as the initial maturity date. If, on the initial maturity date, any loans under the bridge facility are still outstanding and no default or event of default (in each case as defined in the bridge facility agreement) is then continuing, the borrower has the option, subject to the payment of an extension fee, to extend the maturity of the then outstanding loans under the bridge facility, which date we refer to as the first extension date, until the date that is six months from the first extension date, which date we refer to as the first extension maturity date. If, on the first extension maturity date, any loans under the bridge facility are still outstanding and no default or event of default is then continuing, the borrower has the option to extend the maturity of the then outstanding loans under the bridge facility, which date we refer to as the second extension date, until the date that is six months from the second extension date.

On November 16, 2015, Teva entered into $5 billion term facilities with a syndicate of banks. The term facilities provide for two tranches of term loans. The first tranche of $2.5 billion has a maturity date of three years with total balance due on maturity. The second tranche of $2.5 billion has a maturity date of five years. Principal installments of $250 million, $250 million, $500 million and $500 million under this second tranche will be due and payable on the first, second, third and fourth anniversaries, respectively of the funding of the term loan agreement, with remaining $1 billion balance due at maturity.

c.	Represents capitalized deferred financing costs assumed of $68 million related to the current bridge and term facilities structure in place for Teva’s new borrowings to fund the acquisition. Since the bridge facility has a maturity of one year, there is no adjustment to the pro forma statement of operations for these debt issuance costs as there is no continuing impact of on Teva’s results. Term facilities’ issuance costs amortization was considered to be immaterial and was not included in the pro forma statement of operations.

d.	Represents the bridge facility of $22 billion and current maturity of the term facilities of $250 million.

e.	Represents the long-term maturity of the term facilities of $4.8 billion.

f.	The estimated net proceeds from the offering of the equity securities are $6.6 billion, which represent approximately 109 million Teva ordinary shares based on Teva’s November 20, 2015 closing share price.

g.	The pro forma adjustment to financing expenses is approximately $309 million and $301 million for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively, reflecting an annual weighted average rate of approximately 1.53 % and 1.11% for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively.

For purposes of the unaudited pro forma statements of operations, Teva has assumed that the amounts outstanding under the bridge facility will bear an interest rate of LIBOR, plus an estimated margin ranging from 40 to 130 basis points. For the term facilities Teva has assumed the first tranche of $2.5 billion will bear an interest rate of LIBOR plus a margin ranging from 1.000% to 1.375%, and the second tranche of $2.5 billion will bear an interest rate of LIBOR plus a margin ranging from 1.125% to 1.500% based on Teva’s credit rating from time to time.

h.	The estimated debt and interest expense reflected in the unaudited pro forma financial statements may change and the change could be material. A change of 0.125% in the interest rate would result in an increase or decrease in the pro forma interest expense of approximately $25 million and $34 million for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively.

i.	An estimated tax rate of 20% was applied to the applicable pro forma adjustments. Teva’s tax rate following the completion of the acquisition could be significantly different depending on various factors.

The fees Teva will ultimately pay and the level of net debt expected to be incurred could vary significantly from what is assumed in the unaudited pro forma financial statements. Variances could arise from multiple factors including: other acquisitions Teva may pursue, the amount of cash on hand at the time of the closing of the acquisition, actual timing and amount of borrowings and repayments under the bridge facility, the actual mix of permanent debt and equity financing, Teva’s credit rating, permanent debt maturities, actual interest rates, actual financial debt instruments and actual fixed or floating mix of permanent debt financing.

7.	Unaudited Pro Forma per Share Information

The following table sets forth selected historical share information of Teva and unaudited pro forma share information of Teva after giving effect to the acquisition of Actavis Generics:

	Nine Months Ended September 30, 2015		Year Ended December 31, 2014
	Historical	Pro Forma	Historical	Pro Forma
Earnings per ordinary share attributable to Teva ordinary shareholders:
Basic	$1.28	$0.44	$3.58	$2.26
Diluted	$1.26	$0.44	$3.56	$2.25

Weighted average ordinary shares outstanding (in millions):
Basic	851	1,060	853	1,062
Diluted	860	1,069	858	1,067

The table below depicts a sensitivity analysis of the total estimated number of Teva ordinary shares to be issued to raise a portion of the cash consideration, assuming a $5 and $10 increase or decrease of the closing price of Teva ordinary shares. Since the number of shares to be issued to Allergan is fixed, it does not impact the sensitivity analysis.

(in U.S. $, except number of shares issued)
Price of Teva Ordinary Share	Number of Shares Issued	Value of Share Consideration	Diluted EPS Nine Months Ended September 30, 2015	Diluted EPS Year Ended December 31, 2014
	in millions
$71.70	94.1	$6,750	$0.44	$2.28
66.70	101.2	6,750	0.44	2.27
61.70	109.4	6,750	0.44	2.25
56.70	119.0	6,750	0.43	2.23
$51.70	130.6	$6,750	$0.43	$2.20

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the terms of Teva ordinary shares, including certain provisions contained in Teva’s memorandum of association (the “Memorandum”), Teva’s articles of association (the “Articles”) and applicable Israeli laws in effect on the date of this registration statement. This summary is qualified by reference to the full text of the Memorandum and the Articles, which are incorporated by reference as exhibits to the registration statement that includes this prospectus supplement and the accompanying prospectus.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Teva,” “the Company,” “us,” “we” or “our” refer to Teva Pharmaceutical Industries Limited and not any of its subsidiaries.

Description of Ordinary Shares

The nominal (par) value of Teva’s ordinary shares is NIS 0.10 per share, and all issued and outstanding ordinary shares are fully paid and non-assessable. Holders of ordinary shares are entitled to participate equally (along with the holders of Teva’s ordinary “A” shares, nominal (par) value NIS 0.10 per share) in the receipt of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors and subject to the preferences and priorities of the Mandatory Convertible Preferred Shares, See “Description of Mandatory Convertible Preferred Shares— Dividends” and “— Liquidation Preference.” All ordinary shares represented by the ADSs will be issued in registered form only. The Companies Law and the Articles do not provide for preemptive rights to the holders of Teva’s shares. Each Teva ordinary share entitles the holder thereof to one vote.

Neither the Memorandum, the Articles nor the laws of the State of Israel restrict the ownership or voting of Teva’s ordinary shares or ADSs by non-residents or persons who are not citizens of Israel, except with respect to citizens or residents of countries that are in a state of war with Israel.

General Shareholder Meetings

Under the Companies Law and Teva’s Articles, Teva is required to hold an annual general meeting every calendar year no later than fifteen months after the previous annual general meeting. In addition, Teva is required to convene a special meeting of shareholders:

•	upon the demand of two directors or one-quarter of the serving directors;

•	upon the demand of one or more shareholders holding at least 5% of Teva’s issued share capital and 1% or more of its voting rights; and

•	upon the demand of one or more shareholders holding at least 5% of Teva’s voting rights;

provided that a demand by a shareholder to convene a special meeting must set forth the matters to be considered at the meeting and otherwise comply with all other requirements of applicable law and the Articles.

If the board of directors receives a demand to convene a special meeting satisfying the above conditions, it must announce the scheduling of the meeting within 21 days after the demand was delivered, subject to the relevant requirements of the Companies Law and the regulations thereunder. If the board of directors fails to do so, the shareholder who demanded to convene the special meeting may convene the meeting himself, subject to the provisions of the Companies Law.

The agenda of a general meeting is determined by the board of directors. The agenda must also include matters for which the convening of a special meeting was demanded, as well as any matter requested by one or more shareholders who hold at least 1% of Teva’s voting rights, subject to complying with certain requirements.

Pursuant to Israeli law, a Teva shareholder who wishes to include a matter on the agenda of a general meeting must submit the request within seven days of publication of the notice with respect to the general meeting, or within 14 days of a preliminary notice of the intention to convene the general meeting, in order for it to be eligible to be considered at the general meeting. Under the Articles, a request by a shareholder who holds at least 1% of Teva’s voting rights to include a matter on the agenda of a general meeting must be submitted in writing to Teva no later than 14 days after the first publication of Teva’s annual consolidated financial statements preceding the annual general meeting at which the consolidated financial statements for such year are to be presented. Any such demands or requests must comply with the requirements of applicable law, applicable stock exchange rules and the Articles.

Notice

Pursuant to the Companies Law, the regulations thereunder and the Articles, Teva is generally required to announce the convening of general meetings at least 35 days in advance, but is not required to deliver personal notices of a general meeting or of any adjournment thereof to shareholders. Teva may reasonably determine the method of publicizing the convening of general meetings, including by publishing a notice in one or more daily newspapers in Israel or in one or more international wire services, and any such publication will be deemed to have been duly given and delivered on the date of such publication. Shareholders as of the record date determined in respect of the general meeting are entitled to participate in and vote at the meeting. Under Israeli law, in certain circumstances public companies are required to send voting cards and position papers to their shareholders. The Articles require that shareholder meetings take place in Israel, unless the Company’s center of management has been transferred to another country in accordance with the Articles.

Voting and Quorum Requirements

The quorum required for a general meeting of shareholders is at least two shareholders present in person or by proxy or represented by an authorized representative, who jointly hold at least 25%of Teva’s paid-up share capital. If a meeting is adjourned for lack of a quorum, it will generally be adjourned to the same time and place on the same day of the following week unless the board of directors sets another date, time and place in a notice to all persons who are entitled to receive notice of general meetings. Should no legal quorum be present at such reconvened meeting a half hour following the time set for such meeting, the necessary quorum consists of any two shareholders present, in person or by proxy, who jointly hold at least 20% of Teva’s paid-up share capital.

Following the issuance of any Mandatory Convertible Preferred Shares, certain matters, including certain amendments to the Articles, will require the approval of the holders of the Mandatory Convertible Preferred Shares, by such majority and subject to such quorum requirements as further described below under “Description of Mandatory Convertible Preferred Shares—Voting Rights.”

A shareholder who intends to vote at a meeting must demonstrate ownership of shares in accordance with the Companies Law and the regulations promulgated thereunder.

Shareholder Resolutions

The Companies Law provides that resolutions on certain matters, such as amending a company’s articles of association, exercising the authority of the board of directors in certain circumstances, appointing auditors, appointing statutory independent directors, approving certain transactions, increasing or decreasing the registered (authorized) share capital and approving certain mergers, must be approved by the shareholders at a general meeting. A company may determine in its articles of association certain additional matters with respect to which decisions will be made by the shareholders at a general meeting.

Generally, under the Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at a general meeting in person or by proxy and voting, unless a different majority is required by law or the Articles. Pursuant to the Companies Law and the Articles, certain shareholder resolutions (for example, resolutions amending many of the provisions of the Articles) require the affirmative vote of at least 75% of the voting rights represented at a general meeting and voting in person or by proxy, and certain other amendments to the Articles require the affirmative vote of at least 85% of the voting rights represented at a general meeting and voting in person or by proxy, unless the board of directors sets a lower percentage, by a supermajority of three-quarters of the voting directors.

Change of Control

Subject to certain exceptions, the Companies Law requires that a merger (which for these purposes is defined as involving two Israeli companies) be approved by both the board of directors and by the shareholders of each of the merging companies and, with respect to the target company, if its share capital is divided into more than one class, the approval of each class of shares is required (in accordance with the majority and legal quorum requirements set forth in the Companies Law and the articles of association). Even if approved by a majority of the shareholders, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (disregarding any abstentions) after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including the relatives of or corporations controlled by these persons, unless an Israeli court determines otherwise at the request of shareholders holding at least 25% of the voting rights of the company.

In approving a merger, the board of directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli Registrar of Companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party to the merger.

Under the Companies Law, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would hold (i) 25% or more of the voting rights of the company if there is no other holder of 25% or more of the company’s voting rights; or (ii) more than 45% of the voting rights of the company if there is no other holder of more than 45% of the company’s voting rights. This rule does not apply to certain events set forth in the Companies Law, including a purchase of shares by an offeree in a “private placement” that receives specific shareholder approval. The board of directors must either give the shareholders its opinion as to the advisability of the tender offer or explain why it is unable to do so. The board of directors must also disclose any personal interest of any of its members in the proposed acquisition.

The tender offer may be consummated only if (i) at least 5% of the company’s voting rights will be acquired and (ii) the majority of the offerees who responded to the offer accepted the offer, excluding offerees who are controlling shareholders of the offeror, offerees who hold 25% or more of the voting rights in the company or who have a personal interest in accepting the tender offer, or anyone on their behalf or on behalf of the offeror including the relatives of or corporations controlled by these persons.

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class, which we refer to as a full tender offer. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order that all of the shares that the purchaser offered to purchase be transferred to the purchaser by operation of law, one of the following must have occurred: (i) the shareholders who declined or who did not respond to the full tender offer hold less than five percent of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the full tender offer accepted the full tender offer, or (ii) the shareholders who declined or who did not respond to the tender offer hold less than two percent of the company’s outstanding share capital or of the relevant class of shares.

If the conditions set forth above are not met, the purchaser may not acquire shares of the company from shareholders who accepted the full tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital or more than 90% of the particular class of shares with respect to which the full tender offer was made.

A shareholder that has had his or her shares so transferred, whether he or she accepted the full tender offer or not, has the right, within six months from the date of acceptance of the full tender offer, to petition the court to determine that the full tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, subject to certain conditions, the purchaser may provide in its offer that shareholders who accept the full tender offer will not be entitled to such rights.

CEO and Center of Management

Under the Articles, Teva’s chief executive officer and a majority of the members of the board of directors are required to be residents of Israel, unless Teva’s center of management has been transferred to another country in accordance with the Articles. The Articles require that Teva’s center of management remain in Israel, unless the board of directors otherwise resolves by a supermajority of three-quarters of the participating votes.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Set forth below is a summary of the deposit agreement, as amended, which we refer to as the “deposit agreement,” among Teva, JPMorgan Chase Bank, N.A., as depositary, which we refer to as the “depositary,” and the holders from time to time of ADSs. This summary is not complete and is qualified in its entirety by the amended and restated deposit agreement, a copy of which has been filed as an exhibit to the Registration Statement on Form F-6 filed with the SEC on October 30, 2012. Additional copies of the deposit agreement are available for inspection at the principal office of the depositary, 4 New York Plaza, 12th Floor, New York, New York 10005.

American Depositary Shares and Receipts

Each ADS represents one ordinary share of Teva deposited with the custodian. ADSs may be issued in uncertificated form or may be evidenced by an American Depositary Receipt, or ADR. ADRs evidencing a specified number of ADSs are issuable by the depositary pursuant to the deposit agreement.

Deposit and Withdrawal of Ordinary Shares

The depositary has agreed that, upon deposit with the custodian of ordinary shares of Teva accompanied by an appropriate confirmation or confirmations of a book-entry transfer or instrument or instruments of transfer or endorsement in form satisfactory to the custodian and any certificates as may be required by the depositary or the custodian, the depositary will execute and deliver at its corporate trust office, upon payment of the fees, charges and taxes provided in the deposit agreement, to or upon the written order of the person or persons entitled thereto, uncertificated securities or an ADR registered in the name of such person or persons for the number of ADSs issuable with respect to such deposit.

Every person depositing ordinary shares under the deposit agreement shall be deemed to represent and warrant that such ordinary shares are validly issued, fully paid and non-assessable ordinary shares and that such person is duly authorized to make such deposit, and the deposit of such ordinary shares or sale of ADSs by that person is not restricted under the Securities Act.

Upon surrender of ADSs at the corporate trust office of the depositary, and upon payment of the fees provided in the deposit agreement, ADS holders are entitled to delivery to them or upon their order at the principal office of the custodian or at the corporate trust office of the depositary of certificates representing the ordinary shares and any other securities, property or cash represented by the surrendered ADSs. Delivery to the corporate trust office of the depositary shall be made at the risk and expense of the ADS holder surrendering ADSs.

The depositary may deliver ADSs prior to the receipt of ordinary shares or “pre-release.” The depositary may deliver ordinary shares upon the receipt and surrender of ADSs that have been pre-released, whether or not such surrender is prior to the termination of such pre-release or the depositary knows that such ADSs have been pre-released. Each pre-release will be:

•

accompanied by a written representation from the person to whom ordinary shares or ADSs are to be delivered that such person, or its customer, (i) owns the ordinary shares or ADSs to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such ordinary shares or ADSs, as the case may be, to the depositary in its capacity as such and for the benefit of the holders of the ADSs, and (iii) will not take any action with respect to such ordinary shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such ordinary shares or ADSs, as the case may be), other than in satisfaction of such pre-release;

•	at all times fully collateralized with cash or such other collateral as the depositary deems appropriate;

•	terminable by the depositary with no more than five business days’ notice; and

•	subject to such further indemnities and credit regulations as the depositary deems appropriate.

The number of ADSs outstanding at any time as a result of pre-releases will not normally exceed 30% of the ordinary shares outstanding with the depositary; provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

Dividends, Other Distributions and Rights

The depositary shall, as promptly as practicable, convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can reasonably do so and transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars that it or the custodian receives in respect of the deposited ordinary shares, and to distribute the amount received, net of any fees of the depositary and expenses incurred by the depositary in connection with conversion, to the holders of ADSs. The amount distributed will be reduced by any amounts to be withheld by Teva or the depositary for applicable taxes, net of expenses of conversion into U.S. dollars. If the depositary determines that any foreign currency received by it or the custodian cannot be so converted on a reasonable basis and transferred, or if any required approval or license of any government or agency is denied or not obtained within a reasonable period of time, the depositary may distribute such foreign currency received by it or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the ADS holders. If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the holders of ADSs entitled thereto, the depositary may make such conversion and distribution in U.S. dollars to the extent permissible to such holders of ADSs and may distribute the balance of the currency received by the depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of such holders of ADSs.

If any distribution upon any ordinary shares deposited or deemed deposited under the deposit agreement consists of a dividend in, or free distribution of, additional ordinary shares, the depositary shall, only if Teva so requests, distribute to the holders of outstanding ADSs, on a pro rata basis, additional ADSs that represent the number of additional ordinary shares received as such dividend or free distribution subject to the terms and conditions of the deposit agreement and net of any fees and expenses of the depositary. In lieu of delivering fractional ADSs in the event of any such distribution, the depositary will sell the amount of additional ordinary shares represented by the aggregate of such fractions and will distribute the net proceeds to holders of ADSs. If additional ADSs are not so distributed, each ADS shall thereafter also represent the additional ordinary shares distributed together with the ordinary shares represented by such ADS prior to such distribution.

If Teva offers or causes to be offered to the holders of ordinary shares any rights to subscribe for additional ordinary shares or any rights of any other nature, the depositary, after consultation with Teva, shall have discretion as to the procedure to be followed in making such rights available to holders of ADSs or in disposing of such rights for the benefit of such holders and making the net proceeds available to such holders or, if the depositary may neither make such rights available to such holders nor dispose of such rights and make the net proceeds available to such holders, the depositary shall allow the rights to lapse; provided, however, that the depositary will, if requested by Teva, take action as follows:

•

if at the time of the offering of any rights the depositary determines in its discretion that it is lawful and feasible to make such rights available to all holders of ADSs or to certain holders of ADSs but not other holders of ADSs, the depositary may distribute to any holder of ADSs to whom it determines the distribution to be lawful and feasible, on a pro rata basis, warrants or other instruments therefor in such form as it deems appropriate; or

•

if the depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain holders of ADSs, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holder of ADSs to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary and all taxes and governmental charges) for the account of such holders of ADSs otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such holders of ADSs because of exchange restrictions or the date of delivery of any ADS or otherwise.

In circumstances in which rights would not otherwise be distributed, if a holder of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such holder, the depositary will make such rights available to such holder upon written notice from Teva to the depositary that Teva has elected in its sole discretion to permit such rights to be exercised and such holder has executed such documents as Teva has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the depositary from such holder to exercise such rights, upon payment by such holder to the depositary for the account of such holder of an amount equal to the purchase price of the ordinary shares to be received upon the exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary shall, on behalf of such holder, exercise the rights and purchase the ordinary shares, and Teva shall cause the ordinary shares so purchased to be delivered to the depositary on behalf of such holder. As agent for such holder, the depositary will cause the ordinary shares so purchased to be deposited under the deposit agreement, and shall issue and deliver to such holder legended ADRs or confirmations with respect to uncertificated ADSs, restricted as to transfer under applicable securities laws.

The depositary will not offer to the holders of ADSs any rights to subscribe for additional ordinary shares or rights of any other nature, unless and until such a registration statement is in effect with respect to the rights and the securities to which they relate, or unless the offering and sale of such securities to the holders of such ADSs are exempt from registration under the provisions of the Securities Act and an opinion of counsel satisfactory to the depositary and Teva has been obtained.

The depositary shall not be responsible for any failure to determine that it may be lawful and feasible to make such rights available to holders of ADSs in general or any holder in particular.

If the depositary determines that any distribution of property is subject to any tax or other governmental charge that the depositary is obligated to withhold, the depositary may by public or private sale in Israel dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay any such taxes or charges, and the depositary will distribute the net proceeds of any such sale and after deduction of any taxes or charges to the ADS holders entitled thereto.

Upon any change in nominal (par) value, change in par value, split-up, consolidation or any other reclassification of ordinary shares, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Teva or to which it is a party, any securities that shall be received by the depositary or the custodian in exchange for or in conversion of or in respect of ordinary shares shall be treated as newly deposited ordinary shares under the deposit agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new ordinary shares so received in respect of ordinary shares, unless additional ADSs are delivered or the depositary calls for the surrender of outstanding ADSs to be exchanged for new ADSs.

Record Dates

Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made or rights shall be issued with respect to the ordinary shares, or whenever for any reason the depositary causes a change in the number of ordinary shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of ordinary shares, the depositary shall fix a record date which shall be as close as practicable to the record date applicable to the ordinary shares, provided that the record date established by Teva or the depositary shall not occur on a day on which the shares or ADSs are not traded in Israel or the U.S.:

•	for the determination of the holders of ADSs who shall be:

•	entitled to receive such dividend, distribution or rights, or the net proceeds of the sale, or

•	entitled to give instructions for the exercise of voting rights at any such meeting, or

•	on or after which each ADS will represent the changed number of ordinary shares.

Reports and Other Communications

Teva will furnish to the depositary and the custodian all notices of shareholders’ meetings and other reports and communications that are made generally available to the holders of ordinary shares and English translations of the same. The depositary will make such notices, reports and communications available for inspection by ADS holders at its corporate trust office when furnished by Teva pursuant to the deposit agreement and, upon request by Teva, will mail such notices, reports and communications to ADS holders at Teva’s expense.

Voting of the Underlying Ordinary Shares

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of ordinary shares, if requested in writing, the depositary shall, as soon as practicable thereafter, mail to the ADS holders a notice containing:

•	such information as is contained in the notice received by the depositary;

•

a statement that the holders of ADSs as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of Teva’s memorandum and articles of association, as amended, to instruct the depositary as to the exercise of voting rights, if any, pertaining to the amount of ordinary shares represented by their respective ADSs; and

•

a statement as to the manner in which such instructions may be given (or, if applicable, deemed given if no instruction is received), including, when applicable, an express indication that instructions may be given to the depositary to give a discretionary proxy to a person designated by Teva.

Upon the written request of an ADS holder on such record date, received on or before the date established by the depositary for such purpose, the depositary shall endeavor, insofar as is practicable and permitted under applicable law and the provisions of Teva’s memorandum and articles of association, as amended, to vote or cause to be voted the amount of ordinary shares represented by the ADSs in accordance with the instructions set forth in such request. The depositary shall not itself exercise any voting discretion over any ordinary shares. If no instructions are received by the depositary from a holder of an ADS, the depositary shall give a discretionary proxy for the ordinary shares represented by such holder’s ADS to a person designated by Teva. The depositary may, to the extent not prohibited by the deposit agreement, law or regulation or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the owners a notice that provides owners with instructions on how to retrieve such materials or receive such materials upon request.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and the terms of the deposit agreement may at any time be amended by written agreement between Teva and the depositary, without the consent of the ADS holders. Any amendment that imposes or increases any fees or charges (other than taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of holders of ADSs shall, however, not become effective until the expiration of thirty days after notice of such amendment has been given to the holders of outstanding ADSs. Every holder of an ADS at the time such amendment becomes effective will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any ADS holder to surrender the ADSs held by such holder and receive therefore the underlying ordinary shares and any other property represented thereby, except in order to comply with mandatory provisions of applicable law. However, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or any receipt to ensure compliance therewith, Teva and the depositary may amend or supplement the deposit agreement and the receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to owners or within any other period of time as required for compliance.

Whenever so directed by Teva, the depositary has agreed to terminate the deposit agreement by mailing notice of such termination to the holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to Teva and the holders of all ADSs then outstanding if at any time 60 days shall have expired after the depositary shall have delivered to Teva a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of termination, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the holders and will not give any further notices or perform any further acts under the deposit agreement, except:

•	the collection of dividends and other distributions;

•	the sale of rights and other property; and

•

the delivery of ordinary shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs, subject to the terms of the deposit agreement.

At any time after the expiration of one year from the date of termination, the depositary may sell the underlying ordinary shares and hold uninvested the net proceeds, together with any cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not theretofore surrendered their ADSs and such holders shall become general creditors of the depositary with respect to such net proceeds. After making such sale, the depositary shall be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting fees of the depositary) and except for obligations for indemnification set forth in the deposit agreement. Upon the termination of the deposit agreement, Teva will also be discharged from all obligations thereunder, except for certain obligations to the depositary.

Charges of Depositary

Teva will pay the fees and out-of-pocket expenses of the depositary and those of any registrar only in accordance with agreements in writing entered into between the depositary and Teva from time to time. The following charges shall be incurred by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Teva or an exchange of stock regarding the ADSs or deposited ordinary shares or a distribution of ADSs pursuant to the terms of the deposit agreement):

•	any applicable taxes and other governmental charges;

•	any applicable transfer or registration fees;

•	certain cable, telex and facsimile transmission charges as provided in the deposit agreement;

•	any expenses incurred in the conversion of foreign currency;

•

a fee of $5.00 or less per 100 ADSs (or a portion of such amount of ADSs) for the delivery of ADSs in connection with the deposit of ordinary shares, distributions in ordinary shares or the distribution of rights on the ordinary shares;

•	a fee of $0.02 or less per ADS for any cash distributions on the ordinary shares;

•	a fee of $5.00 or less per 100 ADSs (or a portion of such amount of ADSs) for the distribution of securities on the ordinary shares (other than ordinary shares or rights thereon);

•

a fee $0.02 or less per ADS annually for depositary services performed by the depositary and/or the custodians (which may be charged directly to the owners or which may be withheld from cash distributions, at the sole discretion of the depositary); and

•

a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including the custodian and expenses incurred on behalf of holders of the ADSs in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares, the sale of ordinary shares, the delivery of ADSs or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law.

The depositary may own and deal in any class of securities of Teva and its affiliates and in ADSs.

Transfer of American Depositary Shares

The ADSs are transferable on the books of the depositary, except during any period when the transfer books of the depositary are closed, or if any such action is deemed necessary or advisable by the depositary or Teva at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the deposit agreement. The surrender of outstanding ADSs and withdrawal of deposited ordinary shares may not be suspended subject only to:

•	temporary delays caused by closing the transfer books of the depositary or Teva, the deposit of ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the payment of fees, taxes and similar charges; and

•	compliance with the U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the deposited ordinary shares.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares. As a condition to the delivery, registration of transfer, split-up, combination or surrender of any ADS or withdrawal of ordinary shares, the depositary, the custodian or the registrar may require payment from the person presenting the ADS or the depositor of the ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto, payment of any applicable fees payable by the holders of ADSs, may require the production of proof satisfactory to the depositary as to the identity and genuineness of any signature and may also require compliance with any regulations the depositary may establish consistent with the provisions of the deposit agreement. The depositary may refuse to deliver ADSs, register the transfer of any ADS or make any distribution on, or related to, ordinary shares until it or the custodian has received proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. Holders of ADSs may inspect the transfer books of the depositary at any reasonable time, provided, that such inspection shall not be for the purpose of communicating with holders of ADSs in the interest of a business or object other than Teva’s business or a matter related to the deposit agreement or ADSs.

General

Neither the depositary nor Teva nor any of their directors, employees, agents or affiliates will be liable to the holders of ADSs if by reason of any present or future law or regulation of the United States or any other country or of any government or regulatory authority or any stock exchange, any provision, present or future, of Teva’s memorandum and articles of association, as amended, or any circumstance beyond its control, the depositary or Teva or any of their respective directors, employees, agents or affiliates is prevented or delayed in performing its obligations or exercising its discretion under the deposit agreement or is subject to any civil or criminal penalty on account of performing its obligations. The obligations of Teva and the depositary under the deposit agreement are expressly limited to performing their obligations specifically set forth in the deposit agreement without negligence, bad faith or willful misconduct.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is the opinion of Willkie Farr & Gallagher LLP as to the material U.S. federal income tax considerations relating to the ownership and disposition of the ADSs.

It is not, however, a complete analysis of all the potential tax considerations that may be applicable to all potential investors. This summary is limited to taxpayers who hold the ADSs as “capital assets” (generally property held for investment) and who purchase the ADSs in the initial offering at the initial offering price.

This summary does not deal with all aspects of U.S. federal income taxation that might be relevant to particular investors in light of their personal investment circumstances or status, including the Medicare contribution tax on net investment income, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, tax-exempt organizations, S corporations, partnerships and entities classified as partnerships for U.S. federal income tax purposes, insurance companies, broker, dealers, traders, expatriates subject to Code (defined below) section 877, persons that own, or are deemed to own (or have at any time owned or been deemed to own), 10% or more of outstanding vote or value our shares and taxpayers subject to the alternative minimum tax. It also does not discuss taxpayers that hold the ADSs as part of a “hedge,” “straddle,” “synthetic security” or other integrated investment, or situations in which the functional currency of the holder is not the U.S. dollar. Moreover, it does not discuss the effect of any applicable state, local or foreign tax laws. Teva has not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made in the following summary, and there can be no assurance that the IRS will agree with such statements.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (“Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as the Convention Between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, which we refer to as the U.S.-Israel tax treaty, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein. Persons considering the purchase of convertible notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

The following discussion is for general information only. Investors considering the purchase of ADSs should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Unless otherwise stated, this summary deals only with U.S. Holders. The term “U.S. Holder” means a beneficial owner of an ADS that is, for U.S. federal income tax purposes, one of the following:

(1)	a citizen or resident of the United States;

(2)	a corporation or any other entity taxable as a corporation created or organized under the laws of the United States or any state thereof;

(3)	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source;

(4)	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Special rules, not discussed in this document, may apply to persons investing through entities treated for U.S. federal income tax purposes as partnerships, and those persons should consult their own tax advisors in that regard.

U.S. Holders of ADSs will be treated as owners of the ordinary shares underlying their ADSs. Accordingly, deposits and withdrawals of ordinary shares in exchange for ADSs will not be taxable events for U.S. federal income tax purposes.

Distributions

Distributions of cash or property (including any withheld Israeli taxes) that we pay in respect of our ADSs will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income (including any withheld Israeli taxes) by a U.S. Holder upon receipt. Any such dividend will not be eligible for the dividends received deduction allowed to corporations under the Code. Subject to applicable limitations and provided Teva is not a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, dividends paid by Teva to non-corporate U.S. Holders (including individuals) are eligible for U.S. federal income taxation at the reduced rates generally applicable to long-term capital gains for non-corporate U.S. Holders (as qualified dividend income), provided that (i) Teva is a “qualified foreign corporation” and (ii) the U.S. Holder receiving the dividend satisfies the applicable holding period and other requirements. Teva believes that it is not a PFIC and will not be considered a PFIC in the foreseeable future, and that it is a qualified foreign corporation. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in our ADSs (determined separately for each share) which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in “—Disposition” below).

Subject to certain conditions and limitations (including limitations applicable to qualified dividend income paid by a qualified foreign corporation), Israeli withholding taxes on dividends paid on ADSs may be credited against a U.S. Holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on ADSs will be treated as income from sources outside the United States and will generally constitute passive category income. Further, in certain circumstances, if a U.S. Holder:

•	has held ordinary shares for less than a specified minimum period during which the U.S. Holder is not protected from risk of loss; or

•	is obligated to make payments related to the dividends,

then the U.S. Holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on ADSs. In lieu of claiming a foreign tax credit, a U.S. Holder may, at its election, deduct creditable foreign taxes, in computing its taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued by the U.S. Holder in the taxable year.

The applicable rate of Israeli withholding tax on distributions to U.S. Holders depends on the profits out of which Teva chooses to make the payments. Accordingly, withholding on dividend distributions could be imposed generally at a rate of 15%, 20% or 25%, or a blended rate between 15% and 25%. See “Israeli Tax Considerations—Israeli Taxation Applicable to Holders of ADSs—Capital Gains and Income Taxes Applicable to Israeli Resident Shareholders” and “Withholding Taxes on Dividends Distributed by Teva to Non-Israeli Residents.” In the event the applicable withholding rate under Israeli tax law is higher than the U.S. tax rate applicable to such distribution, a U.S. Holder may not be able to credit the full amount of the Israeli withholding tax against its U.S. tax liability unless it recognizes other non-U.S. source income in respect of which the credit may be applied.

The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under the holder’s particular circumstances and the requirements for claiming such credit.

We expect to pay all dividends in U.S. dollars. If, however, we pay dividends in NIS, the amount of any dividend in respect thereof will be the U.S. dollar value of the NIS distributed, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the NIS is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

Disposition

Upon a sale, exchange or other taxable disposition of our ADSs, a U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in our ADSs. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held our ADSs for more than one year at the time of disposition. Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally subject to U.S. federal income taxation at reduced rates. The deductibility of capital losses is subject to significant limitations under the Code.

Information with Respect to Foreign Financial Assets

Individual U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (such as the ADSs) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations have been proposed that would extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in ADSs, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

Information reporting requirements may apply in connection with certain payments on the ADSs and the proceeds from a sale or other disposition of the ADSs. A U.S. Holder will be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or does not otherwise establish an exemption from backup withholding. Backup withholding is not a tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

ISRAELI TAX CONSIDERATIONS

The following is a summary of certain material Israeli tax considerations relating to the ownership and disposition of ADSs. It is not, however, a complete analysis of all the potential tax considerations that may be applicable to all potential investors. This summary is based on (i) the Israeli Tax Ordinance of 1961 and the regulations thereunder (the “Israeli Tax Ordinance”), as amended to date, and (ii) the Convention Between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, which we refer to as the U.S.-Israel tax treaty, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described below.

The following discussion is for general information only. Investors considering the purchase of ADSs should consult their own tax advisors with respect to the application of Israeli income tax laws to their particular situation as well as any tax consequences arising under any non-Israeli taxing jurisdiction or under any applicable tax treaty.

Israeli Taxation Applicable to Holders of ADSs

Capital Gains and Income Taxes Applicable to Non-Israeli Shareholders

Israeli law generally imposes a capital gains tax on the sale of securities and any other capital asset.

Gains on the sale of ADSs traded on a recognized stock exchange (including the Tel Aviv Stock Exchange and the NYSE), by non-Israeli tax resident investors will generally be exempt from Israeli capital gains tax so long as the ADSs were not held through a permanent establishment that the non-resident maintains in Israel or in certain circumstances purchased from certain related parties or purchased as a result of tax-free reorganizations. Non-Israeli entities will not be entitled to the foregoing exemptions if Israeli residents: (i) have a controlling interest of 25% or more in such non-Israeli entity or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli entity, whether directly or indirectly. Certain attribution rules are applicable in determining such control or entitlement to revenues or profits. Additionally, such exemptions are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

In addition, subject to certain conditions, the U.S.-Israel tax treaty exempts U.S. residents who hold less than 10% of the voting power in an Israeli company, including Teva, and who did not hold 10% or more of the voting power in the company at any time during the 12 months prior to a sale of their shares, from Israeli capital gains tax in connection with such sale. Certain other tax treaties to which Israel is a party also grant exemptions from Israeli capital gains taxes.

Capital Gains and Income Taxes Applicable to Israeli Resident Shareholders

The income tax rate applicable to real capital gains derived by an Israeli resident corporation from the sale of securities after January 1, 2012, whether listed on a stock exchange or not, is 26.5% in 2015 and, according to proposed legislation, 25% beginning in 2016. The income tax rate applicable to real capital gains derived by an Israeli resident individual from the sale of securities after January 1, 2012, whether listed on a stock exchange or not, is 25%. However, if such individual shareholder is considered a substantial shareholder (as defined below) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. In addition, beginning in 2013, an additional tax at a rate of 2% is imposed on persons whose annual income or gains exceed a certain threshold (in 2015, the threshold is NIS 810,720).

The Israeli Tax Ordinance defines a “substantial shareholder” as a person who alone, or together with his or her related person or another person who collaborates with him or her on a regular basis, holds, directly or indirectly, at least 10% of any of the “means of control” of a corporation. “Means of control” generally includes the right to vote, receive profits, nominate a director or general manager of the company, receive assets upon liquidation or instruct someone who holds any of the aforesaid rights regarding the manner in which he or she is to exercise such right(s), all regardless of the source of such right.

Moreover, capital gains derived by a shareholder who is a dealer or trader in securities, or to whom such income is otherwise taxable as ordinary business income, are taxed in Israel at ordinary income rates (currently, for corporations, 26.5% in 2015 and, according to proposed legislation, 25% beginning in 2016 and up to 50% for individuals taking into account the additional 2% tax above the annual income threshold described above).

With respect to individuals, the term “Israeli resident” is generally defined under Israeli tax legislation as a person whose center of life is in Israel. The Israeli Tax Ordinance states that in order to determine the center of life of an individual, consideration will be given to the individual’s family, economic and social connections, including: (i) place of permanent residence; (ii) place of residential dwelling of the individual and the individual’s immediate family; (iii) place of the individual’s regular or permanent occupation or the place of his or her permanent employment; (iv) place of the individual’s active and substantial economic interests; (v) place of the individual’s activities in organizations, associations and other institutions. The center of life of an individual will be presumed to be in Israel if: (i) the individual was present in Israel for 183 days or more in the tax year; or (ii) the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel in that tax year and the two previous tax years is 425 days or more. Such presumption may be rebutted either by the individual or by the assessing officer.

With respect to corporations, the term “Israeli resident” is generally defined under Israeli tax legislation as an entity incorporated in Israel or whose business’ control and management are performed from Israel.

Withholding Taxes on Dividends Distributed by Teva to Non-Israeli Residents

Dividends distributed by an Israeli company to non-Israeli residents are generally subject to 25% withholding tax (30% with respect to a shareholder who was considered a substantial shareholder on the distribution date or at any time during the 12-month period preceding the distribution date), unless a lower rate is provided in a treaty between Israel and the shareholder’s country of residence and such shareholder files an Israeli tax return for refund based on such lower rate. In the case of dividends distributed from taxable income under the Israel Approved Enterprise regime, the rate applied is 15% or 20%; provided that, if the dividend is attributable partly to income derived from an Approved Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. In the first nine months of 2015, the rate of tax withheld on the dividends we distributed was 15%. However, since such dividends were distributed from income sourced from an Approved Enterprise, and we cannot guarantee the sources of any future dividends to be distributed, we cannot predict the rates of withholding tax that may apply to the dividends we will distribute in the future.

Under the U.S.-Israel tax treaty, the maximum Israeli tax and withholding tax on dividends paid to a holder of ADSs who is a resident of the U.S. is generally 25%, but is reduced to 12.5% or 15% (depending on the type of profits distributed) if the dividends are paid to a corporation that holds in excess of 10% of the voting rights of Teva over a required term, and certain other conditions are satisfied. To benefit from the reduced rate, as compared with the withholding rates detailed above, such corporation should file an Israeli tax return for refund based on the lower rate under the U.S.-Israel tax treaty.

A non-resident of Israel who has dividend income derived from or accrued in Israel, from which tax was withheld, is generally exempt from the duty to file tax returns in Israel in respect of such income, provided such income was not derived from a business conducted in Israel by the taxpayer.

Taxation of Israeli Shareholders on Receipt of Dividends

Israeli residents who are individuals are generally subject to Israeli income tax on dividends distributed by Teva at a rate of 25% (30% with respect to a shareholder considered a substantial shareholder on the distribution date or at any time during the 12-month period preceding the distribution date). In the case of dividends distributed from taxable income under the Approved Enterprise regime, the rate applied is 15% or 20%. In addition, as noted above, an additional tax at a rate of 2% is imposed on individuals whose annual income or gains exceed a certain threshold (in 2015, the threshold is NIS 810,720).

Israeli resident corporations are generally exempt from Israeli corporate income tax with respect to dividends paid on securities held by such Israeli resident corporations as long as the profits out of which the dividends were paid were derived in Israel.

UNDERWRITING

Teva has entered into an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the underwriters, pursuant to which, and subject to the terms and conditions of which, Teva has agreed to sell to the underwriters and the underwriters have severally agreed to purchase from them the number of ADSs set forth in the following table.

Underwriters	Number of ADSs
Barclays Capital Inc.	5,400,000
Citigroup Global Markets Inc.	5,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,400,000
Morgan Stanley & Co. LLC	5,400,000
BNP Paribas Securities Corp.	5,400,000
Credit Suisse Securities (USA) LLC	5,400,000
HSBC Securities (USA) Inc.	5,400,000
Mizuho Securities USA Inc.	5,400,000
RBC Capital Markets, LLC	5,400,000
SMBC Nikko Securities America, Inc.	5,400,000

Total	54,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase the ADSs to be purchased thereunder depends on the satisfaction of certain customary conditions contained in the underwriting agreement.

The underwriters have an overallotment option to buy up to 5,400,000 additional ADSs from us at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions and less an amount per ADS equal to any dividends that are paid or payable by us on the ADSs reflected in the preceding table but that are not payable on the ADSs purchased on exercise of this overallotment option. The underwriters have 30 days from the date of this prospectus supplement to exercise this overallotment option. The additional shares may be purchased pursuant to the overallotment option solely to cover overallotments. If any additional ADSs are purchased with this overallotment option, the underwriters will purchase such additional ADSs in approximately the same proportion as shown in the table above.

The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ overallotment option to purchase additional ADSs.

	Without Overallotment Exercise	With Overallotment Exercise
Per ADS	$1.5625	$1.5625

Total	$84,375,000	$92,812,500

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $1 million.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our share capital or any securities convertible into or exercisable or exchangeable for any shares of our share capital, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of any shares of our share capital or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of our share capital or such other securities, in cash or otherwise), in each case without the prior written consent of the representatives of the underwriters for a period of 90 days after the date of this prospectus supplement.

Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the foregoing restrictions will not apply to (1) the substantially concurrent public offering and sale of Mandatory Convertible Preferred Shares in the concurrent Mandatory Convertible Preferred Shares offering, (2) the issuance of ordinary shares (or ADSs with respect thereto) to pay the aggregate stock consideration portion of the Actavis Generics acquisition, (3) the issuance of ADSs pursuant to our outstanding convertible debentures, (4) the issuance, if any, of ADSs issued upon conversion of Mandatory Convertible Preferred Shares, (5) the issuance of any ADSs upon the exercise, vesting or settlement of options, restricted stock units or other awards granted under or covered by our stock-based compensation plans or stock-based retirement plans and (6) the issuance of ADSs or other securities (including securities convertible into ADSs) in connection with an employee stock compensation plan or agreement, in each case of (5) or (6) which plans or agreements are disclosed in this prospectus supplement or the documents incorporated by reference.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of the ADSs, which involves the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ overallotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their overallotment option, in whole or in part, or by purchasing ADSs in the open market. In making this determination, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market compared to the price at which the underwriters may purchase ADSs through the overallotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs, and, as a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions in the over-the-counter market, on the NYSE or otherwise.

Israeli Legal Matters

This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of ADSs in Israel may be made only in accordance with the Israeli Securities Law 5728-1968 (which requires, among other things, the filing of a prospectus in Israel).

United Kingdom Legal Matters

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply to Teva; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.

European Economic Area Legal Matters

In relation to each Member State of the European Economic Area (each, a Relevant Member State), each underwriter has represented, warranted and agreed that it has not made and will not make an offer of ADSs to the public in that Relevant Member State except that it may make an offer of ADSs:

a)	to any legal entity which is a qualified investor as such term is defined by the applicable Relevant Member State;

b)	to fewer than 150 natural or legal persons (other than qualified investors as such term is defined by the applicable Relevant Member State), as permitted under the Prospectus Directive, in any Relevant Member State subject to obtaining the prior consent of the other underwriters; or

c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided no such offer of the ADSs shall result in a requirement for the publication by the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of ADSs to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong Legal Matters

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan Legal Matters

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore Legal Matters

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the ADSs under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Each underwriter has represented and agreed that it will comply with applicable laws and regulations in each jurisdiction (including each jurisdiction in the European Economic Area that has not, as of the date of this prospectus supplement, implemented the Prospectus Directive) in which it acquires, offers, sells or delivers the ADSs, or has in its possession or distributes any free writing prospectus and any preliminary prospectus or final prospectus relating to the ADSs.

Notice to Prospective Investors in Switzerland

The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ADSs.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ADSs to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ADSs may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ADSs without disclosure to investors under Chapter 6D of the Corporations Act.

The ADSs applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any ADSs issued on conversion of the ADSs must not be offered for sale in Australia in the period of 12 months after the date of issue of those ADSs except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the

Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ADSs or ADSs must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriters and their respective affiliates have directly and indirectly provided investment and/or commercial banking services to us, and may do so in the future, for which they have received customary compensation and expense reimbursement, including, but not limited to, serving as financial advisors to us, assisting us in obtaining financing, and acting as lenders under our credit facilities, and as underwriters in the concurrent Mandatory Convertible Preferred Shares offering. Several of the underwriters and their respective affiliates are lenders under our bridge loan facilities, and funding of the Actavis Generics acquisition through this offering and the concurrent offering of our Mandatory Convertible Preferred Shares will result in the reduction of the lenders’ obligations under such facilities. Certain of the underwriters that have a lending relationship with us and their respective affiliates routinely hedge, and certain other of the underwriters and their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, which may include the ADSs offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the ADSs offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Teva. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

The consolidated financial statements of Teva as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this prospectus supplement by reference to Teva’s Annual Report on Form 20-F for the year ended December 31, 2014 have been so incorporated in reliance on the report of Kesselman & Kesselman, an independent registered public accounting firm in Israel and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

The audited special purpose combined financial statements of the Global Generics Business and Certain Other Assets of Allergan plc included in Teva’s Report of Foreign Private Issuer on Form 6-K dated November 30, 2015 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the fact that the financial statements are not intended to be a complete presentation of the financial position or operations of the Global Generics Business and Certain Other Assets of Allergan plc as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of the ADSs offered by this prospectus supplement will be passed upon for the issuer by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Israeli law with respect to the validity of the ordinary shares underlying the ADSs offered by this prospectus supplement will be passed upon for the issuer by Tulchinsky Stern Marciano Cohen Levitski & Co., Israel. Certain legal matters relating to this offering will be passed upon for the underwriters by Cleary Gottlieb Steen  & Hamilton LLP, New York, New York, and, with respect to Israeli law, by Herzog, Fox and Neeman, Israel.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement that we have filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement. In addition, we file annual and special reports and other information with the SEC. You may read and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, as well as at the SEC’s regional offices. You may also obtain copies of such material from the SEC at prescribed rates by wiring to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and filed electronically with the SEC. We began filing through the EDGAR system on October 31, 2002.

Our ADSs are quoted on the New York Stock Exchange under the symbol “TEVA.” You may inspect certain reports and other information concerning us at the offices of the Financial Industry Regulatory Authority, 1735 K Street, N.W., Washington, D.C. 20006.

Information about us is also available on our website at http://www.tevapharm.com. Such information on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated into this prospectus supplement and the accompanying prospectus by reference:

(1)	Our Annual Report on Form 20-F for the year ended December 31, 2014; and

(2)	Our Reports of Foreign Private Issuer on Form 6-K, filed with the SEC on January 7, 2015, January 20, 2015, January 26, 2015, February 5, 2015 (report filed at 8:25:50 a.m. EST), February 12, 2015, February 17, 2015 (two reports), February 23, 2015, February 24, 2015, February 25, 2015, February 27, 2015, March 2, 2015, March 11, 2015, March 17, 2015, March 23, 2015 (two reports), March 24, 2015, March 30, 2015, March 31, 2015 (two reports), April 1, 2015, April 2, 2015, April 14, 2015, April 23, 2015 (two reports), April 28, 2015 (two reports), April 30, 2015 (report filed at 9:32:04 a.m. EDT), May 5, 2015 (report filed at 4:50:33 p.m. EDT), May 14, 2015, May 29, 2015, June 1, 2015, June 2, 2015, June 15, 2015, June 16, 2015, June 18, 2015 (two reports), June 25, 2015, July 1, 2015 (two reports), July 8, 2015, July 28, 2015 (two reports), July 30, 2015 (reports filed at 10:42:37 a.m. and 4:10:07 p.m. EDT), July 31, 2015, August 3, 2015 (two reports), August 12, 2015, September 1, 2015, September 3, 2015, September 10, 2015 (report filed at 10:43:22 a.m. EDT), September 25, 2015, September 28, 2015 (two reports), September 29, 2015, September 30, 2015, October 1, 2015 (two reports), October 8, 2015, October 13, 2015, October 29, 2015 (report filed at 11:18:49 a.m. EDT), November 5, 2015, November 9, 2015, November 18, 2015, November 19, 2015 (two reports), November 25, 2015 and November 30, 2015 (three reports).

All reports and other documents filed by Teva pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and until this offering is completed shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may also obtain copies of these documents free of charge by contacting us at our address or telephone number set forth below:

Teva Pharmaceutical Industries Limited

Investor Relations

5 Basel Street, P.O. Box 3190

Petach Tikva 4951033 Israel

972-3-926-7267

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

American Depositary Shares, each representing

one Ordinary Share, and Mandatory Convertible Preferred Shares

We may offer and sell from time to time:

•	American Depositary Shares, or ADSs, each representing one ordinary share; and

•	Mandatory Convertible Preferred Shares.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Our ADSs are listed on the New York Stock Exchange under the symbol “TEVA.” Unless the applicable prospectus supplement states otherwise, the Mandatory Convertible Preferred Shares will not be listed on any securities exchange.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and the documents we incorporate by reference. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that Teva has filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, Teva may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities which we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before purchasing any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or the context otherwise requires, references in this prospectus and any supplement to this prospectus to “Teva,” “we,” “us” and “our” refer to Teva Pharmaceutical Industries Limited and its subsidiaries, collectively.

i

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

General

We are a global pharmaceutical company, committed to increasing access to high-quality healthcare by developing, producing and marketing affordable generic medicines and a focused portfolio of specialty medicines. We operate in pharmaceutical markets worldwide, with major operations in the United States, Europe and other markets. As the world’s leading generic medicines company with a strong specialty medicines portfolio, we are strategically positioned to benefit from ongoing changes in the global healthcare environment.

We seek to address unmet patient needs while capitalizing on evolving market, economic and legislative dynamics in global healthcare. These dynamics include the aging population, increased spending on pharmaceuticals in emerging markets, economic pressure on governments and private payors to provide accessible healthcare solutions, legislative and regulatory reforms, an increase in patient awareness and the growing importance of over-the-counter (“OTC”) medicines.

We believe that our dedicated leadership and employees, world-leading generics expertise and portfolio, focused specialty portfolio, OTC joint venture with The Procter & Gamble Company, active pharmaceutical ingredient production capability, integrated R&D capabilities and global infrastructure and scale position us to take advantage of opportunities created by these dynamics.

Segments

We operate our business in two segments:

•

Generic medicines, which include chemical and therapeutic equivalents of originator medicines in a variety of dosage forms, including tablets, capsules, injectables, inhalants, liquids, ointments and creams. We are the leading generic drug company in the United States and Europe, and we have a significant or growing presence in our Rest of the World markets. We are also one of the world’s leading manufacturers of active pharmaceutical ingredients.

•

Specialty medicines, which include several franchises, most significantly our core therapeutic areas of central nervous system medicines such as Copaxone ®, Azilect ® and Nuvigil ® and of respiratory medicines such as ProAir ® HFA and QVAR ®. Our specialty medicines segment includes other therapeutic areas, such as oncology, women’s health and selected other areas.

In addition to these two segments, we have other activities, primarily PGT Healthcare, our OTC joint venture with The Procter & Gamble Company.

Actavis Generics Acquisition

On July 26, 2015, we entered into a definitive agreement with Allergan plc to acquire its worldwide generic pharmaceuticals business and certain other assets, which we refer to as “Actavis Generics.” We will pay total consideration consisting of $33.75 billion in cash and approximately 100 million Teva shares, which represented $6.75 billion in value, based on the previously-agreed price of approximately $67.30 per share. Closing of the transaction is subject to certain conditions, including relevant regulatory approvals. Subject to satisfaction of the closing conditions, we expect the acquisition to close in the first quarter of 2016. Following consummation of the acquisition, our generics segment is expected to make up a much larger percentage of our revenues. Further information about the Actavis Generics acquisition, including a copy of the Master Purchase Agreement, is contained in a Report of Foreign Private Issuer on Form 6-K filed by us with the SEC on July 28, 2015.

The special purpose combined financial statements and other information relating to Actavis Generics are included in a Report of Foreign Private Issuer on Form 6-K filed by us with the SEC on November 30, 2015.

We expect to finance the $33.75 billion cash consideration for the Actavis Generics acquisition, together with related fees and expenses, through a combination of new equity (including the issuance and sale of ADSs and Mandatory Convertible Preferred Shares) and various debt financings.

Teva was incorporated in Israel on February 13, 1944, and is the successor to a number of Israeli corporations, the oldest of which was established in 1901. Our executive offices are located at 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, and our telephone number is +972-3-926-7267.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 3 in our Annual Report on Form 20-F for our most recent fiscal year, as updated by our Reports of Foreign Private Issuer on Form 6-K and other filings we make from time to time with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

The disclosure and analysis in this prospectus, including statements that are predictive in nature, or that depend upon or refer to future events or conditions, contain or incorporate by reference some forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act. Forward-looking statements describe our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

•	our business strategy;

•	the anticipated results of acquisitions, including our pending Actavis Generics and Rimsa acquisitions;

•	the development and launch of our products, including product approvals and results of clinical trials;

•	projected markets and market size;

•	costs, cost savings and other results of our restructuring program;

•	anticipated results of litigation and regulatory proceedings;

•	our projected revenues, market share, expenses, net income margins, profitability and capital expenditures; and

•	our liquidity.

The forward-looking statements contained or incorporated by reference herein involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results, include, in addition to others not described in this prospectus, those referenced under “Risk Factors” above. These are factors that we think could cause our actual results to differ materially from our expected results.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statements or other information contained in this prospectus, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 20-F and our Reports of Foreign Private Issuer on Form 6-K that are filed with the SEC. See “Risk Factors” above. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in accordance with U.S. GAAP for each of the periods presented below was as follows:

	Nine months ended September 30, 2015	Year ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	7.7	11.8	4.7	5.7	12.5	16.5

Teva did not have any issued and outstanding preferred shares for the relevant periods.

PRICE RANGE OF ADSs AND ORDINARY SHARES

Teva Ordinary Shares

Teva’s ordinary shares have been listed on the Tel Aviv Stock Exchange (“TASE”) since 1951. As of September 30, 2015, Teva had 961,215,717 ordinary shares outstanding, including ordinary shares underlying our outstanding American Depositary Shares (“ADSs”).

The table below sets forth in New Israeli Shekels (“NIS”) the high and low intraday sale prices of the ordinary shares on the TASE during the periods indicated, as reported by the TASE.

Period	High	Low
Last six months:
November 2015 (through November 29)	246.90	240.70
October 2015	247.10	214.70
September 2015	258.20	217.60
August 2015	270.70	234.40
July 2015	274.58	221.63
June 2015	238.05	219.14
May 2015	241.37	225.83
Last eight quarters:
Q4 2015 (through November 29)	246.90	213.46
Q3 2015	274.58	217.60
Q2 2015	264.62	219.14
Q1 2015	252.85	213.94
Q4 2014	230.90	187.00
Q3 2014	199.50	175.80
Q2 2014	187.30	168.60
Q1 2014	181.30	138.70
Q4 2013	146.80	128.00
Last five years:
2015 (through November 29)	272.99	212.70
2014	230.90	138.70
2013	152.30	128.00
2012	174.30	137.10
2011	205.90	129.80
2010	242.70	176.90

On November 29, 2015, the last reported sale price of the ordinary shares on the TASE was NIS 244.80.

Teva ADSs

Teva’s ADSs, which have been traded in the U.S. since 1982, were listed and admitted to trading on the Nasdaq National Market in October 1987 and were subsequently traded on the Nasdaq Global Select Market. On May 30, 2012, Teva transferred the listing of its ADSs to the New York Stock Exchange. The ADSs are quoted under the symbol “TEVA.” JPMorgan Chase Bank, N.A. serves as depositary for the ADSs. As of September 30, 2015, Teva had 728,985,006 ADSs outstanding. Each ADS represents one ordinary share; accordingly, the number of the outstanding ADSs is included in the number of outstanding ordinary shares. For a more detailed description of Teva ADSs, see “Description of Teva American Depositary Shares.”

The following table sets forth information regarding the high and low intraday prices of an ADS on the NYSE or NASDAQ, as applicable, for the periods specified in U.S. dollars.

Period	High	Low
Last six months:
November 2015 (through November 27)	63.59	57.41
October 2015	63.83	54.60
September 2015	65.59	54.17
August 2015	71.33	63.25
July 2015	71.96	59.11
June 2015	62.00	58.18
May 2015	62.14	59.13
Last eight quarters:
Q4 2015 (through November 27)	63.59	57.41
Q3 2015	71.96	54.17
Q2 2015	68.03	58.18
Q1 2015	63.41	53.63
Q4 2014	58.95	47.36
Q3 2014	55.70	50.39
Q2 2014	54.70	48.35
Q1 2014	52.94	39.80
Q4 2013	41.74	36.26
Last five years:
2015 (through November 27)	71.53	53.32
2014	58.95	39.80
2013	41.74	32.26
2012	46.65	36.63
2011	57.08	35.00
2010	64.95	46.99

On November 27, 2015, the last reported sale price for the ADSs on NYSE was $63.47.

Various other stock exchanges quote derivatives and options on our ADSs under the symbol “TEVA.”

Dividends

We have paid dividends on a regular quarterly basis since 1986. Teva’s dividend policy is regularly reviewed by Teva’s board of directors based upon conditions then existing, including our earnings, financial condition, capital requirements and other factors. Our ability to pay cash dividends may be restricted by the Israeli Companies Law (the “Companies Law”) and the regulations promulgated thereunder and instruments governing our debt obligations. Prior to April 2015, dividends were declared and paid in New Israeli Shekels and the amounts of such dividends have been converted into U.S. dollars. Since April 2015, dividends have been declared and paid in U.S dollars.

Dividends paid by an Israeli company to shareholders residing outside Israel are generally subject to withholding of Israeli income tax at a rate of up to 25%, unless the shareholder is or was a substantial shareholder as defined under Israeli law. Such tax rates apply unless a lower rate is provided in a treaty between Israel and the shareholder’s country of residence. In our case, the applicable withholding tax rate will depend on the particular Israeli production facilities that have generated the earnings that are the source of the specific dividend and, accordingly, the applicable rate may change from time to time.

The following table sets forth the amounts of the dividends paid in respect of each period indicated prior to deductions for applicable Israeli withholding taxes.

	2015		2014	2013	2012	2011
	In cents per share
1st interim	34.0		34.7	32.0	26.3	23.2
2nd interim	34.0		35.3	32.2	25.0	23.5
3rd interim	34.0	(1)	32.1	32.6	25.7	21.9
4th interim	N/A		33.8	34.3	31.1	26.8

(1)	Payment expected to take place on December 3, 2015 to holders of record as of November 17, 2015.

Following the issuance of any Mandatory Convertible Preferred Shares, we may pay dividends on our ordinary shares and ADSs only after all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash has been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares. In addition, the Mandatory Convertible Preferred Shares will have priority over our ordinary shares and ADSs in the distribution of assets upon our liquidation, dissolution or winding up. For more information, see “Description of Mandatory Convertible Preferred Shares— Dividends” and “— Liquidation Preference.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by Teva will be used to finance a portion of the cash consideration for its previously announced acquisition of Actavis Generics and to pay related fees and expenses, to finance our pending Rimsa acquisition and/or otherwise for general corporate purposes, which may include additions to working capital, investments in or extensions of credit to our subsidiaries, the repayment of indebtedness, repurchases of our ADSs, ordinary shares and other securities and acquisitions.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the terms of Teva ordinary shares, including certain provisions contained in Teva’s memorandum of association (the “Memorandum”), Teva’s articles of association (the “Articles”) and applicable Israeli laws in effect on the date of this registration statement. This summary is qualified by reference to the full text of the Memorandum and the Articles, which are incorporated by reference as exhibits hereto.

Description of Ordinary Shares

The nominal (par) value of Teva’s ordinary shares is NIS 0.10 per share, and all issued and outstanding ordinary shares are fully paid and non-assessable. Holders of ordinary shares are entitled to participate equally (along with the holders of Teva’s ordinary “A” shares, nominal (par) value NIS 0.10 per share) in the receipt of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors and subject to the preferences and priorities of the Mandatory Convertible Preferred Shares, See “Description of Mandatory Convertible Preferred Shares— Dividends” and “— Liquidation Preference.” All ordinary shares represented by the ADSs will be issued in registered form only. The Companies Law and the Articles do not provide for preemptive rights to the holders of Teva’s shares. Each Teva ordinary share entitles the holder thereof to one vote.

Neither the Memorandum, the Articles nor the laws of the State of Israel restrict the ownership or voting of Teva’s ordinary shares or ADSs by non-residents or persons who are not citizens of Israel, except with respect to citizens or residents of countries that are in a state of war with Israel.

General Shareholder Meetings

Under the Companies Law and Teva’s Articles, Teva is required to hold an annual general meeting every calendar year no later than fifteen months after the previous annual general meeting. In addition, Teva is required to convene a special meeting of shareholders:

•	upon the demand of two directors or one-quarter of the serving directors;

•	upon the demand of one or more shareholders holding at least 5% of Teva’s issued share capital and 1% or more of its voting rights; and

•	upon the demand of one or more shareholders holding at least 5% of Teva’s voting rights;

provided that a demand by a shareholder to convene a special meeting must set forth the matters to be considered at the meeting and otherwise comply with all other requirements of applicable law and the Articles.

If the board of directors receives a demand to convene a special meeting satisfying the above conditions, it must announce the scheduling of the meeting within 21 days after the demand was delivered, subject to the relevant requirements of the Companies Law and the regulations thereunder. If the board of directors fails to do so, the shareholder who demanded to convene the special meeting may convene the meeting himself, subject to the provisions of the Companies Law.

The agenda of a general meeting is determined by the board of directors. The agenda must also include matters for which the convening of a special meeting was demanded, as well as any matter requested by one or more shareholders who hold at least 1% of Teva’s voting rights, subject to complying with certain requirements. Pursuant to Israeli law, a Teva shareholder who wishes to include a matter on the agenda of a general meeting must submit the request within seven days of publication of the notice with respect to the general meeting, or within 14 days of a preliminary notice of the intention to convene the general meeting, in order for it to be eligible to be considered at the general meeting. Under the Articles, a request by a shareholder who holds at least 1% of Teva’s voting rights to include a matter on the agenda of a general meeting must be submitted in writing to Teva no later than 14 days after the first publication of Teva’s annual consolidated financial statements preceding the annual general meeting at which the consolidated financial statements for such year are to be presented. Any such demands or requests must comply with the requirements of applicable law, applicable stock exchange rules and the Articles.

Notice

Pursuant to the Companies Law, the regulations thereunder and the Articles, Teva is generally required to announce the convening of general meetings at least 35 days in advance, but is not required to deliver personal notices of a general meeting or of any adjournment thereof to shareholders. Teva may reasonably determine the method of publicizing the convening of general meetings, including by publishing a notice in one or more daily newspapers in Israel or in one or more international wire services, and any such publication will be deemed to have been duly given and delivered on the date of such publication. Shareholders as of the record date determined in respect of the general meeting are entitled to participate in and vote at the meeting. Under Israeli law, in certain circumstances public companies are required to send voting cards and position papers to their shareholders. The Articles require that shareholder meetings take place in Israel, unless the Company’s center of management has been transferred to another country in accordance with the Articles.

Voting and Quorum Requirements

The quorum required for a general meeting of shareholders is at least two shareholders present in person or by proxy or represented by an authorized representative, who jointly hold at least 25% of Teva’s paid-up share capital. If a meeting is adjourned for lack of a quorum, it will generally be adjourned to the same time and place on the same day of the following week unless the board of directors sets another date, time and place in a notice to all persons who are entitled to receive notice of general meetings. Should no legal quorum be present at such reconvened meeting a half hour following the time set for such meeting, the necessary quorum consists of any two shareholders present, in person or by proxy, who jointly hold at least 20% of Teva’s paid-up share capital.

Following the issuance of any Mandatory Convertible Preferred Shares, certain matters, including certain amendments to the Articles, will require the approval of the holders of the Mandatory Convertible Preferred Shares, by such majority and subject to such quorum requirements as further described below under “Description of Mandatory Convertible Preferred Shares—Voting Rights.”

A shareholder who intends to vote at a meeting must demonstrate ownership of shares in accordance with the Companies Law and the regulations promulgated thereunder.

Shareholder Resolutions

The Companies Law provides that resolutions on certain matters, such as amending a company’s articles of association, exercising the authority of the board of directors in certain circumstances, appointing auditors, appointing statutory independent directors, approving certain transactions, increasing or decreasing the registered (authorized) share capital and approving certain mergers, must be approved by the shareholders at a general meeting. A company may determine in its articles of association certain additional matters with respect to which decisions will be made by the shareholders at a general meeting.

Generally, under the Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at a general meeting in person or by proxy and voting, unless a different majority is required by law or the Articles. Pursuant to the Companies Law and the Articles, certain shareholder resolutions (for example, resolutions amending many of the provisions of the Articles) require the affirmative vote of at least 75% of the voting rights represented at a general meeting and voting in person or by proxy, and certain other amendments to the Articles require the affirmative vote of at least 85% of the voting rights represented at a general meeting and voting in person or by proxy, unless the board of directors sets a lower percentage, by a supermajority of three-quarters of the voting directors.

Change of Control

Subject to certain exceptions, the Companies Law requires that a merger (which for these purposes is defined as involving two Israeli companies) be approved by both the board of directors and by the shareholders of each of the merging companies and, with respect to the target company, if its share capital is divided into more than one class, the approval of each class of shares is required (in accordance with the majority and legal quorum requirements set forth in the Companies Law and the articles of association). Even if approved by a majority of the shareholders, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (disregarding any abstentions) after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including the relatives of or corporations controlled by these persons, unless an Israeli court determines otherwise at the request of shareholders holding at least 25% of the voting rights of the company.

In approving a merger, the board of directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli Registrar of Companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party to the merger.

Under the Companies Law, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would hold (i) 25% or more of the voting rights of the company if there is no other holder of 25% or more of the company’s voting rights; or (ii) more than 45% of the voting rights of the company if there is no other holder of more than 45% of the company’s voting rights. This rule does not apply to certain events set forth in the Companies Law, including a purchase of shares by an offeree in a “private placement” that receives specific shareholder approval. The board of directors must either give the shareholders its opinion as to the advisability of the tender offer or explain why it is unable to do so. The board of directors must also disclose any personal interest of any of its members in the proposed acquisition.

The tender offer may be consummated only if (i) at least 5% of the company’s voting rights will be acquired and (ii) the majority of the offerees who responded to the offer accepted the offer, excluding offerees who are controlling shareholders of the offeror, offerees who hold 25% or more of the voting rights in the company or who have a personal interest in accepting the tender offer, or anyone on their behalf or on behalf of the offeror including the relatives of or corporations controlled by these persons.

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class, which we refer to as a full tender offer. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order that all of the shares that the purchaser offered to purchase be transferred to the purchaser by operation of law, one of the following must have occurred: (i) the shareholders who declined or who did not respond to the full tender offer hold less than five percent of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the full tender offer accepted the full tender offer, or (ii) the shareholders who declined or who did not respond to the tender offer hold less than two percent of the company’s outstanding share capital or of the relevant class of shares.

If the conditions set forth above are not met, the purchaser may not acquire shares of the company from shareholders who accepted the full tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital or more than 90% of the particular class of shares with respect to which the full tender offer was made.

A shareholder that has had his or her shares so transferred, whether he or she accepted the full tender offer or not, has the right, within six months from the date of acceptance of the full tender offer, to petition the court to determine that the full tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, subject to certain conditions, the purchaser may provide in its offer that shareholders who accept the full tender offer will not be entitled to such rights.

CEO and Center of Management

Under the Articles, Teva’s chief executive officer and a majority of the members of the board of directors are required to be residents of Israel, unless Teva’s center of management has been transferred to another country in accordance with the Articles. The Articles require that Teva’s center of management remain in Israel, unless the board of directors otherwise resolves by a supermajority of three-quarters of the participating votes.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Set forth below is a summary of the deposit agreement, as amended, which we refer to as the “deposit agreement,” among Teva, JPMorgan Chase Bank, N.A., as depositary, which we refer to as the “depositary,” and the holders from time to time of ADSs. This summary is not complete and is qualified in its entirety by the amended and restated deposit agreement, a copy of which has been filed as an exhibit to the Registration Statement on Form F-6 filed with the SEC on October 30, 2012. Additional copies of the deposit agreement are available for inspection at the principal office of the depositary, 4 New York Plaza, 12th Floor, New York, New York 10005.

American Depositary Shares and Receipts

Each ADS represents one ordinary share of Teva deposited with the custodian. ADSs may be issued in uncertificated form or may be evidenced by an American Depositary Receipt, or ADR. ADRs evidencing a specified number of ADSs are issuable by the depositary pursuant to the deposit agreement.

Deposit and Withdrawal of Ordinary Shares

The depositary has agreed that, upon deposit with the custodian of ordinary shares of Teva accompanied by an appropriate confirmation or confirmations of a book-entry transfer or instrument or instruments of transfer or endorsement in form satisfactory to the custodian and any certificates as may be required by the depositary or the custodian, the depositary will execute and deliver at its corporate trust office, upon payment of the fees, charges and taxes provided in the deposit agreement, to or upon the written order of the person or persons entitled thereto, uncertificated securities or an ADR registered in the name of such person or persons for the number of ADSs issuable with respect to such deposit.

Every person depositing ordinary shares under the deposit agreement shall be deemed to represent and warrant that such ordinary shares are validly issued, fully paid and non-assessable ordinary shares and that such person is duly authorized to make such deposit, and the deposit of such ordinary shares or sale of ADSs by that person is not restricted under the Securities Act.

Upon surrender of ADSs at the corporate trust office of the depositary, and upon payment of the fees provided in the deposit agreement, ADS holders are entitled to delivery to them or upon their order at the principal office of the custodian or at the corporate trust office of the depositary of certificates representing the ordinary shares and any other securities, property or cash represented by the surrendered ADSs. Delivery to the corporate trust office of the depositary shall be made at the risk and expense of the ADS holder surrendering ADSs.

The depositary may deliver ADSs prior to the receipt of ordinary shares or “pre-release.” The depositary may deliver ordinary shares upon the receipt and surrender of ADSs that have been pre-released, whether or not such surrender is prior to the termination of such pre-release or the depositary knows that such ADSs have been pre-released. Each pre-release will be:

•

accompanied by a written representation from the person to whom ordinary shares or ADSs are to be delivered that such person, or its customer, (i) owns the ordinary shares or ADSs to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such ordinary shares or ADSs, as the case may be, to the depositary in its capacity as such and for the benefit of the holders of the ADSs, and (iii) will not take any action with respect to such ordinary shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such ordinary shares or ADSs, as the case may be), other than in satisfaction of such pre-release;

•	at all times fully collateralized with cash or such other collateral as the depositary deems appropriate;

•	terminable by the depositary with no more than five business days’ notice; and

•	subject to such further indemnities and credit regulations as the depositary deems appropriate.

The number of ADSs outstanding at any time as a result of pre-releases will not normally exceed 30% of the ordinary shares outstanding with the depositary; provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

Dividends, Other Distributions and Rights

The depositary shall, as promptly as practicable, convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can reasonably do so and transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars that it or the custodian receives in respect of the deposited ordinary shares, and to distribute the amount received, net of any fees of the depositary and expenses incurred by the depositary in connection with conversion, to the holders of ADSs. The amount distributed will be reduced by any amounts to be withheld by Teva or the depositary for applicable taxes, net of expenses of conversion into U.S. dollars. If the depositary determines that any foreign currency received by it or the custodian cannot be so converted on a reasonable basis and transferred, or if any required approval or license of any government or agency is denied or not obtained within a reasonable period of time, the depositary may distribute such foreign currency received by it or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the ADS holders. If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the holders of ADSs entitled thereto, the depositary may make such conversion and distribution in U.S. dollars to the extent permissible to such holders of ADSs and may distribute the balance of the currency received by the depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of such holders of ADSs.

If any distribution upon any ordinary shares deposited or deemed deposited under the deposit agreement consists of a dividend in, or free distribution of, additional ordinary shares, the depositary shall, only if Teva so requests, distribute to the holders of outstanding ADSs, on a pro rata basis, additional ADSs that represent the number of additional ordinary shares received as such dividend or free distribution subject to the terms and conditions of the deposit agreement and net of any fees and expenses of the depositary. In lieu of delivering fractional ADSs in the event of any such distribution, the depositary will sell the amount of additional ordinary shares represented by the aggregate of such fractions and will distribute the net proceeds to holders of ADSs. If additional ADSs are not so distributed, each ADS shall thereafter also represent the additional ordinary shares distributed together with the ordinary shares represented by such ADS prior to such distribution.

If Teva offers or causes to be offered to the holders of ordinary shares any rights to subscribe for additional ordinary shares or any rights of any other nature, the depositary, after consultation with Teva, shall have discretion as to the procedure to be followed in making such rights available to holders of ADSs or in disposing of such rights for the benefit of such holders and making the net proceeds available to such holders or, if the depositary may neither make such rights available to such holders nor dispose of such rights and make the net proceeds available to such holders, the depositary shall allow the rights to lapse; provided, however, that the depositary will, if requested by Teva, take action as follows:

•

if at the time of the offering of any rights the depositary determines in its discretion that it is lawful and feasible to make such rights available to all holders of ADSs or to certain holders of ADSs but not other holders of ADSs, the depositary may distribute to any holder of ADSs to whom it determines the distribution to be lawful and feasible, on a pro rata basis, warrants or other instruments therefor in such form as it deems appropriate; or

•

if the depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain holders of ADSs, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holder of ADSs to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary and all taxes and governmental charges) for the account of such holders of ADSs otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such holders of ADSs because of exchange restrictions or the date of delivery of any ADS or otherwise.

In circumstances in which rights would not otherwise be distributed, if a holder of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such holder, the depositary will make such rights available to such holder upon written notice from Teva to the depositary that Teva has elected in its sole discretion to permit such rights to be exercised and such holder has executed such documents as Teva has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the depositary from such holder to exercise such rights, upon payment by such holder to the depositary for the account of such holder of an amount equal to the purchase price of the ordinary shares to be received upon the exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary shall, on behalf of such holder, exercise the rights and purchase the ordinary shares, and Teva shall cause the ordinary shares so purchased to be delivered to the depositary on behalf of such holder. As agent for such holder, the depositary will cause the ordinary shares so purchased to be deposited under the deposit agreement, and shall issue and deliver to such holder legended ADRs or confirmations with respect to uncertificated ADSs, restricted as to transfer under applicable securities laws.

The depositary will not offer to the holders of ADSs any rights to subscribe for additional ordinary shares or rights of any other nature, unless and until such a registration statement is in effect with respect to the rights and the securities to which they relate, or unless the offering and sale of such securities to the holders of such ADSs are exempt from registration under the provisions of the Securities Act and an opinion of counsel satisfactory to the depositary and Teva has been obtained.

The depositary shall not be responsible for any failure to determine that it may be lawful and feasible to make such rights available to holders of ADSs in general or any holder in particular.

If the depositary determines that any distribution of property is subject to any tax or other governmental charge that the depositary is obligated to withhold, the depositary may by public or private sale in Israel dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay any such taxes or charges, and the depositary will distribute the net proceeds of any such sale and after deduction of any taxes or charges to the ADS holders entitled thereto.

Upon any change in nominal (par) value, change in par value, split-up, consolidation or any other reclassification of ordinary shares, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Teva or to which it is a party, any securities that shall be received by the depositary or the custodian in exchange for or in conversion of or in respect of ordinary shares shall be treated as newly deposited ordinary shares under the deposit agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new ordinary shares so received in respect of ordinary shares, unless additional ADSs are delivered or the depositary calls for the surrender of outstanding ADSs to be exchanged for new ADSs.

Record Dates

Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made or rights shall be issued with respect to the ordinary shares, or whenever for any reason the depositary causes a change in the number of ordinary shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of ordinary shares, the depositary shall fix a record date which shall be as close as practicable to the record date applicable to the ordinary shares, provided that the record date established by Teva or the depositary shall not occur on a day on which the shares or ADSs are not traded in Israel or the U.S.:

•	for the determination of the holders of ADSs who shall be:

•	entitled to receive such dividend, distribution or rights, or the net proceeds of the sale, or

•	entitled to give instructions for the exercise of voting rights at any such meeting, or

•	on or after which each ADS will represent the changed number of ordinary shares.

Reports and Other Communications

Teva will furnish to the depositary and the custodian all notices of shareholders’ meetings and other reports and communications that are made generally available to the holders of ordinary shares and English translations of the same. The depositary will make such notices, reports and communications available for inspection by ADS holders at its corporate trust office when furnished by Teva pursuant to the deposit agreement and, upon request by Teva, will mail such notices, reports and communications to ADS holders at Teva’s expense.

Voting of the Underlying Ordinary Shares

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of ordinary shares, if requested in writing, the depositary shall, as soon as practicable thereafter, mail to the ADS holders a notice containing:

•	such information as is contained in the notice received by the depositary;

•

a statement that the holders of ADSs as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of Teva’s memorandum and articles of association, as amended, to instruct the depositary as to the exercise of voting rights, if any, pertaining to the amount of ordinary shares represented by their respective ADSs; and

•

a statement as to the manner in which such instructions may be given (or, if applicable, deemed given if no instruction is received), including, when applicable, an express indication that instructions may be given to the depositary to give a discretionary proxy to a person designated by Teva.

Upon the written request of an ADS holder on such record date, received on or before the date established by the depositary for such purpose, the depositary shall endeavor, insofar as is practicable and permitted under applicable law and the provisions of Teva’s memorandum and articles of association, as amended, to vote or cause to be voted the amount of ordinary shares represented by the ADSs in accordance with the instructions set forth in such request. The depositary shall not itself exercise any voting discretion over any ordinary shares. If no instructions are received by the depositary from a holder of an ADS, the depositary shall give a discretionary proxy for the ordinary shares represented by such holder’s ADS to a person designated by Teva. The depositary may, to the extent not prohibited by the deposit agreement, law or regulation or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the owners a notice that provides owners with instructions on how to retrieve such materials or receive such materials upon request.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and the terms of the deposit agreement may at any time be amended by written agreement between Teva and the depositary, without the consent of the ADS holders. Any amendment that imposes or increases any fees or charges (other than taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of holders of ADSs shall, however, not become effective until the expiration of thirty days after notice of such amendment has been given to the holders of outstanding ADSs. Every holder of an ADS at the time such amendment becomes effective will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any ADS holder to surrender the ADSs held by such holder and receive therefore the underlying ordinary shares and any other property represented thereby, except in order to comply with mandatory provisions of applicable law. However, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or any receipt to ensure compliance therewith, Teva and the depositary may amend or supplement the deposit agreement and the receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to owners or within any other period of time as required for compliance.

Whenever so directed by Teva, the depositary has agreed to terminate the deposit agreement by mailing notice of such termination to the holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to Teva and the holders of all ADSs then outstanding if at any time 60 days shall have expired after the depositary shall have delivered to Teva a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of termination, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the holders and will not give any further notices or perform any further acts under the deposit agreement, except:

•	the collection of dividends and other distributions;

•	the sale of rights and other property; and

•

the delivery of ordinary shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs, subject to the terms of the deposit agreement.

At any time after the expiration of one year from the date of termination, the depositary may sell the underlying ordinary shares and hold uninvested the net proceeds, together with any cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not theretofore surrendered their ADSs and such holders shall become general creditors of the depositary with respect to such net proceeds. After making such sale, the depositary shall be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting fees of the depositary) and except for obligations for indemnification set forth in the deposit agreement. Upon the termination of the deposit agreement, Teva will also be discharged from all obligations thereunder, except for certain obligations to the depositary.

Charges of Depositary

Teva will pay the fees and out-of-pocket expenses of the depositary and those of any registrar only in accordance with agreements in writing entered into between the depositary and Teva from time to time. The following charges shall be incurred by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Teva or an exchange of stock regarding the ADSs or deposited ordinary shares or a distribution of ADSs pursuant to the terms of the deposit agreement):

•	any applicable taxes and other governmental charges;

•	any applicable transfer or registration fees;

•	certain cable, telex and facsimile transmission charges as provided in the deposit agreement;

•	any expenses incurred in the conversion of foreign currency;

•

a fee of $5.00 or less per 100 ADSs (or a portion of such amount of ADSs) for the delivery of ADSs in connection with the deposit of ordinary shares, distributions in ordinary shares or the distribution of rights on the ordinary shares;

•	a fee of $0.02 or less per ADS for any cash distributions on the ordinary shares;

•	a fee of $5.00 or less per 100 ADSs (or a portion of such amount of ADSs) for the distribution of securities on the ordinary shares (other than ordinary shares or rights thereon);

•

a fee $0.02 or less per ADS annually for depositary services performed by the depositary and/or the custodians (which may be charged directly to the owners or which may be withheld from cash distributions, at the sole discretion of the depositary); and

•

a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including the custodian and expenses incurred on behalf of holders of the ADSs in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares, the sale of ordinary shares, the delivery of ADSs or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law.

The depositary may own and deal in any class of securities of Teva and its affiliates and in ADSs.

Transfer of American Depositary Shares

The ADSs are transferable on the books of the depositary, except during any period when the transfer books of the depositary are closed, or if any such action is deemed necessary or advisable by the depositary or Teva at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the deposit agreement. The surrender of outstanding ADSs and withdrawal of deposited ordinary shares may not be suspended subject only to:

•	temporary delays caused by closing the transfer books of the depositary or Teva, the deposit of ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the payment of fees, taxes and similar charges; and

•	compliance with the U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the deposited ordinary shares.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares. As a condition to the delivery, registration of transfer, split-up, combination or surrender of any ADS or withdrawal of ordinary shares, the depositary, the custodian or the registrar may require payment from the person presenting the ADS or the depositor of the ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto, payment of any applicable fees payable by the holders of ADSs, may require the production of proof satisfactory to the depositary as to the identity and genuineness of any signature and may also require compliance with any regulations the depositary may establish consistent with the provisions of the deposit agreement. The depositary may refuse to deliver ADSs, register the transfer of any ADS or make any distribution on, or related to, ordinary shares until it or the custodian has received proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. Holders of ADSs may inspect the transfer books of the depositary at any reasonable time, provided, that such inspection shall not be for the purpose of communicating with holders of ADSs in the interest of a business or object other than Teva’s business or a matter related to the deposit agreement or ADSs.

General

Neither the depositary nor Teva nor any of their directors, employees, agents or affiliates will be liable to the holders of ADSs if by reason of any present or future law or regulation of the United States or any other country or of any government or regulatory authority or any stock exchange, any provision, present or future, of Teva’s memorandum and articles of association, as amended, or any circumstance beyond its control, the depositary or Teva or any of their respective directors, employees, agents or affiliates is prevented or delayed in performing its obligations or exercising its discretion under the deposit agreement or is subject to any civil or criminal penalty on account of performing its obligations. The obligations of Teva and the depositary under the deposit agreement are expressly limited to performing their obligations specifically set forth in the deposit agreement without negligence, bad faith or willful misconduct.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED SHARES

The following is a summary of certain provisions of our Mandatory Convertible Preferred Shares. A copy of our Articles setting forth the terms of the Mandatory Convertible Preferred Shares, as well as our Memorandum, are available upon request from us at the address set forth in the section of this prospectus entitled “Where You Can Find More Information.” This description of the terms of the Mandatory Convertible Preferred Shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles, which are incorporated by reference as an exhibit hereto.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Teva,” “the Company,” “us,” “we” or “our” refer to Teva Pharmaceutical Industries Limited and not any of its subsidiaries.

General

Under our Articles, our board of directors is authorized, without any approval of our shareholders, to issue up to 5,000,000 Mandatory Convertible Preferred Shares.

The Mandatory Convertible Preferred Shares when issued, and any of the ordinary shares delivered to the depositary for the issuance and delivery of ADSs upon conversion of Mandatory Convertible Preferred Shares, will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Shares will have no preemptive or preferential rights to purchase or subscribe for our ordinary shares, ADSs, obligations, warrants or other securities of ours of any class.

Ranking

The Mandatory Convertible Preferred Shares, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•

senior to (i) our ordinary shares, ordinary “A” shares and deferred shares and (ii) each class or series of our share capital established after the first original issue date of Mandatory Convertible Preferred Shares (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior shares”);

•

on parity with each class or series of our share capital established after the initial issue date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity shares”); and

•

junior to each class or series of our share capital established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior shares”).

Dividends

Subject to the rights of holders of any class or series of senior shares, holders of the Mandatory Convertible Preferred Shares will be entitled to receive, when, as and if declared by our board of directors or, to the extent permissible under applicable law and the Articles, an authorized committee thereof (for purposes of this section “Description of Mandatory Convertible Preferred Shares,” our “board of directors”), out of funds legally available for payment, cumulative dividends at the rate per annum to be determined (subject to certain limits set forth in the Articles) by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares (the “dividend rate”) on the liquidation preference of $1,000.00 per Mandatory Convertible Preferred Share, payable in cash. See “—Method of Payment of Dividends” below.

Declared dividends on the Mandatory Convertible Preferred Shares will be payable quarterly on quarterly dividend payment dates to be determined by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Shares, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends.

Declared dividends will be payable on the relevant dividend payment date to holders of record of the Mandatory Convertible Preferred Shares as they appear on our share register at 5:00 p.m., New York City time, on the immediately preceding record dates to be determined by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares (each, a “record date”), each of which shall be no more than 16 days prior to the applicable dividend payment date, whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City (or, with respect to the use of the term in the sections entitled “—Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” and “—Anti-Dilution Adjustments,” or Tel Aviv, Israel) are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the initial issue date of the Mandatory Convertible Preferred Shares and will end on and exclude the first dividend payment date occurring after the initial issue date. The amount of dividends payable on each Mandatory Convertible Preferred Share for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Shares for any period other than a full dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of 12 30-day months). Accumulations of dividends on the Mandatory Convertible Preferred Shares will not bear interest.

No dividend will be declared or paid upon, or any sum of cash set apart for the payment of dividends upon, any outstanding Mandatory Convertible Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash has been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares.

Our ability to declare and pay cash dividends and to make other distributions with respect to our share capital, including the Mandatory Convertible Preferred Shares, may be limited by the Companies Law and the regulations promulgated thereunder and the terms of our and our subsidiaries’ existing and any future indebtedness.

So long as any Mandatory Convertible Preferred Share remains outstanding, no dividend or distribution shall be declared or paid on our ordinary shares, ADSs or any other class or series of junior shares, and none of our ordinary shares, ADSs or any other class or series of junior shares shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash has been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in ordinary shares, ADSs or other junior shares, (ii) purchases, redemptions or other acquisitions of ordinary shares, ADSs or other junior shares in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the share dilution amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount; (iii) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (iv) purchases of ordinary shares, ADSs or junior shares pursuant to a contractually binding requirement to buy ordinary shares, ADSs or junior shares existing prior to the preceding dividend period, including under a contractually binding share repurchase plan; or (v) the deemed purchase or acquisition of fractional interests in our ordinary shares, ADSs or junior shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. The phrase “share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with U.S. GAAP, and as measured from the initial issue date) resulting from the grant, vesting, settlement or exercise of equity-based compensation to directors, employees, agents and others and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on the Mandatory Convertible Preferred Shares (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash sufficient to discharge our obligations in respect thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity shares unless dividends are declared on the Mandatory Convertible Preferred Shares such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Shares and such parity shares shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the Mandatory Convertible Preferred Shares and such parity shares bear to each other; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, may be declared and paid on any securities, including our ordinary shares and ADSs, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Shares shall not be entitled to participate in any such dividends.

Method of Payment of Dividends

Any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Shares, whether or not for a current dividend period or any prior dividend period, will be paid by the Company in cash.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Shares will be entitled to receive a liquidation preference in the amount of $1,000.00 per Mandatory Convertible Preferred Share (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares to but excluding the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of liabilities to our creditors and holders of any senior shares and before any payment or distribution is made to holders of junior shares (including our ordinary shares and ADSs). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference plus an amount equal to accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares and all parity shares are not paid in full, the holders of the Mandatory Convertible Preferred Shares and any other such parity shares will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Shares will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Articles and our Memorandum do not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Shares even though it is substantially in excess of the nominal (par) value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Shares will not have any voting rights or any right to appoint directors or any other right with respect to our annual meetings and special meetings except as described below and as specifically required by Israeli law from time to time.

So long as any Mandatory Convertible Preferred Shares remain outstanding, we will not, without the adoption of a resolution, by a majority of at least three-quarters in voting power of the Mandatory Convertible Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, at a meeting of holders of Mandatory Convertible Preferred Shares where a legal quorum of two-thirds of the then outstanding Mandatory Convertible Preferred Shares is present in person or by proxy:

(1)	amend or alter the provisions of our Memorandum or Articles so as to authorize or create, or increase the authorized amount of, any class or series of senior shares; or

(2)	amend, alter or repeal the provisions of our Memorandum or Articles so as to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares, including, without limitation, the majority and quorum requirements relating to the Mandatory Convertible Preferred Shares, the right to payment of additional amounts as described under “—Payment of Additional Amounts” and the terms of the Mandatory Convertible Preferred Shares stipulated in the form of share certificate approved by our board of directors as described under “—Share Certificates;” or

(3)	consummate a binding share exchange or reclassification involving the Mandatory Convertible Preferred Shares or a merger or consolidation of us with another entity, unless in each case: (i) the Mandatory Convertible Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Mandatory Convertible Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent; and (ii) such Mandatory Convertible Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Shares immediately prior to the consummation of such transaction;

provided, however, that (A) (1) any increase in the amount of our authorized Mandatory Convertible Preferred Shares or the issuance of any additional Mandatory Convertible Preferred Shares or (2) the authorization or creation of any class or series of parity or junior shares, any increase in the amount of authorized but unissued shares of such class or series of parity or junior shares or the issuance of additional shares of such class or series of parity or junior shares will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares and shall not require the consent or the adoption of a resolution by the holders of the Mandatory Convertible Preferred Shares; (B) in the event of a binding share exchange or reclassification involving the Mandatory

Convertible Preferred Shares, or of a merger or consolidation of the Company with or into another entity, as described in clause (3) above in which the provisions of clauses (i) and (ii) of such clause (3) are complied with, the consent or the adoption of a resolution by the holders of the Mandatory Convertible Preferred Shares shall not be required in order to effect, validate or approve such share exchange, reclassification, merger or consolidation; and (C) to the extent that, notwithstanding the provisions of immediately preceding clauses (A) and (B), the consent or approval of the holders of Mandatory Convertible Preferred Shares, voting together as a single class, is nonetheless required by applicable law or the Articles in such circumstances, or such consent or approval is otherwise required by applicable law or the Articles with respect to any matter that is not set forth in the provisions of clauses (1) through (3) above, such approval or consent may be given by the adoption of a resolution, by a simple majority of the voting power of the Mandatory Convertible Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized person, at a meeting of holders of Mandatory Convertible Preferred Shares and the legal quorum for any such meeting shall be that applicable to general meetings of the holders of our ordinary shares, as set forth in the Articles and described above under “Description of Ordinary Shares— Voting and Quorum Requirements.”

The rules and procedures for calling and conducting any meeting of the holders of the Mandatory Convertible Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules our board of directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our Articles (including the provisions described above), applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Shares are listed or traded at the time.

Mandatory Conversion

Each Mandatory Convertible Preferred Share will automatically convert on the date to be determined (subject to certain limits set forth in the Articles) by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares (the “mandatory conversion date”) into a number of our ADSs equal to the conversion rate described below. If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above under “—Dividends.” If, prior to the mandatory conversion date, we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares, the amount of such undeclared, accumulated and unpaid dividends (such amount, the “additional conversion amount”) will be paid to the eligible holders of the Mandatory Convertible Preferred Shares in cash, ADSs or a combination thereof, as determined in the Company’s sole discretion, in lieu of such accumulated and unpaid dividends. If we elect to deliver the additional conversion amount, or any portion thereof, in ADSs, such ADSs will be valued for such purpose at 97% of the average VWAP (as defined below) per ADS over the five consecutive trading day (as defined below) period beginning on and including the seventh scheduled trading day immediately preceding the mandatory conversion date (the “average price”).

The conversion rate, which is the number of our ADSs issuable upon conversion of each Mandatory Convertible Preferred Share on the mandatory conversion date, will, subject to adjustment as described in “—Anti-Dilution Adjustments” below, be as follows:

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if the applicable market value (as defined below) of our ADSs is greater than the threshold appreciation price (as defined below), then the conversion rate will be equal to $1,000.00 divided by the threshold appreciation price (the “minimum conversion rate”);

•

if the applicable market value of our ADSs is less than or equal to the threshold appreciation price but greater than or equal to the reference price (as defined below), then the conversion rate will be equal to $1,000.00 divided by the applicable market value (as defined below) of our ADSs; or

•	if the applicable market value of our ADSs is less than the reference price, then the conversion rate will be equal to $1,000.00 divided by the reference price (the “maximum conversion rate”) .

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the reference price, the floor price (as defined below), the threshold appreciation price and the applicable market value are each subject to adjustment as described above for any additional conversion amount or as described in “—Anti-Dilution Adjustments” below.

“Applicable market value” means the average VWAP per ADS over the 20 consecutive trading day period (the “settlement period”) beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date.

The “floor price” is an amount to be determined (subject to certain limits set forth in the Articles) by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as described in the section below entitled “—Anti-Dilution Adjustments”).

The “threshold appreciation price” is an amount to be determined (subject to certain limits set forth in the Articles) by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares and is subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as described in the section below entitled “—Anti-Dilution Adjustments.”

A “trading day” is a day on which our ADSs:

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are not suspended from trading, and on which trading in our ADSs is not limited, on any U.S. national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

•	have traded at least once on the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our ADS;

provided that if our ADSs are not traded on any such exchange, association or market, “trading day” means any business day.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per ADS on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “TEVA US<EQUITY>AQR” (or its equivalent successor as determined by our board of directors if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, “VWAP” means the market value per ADS on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means the average of the VWAPs for each trading day in the relevant period.

The “reference price” is equal to the price paid by the public per ordinary share or ADS, as determined by our board of directors, in connection with an offering of ordinary shares or ADSs to be conducted by us on or about the time of the offering of the Mandatory Convertible Preferred Shares (or, if no such offering is conducted, a price no less than 95% of the closing price per ADS on the New York Stock Exchange on the trading day on which the pricing of the initial offering of Mandatory Convertible Preferred Shares takes place, as determined by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares).

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below in “—Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Mandatory Convertible Preferred Shares have the right to convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), at any time prior to the mandatory conversion date (“early conversion”), into our ADSs at the minimum conversion rate, subject to adjustment as described in “—Anti-Dilution Adjustments” below.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the minimum conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Shares at such time receive an additional number of our ADSs equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods (the “early conversion additional conversion amount”), divided by the greater of the floor price and the average VWAP per ADS over the 20 consecutive trading day period (the “early conversion settlement period”) commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described above, upon any early conversion of any Mandatory Convertible Preferred Shares, we will make no payment or allowance for unpaid dividends on such Mandatory Convertible Preferred Shares, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted Mandatory Convertible Preferred Shares as of such record date, as described in the section above entitled “—Dividends.”

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

General

If a fundamental change (as defined below) occurs on or prior to the mandatory conversion date, holders of the Mandatory Convertible Preferred Shares will have the right to:

(i)	convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), into ADSs at the fundamental change conversion rate described below;

(ii)	with respect to such converted Mandatory Convertible Preferred Shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or our ADSs; and

(iii)	with respect to such converted Mandatory Convertible Preferred Shares, receive the accumulated dividend amount (as defined below) payable in cash or ADSs,

subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of our ADSs that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the effective date of a fundamental change falls during a dividend period for which we have declared a dividend, we will pay such dividend on the relevant dividend payment date to the holders of record on the immediately preceding record date, as described in “—Dividends,” and the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.

To exercise this right, holders must submit their Mandatory Convertible Preferred Shares for conversion at any time during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change and ending at 5:00 p.m., New York City time, on the date that is 20 business days after the effective date (or, if earlier, the mandatory conversion date) at the fundamental change conversion rate (as defined below). Holders of the Mandatory Convertible Preferred Shares who do not submit their Mandatory Convertible Preferred Shares for conversion during the fundamental change conversion period will not be entitled to convert their Mandatory Convertible Preferred Shares at the relevant fundamental change conversion rate or to receive the relevant fundamental change dividend make-whole amount or the relevant accumulated dividend amount.

We will notify holders of the anticipated effective date of a fundamental change at least 20 calendar days prior to such anticipated effective date or, if such prior notice is not practicable, notify holders of the effective date of a fundamental change no later than the second business day following the actual effective date. If we notify holders of a fundamental change later than the 20th calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date.

A “fundamental change” will be deemed to have occurred, at such time after the initial issue date of the Mandatory Convertible Preferred Shares, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our outstanding ordinary shares, ADSs or other securities representing common equity interests are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration 10% or more of which is not common stock or ordinary shares (or depositary shares representing common stock or ordinary shares) that are listed on, or immediately after the transaction or event will be listed on, any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our majority-owned subsidiaries or any of our or our majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of share capital then outstanding entitled to vote generally in elections of our directors; or (iii) our ADSs (or, following a reorganization event, any ordinary shares, ADSs, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Shares become convertible in connection with such reorganization event) cease to be listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange (each, a “qualifying market”).

Fundamental Change Conversion Rate

The “fundamental change conversion rate” will be determined by reference to a table to be determined (subject to certain limits set forth in the Articles) by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares and will be based on the effective date of the fundamental change (the “fundamental change effective date”) and the price (the “fundamental change share price”) paid or deemed paid per ordinary share or ADS therein. Such table will consist of a grid listing applicable fundamental change share prices along one axis and, along the other axis, a series of potential fundamental change effective dates through the mandatory conversion date. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth in “—Anti-Dilution Adjustments,” and each of the fundamental change share prices will be subject to adjustment in an inverse manner.

If the holders of our ordinary shares or ADSs receive only cash in the fundamental change, the fundamental change share price shall be the cash amount paid per ordinary share or ADS, as applicable. Otherwise, the fundamental change share price shall be the average VWAP per ADS over the 10 consecutive trading day period ending on, and including, the trading day preceding the fundamental change effective date.

The exact fundamental change share price and fundamental change effective date may not be set forth in the table, in which case:

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if the fundamental change share price is between two fundamental change share price amounts on the table or the fundamental change effective date is between two dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower fundamental change share price amounts and the two fundamental change effective dates, as applicable, based on a 365-day year;

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if the fundamental change share price is in excess of the highest fundamental change share price included in the table (subject to adjustment as described above), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment; and

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if the fundamental change share price is less than the lowest fundamental change share price included in the table (subject to adjustment as described above), then the fundamental change conversion rate will be the maximum conversion rate, subject to adjustment.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount

For any Mandatory Convertible Preferred Shares that are converted during the fundamental change conversion period, in addition to the ADSs issued upon conversion at the fundamental change conversion rate, we will at our option:

(a)	pay the holder thereof in cash, to the extent we are legally permitted to do so, the present value, computed using a discount rate to be determined (subject to certain limits set forth in the Articles) by our board of directors on or prior to the initial issue date and set forth in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares (the “discount rate”) of all dividend payments on the Mandatory Convertible Preferred Shares for all the remaining dividend periods (excluding any accumulated dividend amount and declared dividends for a dividend period during which the fundamental change effective date falls) from such fundamental change effective date to but excluding the mandatory conversion date (the “fundamental change dividend make-whole amount”);

(b)	increase the number of our ADSs to be issued on conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the fundamental change share price; or

(c)	pay the fundamental change dividend make-whole amount in a combination of cash and our ADSs in accordance with the provisions of clauses (a) and (b) above.

In addition, to the extent that the accumulated dividend amount exists as of the fundamental change effective date, holders who convert their Mandatory Convertible Preferred Shares within the fundamental change conversion period will be entitled to receive such accumulated dividend amount upon conversion. As used herein, the term “accumulated dividend amount” means, in connection with a fundamental change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, on the Mandatory Convertible Preferred Shares for dividend periods prior to the relevant fundamental change effective date, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such fundamental change effective date to, but excluding, such fundamental change effective date (but excluding any declared dividends for a dividend period during which the fundamental change effective date falls). The accumulated dividend amount will be payable at our election:

•	in cash, to the extent we are legally permitted to do so;

•	in an additional number of our ADSs equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the fundamental change share price; or

•	in a combination of cash and our ADSs in accordance with the provisions of the preceding two bullets.

We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the fundamental change effective date to make all or any portion of such payments in our ADSs. In addition, if we elect to deliver ADSs in respect of all or any portion of the fundamental change dividend make-whole amount or the accumulated dividend amount, to the extent that the fundamental change dividend make-whole amount or the accumulated dividend amount or any portion thereof paid in ADSs exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the fundamental change share price, we will, if we are legally able to do so, declare and pay such excess amount in cash. Any such payment in cash may be made only if it is permitted by our then existing debt instruments, including any restricted payments covenants.

No fractional shares of our ADSs will be delivered to converting holders of the Mandatory Convertible Preferred Shares in respect of the fundamental change dividend make-whole amount or the accumulated dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of an ADS based on the average VWAP per ADS over the five consecutive trading day period beginning on, and including, the seventh scheduled trading day immediately preceding the conversion date.

Not later than the second business day following a fundamental change effective date (or, if we provide notice to holders of the fundamental change prior to the anticipated fundamental change effective date as described above, on the date we give holders notice of the anticipated fundamental change effective date), we will notify holders of:

•	the fundamental change conversion rate;

•	the fundamental change dividend make-whole amount and whether we will pay such amount in cash, our ADSs or a combination thereof, specifying the combination, if applicable; and

•	the accumulated dividend amount as of the fundamental change effective date and whether we will pay such amount in cash, our ADSs or a combination thereof, specifying the combination, if applicable.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding Mandatory Convertible Preferred Shares will automatically convert into ADSs on the mandatory conversion date. The person or persons entitled to receive our ADSs issuable upon mandatory conversion of the Mandatory Convertible Preferred Shares will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided in “—Anti-Dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the ADSs issuable upon conversion of the Mandatory Convertible Preferred Shares will be deemed not to be outstanding for any purpose and the holders thereof will have no rights with respect to such ADSs, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ADSs, by virtue of holding the Mandatory Convertible Preferred Shares. A certificate representing the ADSs issuable upon conversion will be issued and delivered to the converting holder or, if the Mandatory Convertible Preferred Share being converted is held in global form, the ADSs issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by the Company to the converting holder of any cash (including, without limitation, cash in lieu of fractional shares) to which the converting holder is entitled, on the later of (i) the mandatory conversion date and (ii) the third business day immediately succeeding the last day of the settlement period.

Upon Early Conversion

If you elect to convert the Mandatory Convertible Preferred Shares prior to the mandatory conversion date, in the manner described in “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” you must observe the conversion procedures described in the following paragraphs.

If the Mandatory Convertible Preferred Shares are in global form, to convert the Mandatory Convertible Preferred Shares you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. If the Mandatory Convertible Preferred Shares are held in certificated form, you must comply with certain procedures set forth in the Articles. In either case, if required, you must pay all taxes or duties, if any.

The “conversion date” will be the date on which you have satisfied the foregoing requirements. You will not be required to pay any taxes or duties relating to the issuance or delivery of our ADSs if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the ADSs in a name other than your own. ADSs will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full and will be issued on:

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if the conversion date does not fall within the fundamental change conversion period: the latest of (i) the third business day immediately succeeding the conversion date, (ii) the third business day immediately succeeding the last day of the early conversion settlement period and (iii) the business day after you have paid in full all applicable taxes and duties, if any; and

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if the conversion date falls within the fundamental change conversion period: the later of (i) the third business day immediately succeeding the conversion date and (ii) the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the ADSs issuable upon conversion of the Mandatory Convertible Preferred Shares will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the ADSs issuable upon conversion of the Mandatory Convertible Preferred Shares will be deemed not to be outstanding for any purpose and the holders thereof will have no rights with respect to such ADSs, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ADSs, by virtue of holding the Mandatory Convertible Preferred Shares.

Effect of TASE Regulations on Conversion Dates

Notwithstanding anything to the contrary set forth in the Articles, in accordance with the regulations of the Tel Aviv Stock Exchange Ltd. (“TASE”), if any conversion date for a Mandatory Convertible Preferred Share would otherwise take place on the “record date” (as such term is defined in the TASE’s regulations) for the distribution of dividends or bonus shares, a rights offering, a split or reverse split of the Company’s share capital, or a capital reduction (each of the foregoing a “company event”), such conversion date shall be postponed to the following “trading day” (as such term is defined in the TASE’s regulations). In addition, if the “ex day” (as such term is defined in the TASE’s regulations) in respect of a company event occurs prior to the TASE “record date” set for such event, any conversion date that would otherwise take place on such “ex day” shall be postponed to the following TASE “trading day.”

Fractional ADSs

No fractional ADSs will be issued to holders of the Mandatory Convertible Preferred Shares upon conversion and the number of ordinary shares or ADSs to be issued shall be rounded down to the nearest whole number of ordinary shares or ADSs (with payment therefor to be made as set forth below). In lieu of any fractional shares of our ADSs otherwise issuable in respect of the aggregate number of Mandatory Convertible Preferred Shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP of our ADSs over the five consecutive trading day period beginning on and including the seventh scheduled trading day immediately preceding the conversion date.

If more than one Mandatory Convertible Preferred Share is surrendered for conversion at one time by or for the same holder, the number of full ADSs issuable upon conversion thereof shall be computed on the basis of the aggregate number of Mandatory Convertible Preferred Shares so surrendered.

Anti-Dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1) We issue ordinary shares to all holders of our ordinary shares as a dividend or other distribution, in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our ordinary shares entitled to receive such dividend or other distribution will be multiplied by a fraction:

•

the numerator of which is the sum of the number of our ordinary shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of our ordinary shares constituting such dividend or other distribution; and

•	the denominator of which is the number of our ordinary shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination.

Any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay or make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of our ordinary shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares that we hold in treasury and which do not confer upon the holder thereof any dividend or distribution rights. For so long as any Mandatory Convertible Preferred Shares are outstanding, we will not pay any dividend or make any distribution on our ordinary shares that we hold in treasury, except for dividends and distributions on ordinary shares held by any of our subsidiaries, which confer upon the holder thereof dividend rights.

(2) We issue to all holders of our ordinary shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase our ordinary shares at less than the ordinary share current market price (as defined below), in which case each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our ordinary shares entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•

the numerator of which is the sum of the number of our ordinary shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of our ordinary shares issuable or deliverable upon the exercise of such rights or warrants; and

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the denominator of which is the sum of the number of our ordinary shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of our ordinary shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the ordinary share current market price.

Any adjustment made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our ordinary shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of our ordinary shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase ordinary shares at less than the ordinary share current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, which determination shall be final). For the purposes of this clause (2), the number of our ordinary shares at the time outstanding shall not include shares that we hold in treasury and which do not confer upon the holder thereof any right to participate in the issuance of such rights or warrants. For so long as any Mandatory Convertible Preferred Shares are outstanding, we will not issue any such rights or warrants in respect of our ordinary shares that we hold in treasury, except in respect of ordinary shares held by any of our subsidiaries, which confer upon the holder thereof the right to participate in the issuance of such rights or warrants.

(3) We subdivide or combine our ordinary shares, in which event the conversion rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

•	the numerator of which is the number of our ordinary shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

•	the denominator of which is the number of our ordinary shares outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(4) We distribute to all holders of our ordinary shares evidences of our indebtedness, shares of our share capital, securities, rights to acquire shares of our share capital, cash (other than ordinary dividends (as defined below)) or other assets, excluding:

•	any dividend or distribution covered by clause (1) or (3) above;

•	any rights or warrants covered by clause (2) above;

•	any dividend or distribution covered by clause (5) below; and

•	any spin-off (as defined below) to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our ordinary shares entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the ordinary share current market price; and

•

the denominator of which is the ordinary share current market price minus the fair market value, as determined by our board of directors, in good faith (which determination shall be final), on such date fixed for determination of the portion of the evidences of indebtedness, shares of our share capital, securities, rights to acquire shares of our share capital, cash (other than ordinary dividends) or other assets so distributed applicable to one of our ordinary shares.

In the event that we make a distribution to all holders of our ordinary shares consisting of share capital of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (referred to herein as a “spin-off”), each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our ordinary shares entitled to receive such distribution will be multiplied by a fraction:

•

the numerator of which is the sum of the ordinary share current market price and the fair market value, as determined by our board of directors in good faith (which determination shall be final), of the portion of those shares of share capital or similar equity interests so distributed applicable to one ADS as of the 15th trading day after the effective date for such distribution (or, if such shares of share capital or equity interests are listed on a U.S. national or regional securities exchange, the current market price (as defined below) of such securities); and

•	the denominator of which is the ordinary share current market price.

Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our ordinary shares entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate is required under this clause (4) during any settlement period or any early conversion settlement period in respect of Mandatory Convertible Preferred Shares that have been tendered for conversion, delivery of the ADSs issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

(5) We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our ordinary shares other than a regular, quarterly dividend the gross amount of which does not exceed $0.34 per ordinary share (the “initial dividend threshold” and any such dividends, “ordinary dividends”), excluding:

•	any cash that is distributed in a reorganization event (as described below);

•	any dividend or other distribution in connection with our voluntary or involuntary liquidation, dissolution or winding up; and

•	any consideration payable as part of a tender or exchange offer by the Company or any subsidiary of the Company as described under clause (6) below;

in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our ordinary shares entitled to receive such dividend or other distribution will be multiplied by a fraction:

•

the numerator of which is the ordinary share current market price minus the initial dividend threshold (provided that if the distribution is not a regular, quarterly cash dividend, the initial dividend threshold will be deemed to be zero); and

•	the denominator of which is the ordinary share current market price minus the amount per share of such dividend or other distribution.

Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our ordinary shares entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or make such other distribution, to such fixed conversion rate which would then be in effect if such dividend or other distribution had not been declared.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed conversion rates; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the fixed conversion rates pursuant to this clause (5).

(6) We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form F-4 for our ordinary shares or ADSs (excluding any securities convertible or exchangeable for our ordinary shares or ADSs), where the cash and the value of any other consideration included in the payment per ordinary share or ADS exceeds the ordinary share current market price, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)	the aggregate cash and fair market value (as determined in good faith by our board of directors, which determination shall be final) on the expiration date of any other consideration paid or payable for all ordinary shares or ADSs purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the ordinary share current market price; and

2.	the number of our ordinary shares and ADSs outstanding at the time such tender or exchange offer expires, less any purchased ordinary shares and ADSs; and

•	the denominator of which shall be equal to the product of:

(i)	the ordinary share current market price; and

(ii)	the number of our ordinary shares and ADSs outstanding at the time such tender or exchange offer expires, including any purchased ordinary shares and ADSs.

Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the 10th trading day following the expiration date but will be given effect as of 9:00 a.m., New York City time, on the expiration date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase our ordinary shares or ADSs pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversion rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during any settlement period or any early conversion settlement period in respect of the Mandatory Convertible Preferred Shares that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

Except with respect to a spin-off, in cases where the fair market value of the evidences of our indebtedness, shares of share capital, securities, rights to acquire our share capital, cash or other assets as to which clauses (4) or (5) above apply, applicable to one ordinary share, distributed to shareholders equals or exceeds the ordinary share current market price (as determined for purposes of calculating the conversion rate adjustment pursuant to such clause (4) or (5)), rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preferred Shares will be entitled to receive upon conversion, in addition to a number of our ordinary shares otherwise deliverable on the applicable conversion date, the kind and amount of the evidences of our indebtedness, shares of share capital, securities, rights to acquire our share capital, cash or other assets comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our ordinary shares entitled to receive the distribution, for each Mandatory Convertible Preferred Share, a number of our ADSs equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our ordinary shares or ADSs on any conversion date, upon conversion of any Mandatory Convertible Preferred Share, holders of Mandatory Convertible Preferred Shares will receive, in addition to ADSs, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our ordinary shares or ADSs, as applicable, in which case each fixed conversion rate will be adjusted at the time of separation of such rights as if we made a distribution to all holders of our ordinary shares as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow holders of Mandatory Convertible Preferred Shares to receive upon conversion, in addition to any ADSs, the rights described therein (unless such rights or warrants have separated from our the ordinary shares or ADSs) shall not constitute a distribution of rights or warrants that would entitle holders of Mandatory Convertible Preferred Shares to an adjustment to the conversion rate.

For purposes hereof, “ordinary share current market price” means the current market price (as defined below) per ADS, minus the fair market value per ADS (determined by us in good faith) of any property (cash or otherwise) then held by the depositary on behalf of the existing ADS holders, divided by the number of ordinary shares represented by each ADS.

For the purposes of determining the adjustment to the fixed conversion rates for the purposes of:

•

clauses (2), (4) (but only in the event of an adjustment thereunder not relating to a spin-off) and (5) above, the “current market price” of our ADSs is the average VWAP per ADS over the five consecutive trading day period ending on the trading day before the ex-date (as defined below) with respect to the issuance or distribution requiring such computation;

•

clause (4) above in the event of an adjustment thereunder relating to a spin-off, the “current market price” of our ADSs or unit of share capital or equity interest, as applicable, is the average VWAP per ADS (or per unit of share capital or equity interests of the subsidiary or other business unit being distributed, as applicable) over the first 10 consecutive trading days commencing on and including the fifth trading day following the effective date of such distribution; and

•

clause (6) above, the “current market price” of our ADSs is the average VWAP per ADS over the 10 consecutive trading day period commencing on, and including, the trading day following the expiration date of the tender or exchange offer.

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which our ADSs trade without the right to receive such issuance or distribution.

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our ordinary shares or ADSs resulting from any dividend or distribution of our ordinary shares (or issuance of rights or warrants to acquire our ordinary shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of an ADS. Prior to the mandatory conversion date, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any such adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the mandatory conversion date, an early conversion date and the fundamental change effective date, adjustments to the fixed conversion rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the fixed conversion rates will be made if holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our ordinary shares or ADSs and solely as a result of holding Mandatory Convertible Preferred Shares, in the transaction that would otherwise give rise to such adjustment as if they held, for each of the Mandatory Convertible Preferred Share, ADSs representing a number of our ordinary shares equal to the maximum conversion rate then in effect.

In addition, the fixed conversion rates will not be adjusted:

(a)	upon the issuance of any of our ordinary shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in ordinary shares or ADSs under any plan;

(b)	upon the issuance of any of our ordinary shares or ADSs or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any of our ordinary shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preferred Shares were first issued;

(d)	for a change in the nominal (par) value of our ordinary shares;

(e)	for accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount;” or

(f)	for share repurchases that are not tender offers, including structured or derivative transactions.

The fixed conversion rates reflect that as of the date of the Articles, each ADS represents one ordinary share. If the number of ordinary shares represented by each ADS changes, the fixed conversion rates will be adjusted proportionately.

We will be required, within 10 business days after the fixed conversion rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Shares. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the reference price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the mandatory conversion date and (y) an inversely proportional adjustment will also be made to the floor price. Whenever the terms of the Mandatory Convertible Preferred Shares require us to calculate the VWAP per ADS over a span of multiple days, our board of directors will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the ordinary share current market price and the average price (as the case may be)) to account for any adjustments to the reference price, the threshold appreciation price, the floor price and the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, the fundamental change effective date or the expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on ordinary shares occurs after the end of the 20 consecutive trading day period used for calculating the applicable market value and before the mandatory conversion date; and

•

that dividend or distribution would have resulted in an adjustment of the number of ordinary shares represented by the ADSs issuable to the holders of the Mandatory Convertible Preferred Shares had such record date occurred on or before the last trading day of such 20-trading day period, then we will deem the holders of the Mandatory Convertible Preferred Shares to be holders of record of ADSs representing ordinary shares for purposes of that dividend or distribution. In this case, the holders of the

Mandatory Convertible Preferred Shares would receive the dividend or distribution on our ordinary shares represented by the ADSs together with the number of ordinary shares represented by the ADSs issuable upon mandatory conversion of the Mandatory Convertible Preferred Shares.

Recapitalizations, Reclassifications and Changes of Our Ordinary Shares

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which our ordinary shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our ordinary shares into securities, including securities other than our ordinary shares; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our ordinary shares would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each Mandatory Convertible Preferred Share outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Mandatory Convertible Preferred Shares, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Shares into ADSs immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one ordinary share is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our ordinary shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our ordinary shares that affirmatively make such an election (or of all holders of our ordinary shares if none makes an election). We will notify holders of the Mandatory Convertible Preferred Shares of the weighted average as soon as practicable after such determination is made.

The number of units of exchange property for each Mandatory Convertible Preferred Share converted following the effective date of such reorganization event will be determined as if references to our ordinary shares or ADSs in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder and conversion at the option of the holder upon a fundamental change were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Mandatory Convertible Preferred Share is actually converted). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors (which determination will be final), except that if a unit of exchange property includes ordinary shares, depositary receipts or other securities representing common equity interests that are traded on a U.S. national securities exchange, the value of such ordinary shares, depositary receipts or other securities representing common equity interests will be the average over the 20 consecutive trading day period used for calculating the applicable market value of the volume-weighted average prices for such ordinary shares, depositary receipts or other securities representing common equity interests, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors (which determination will be final)); or, if such price is not available, the average market value per share of such ordinary shares, depositary receipts or other securities representing common equity interests over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose.

We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event provide written notice to the holders of the Mandatory Convertible Preferred Shares of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

Payment of Additional Amounts—Change in Tax Law

We will make all payments on the Mandatory Convertible Preferred Shares (including but not limited to any payments of dividends and cash in lieu of any fractional ADSs upon conversion) without deduction or withholding for any taxes, assessments or other governmental charges imposed by any jurisdiction where we are incorporated or tax resident, as the case may be, or a jurisdiction in which a successor to us is incorporated or tax resident (each, a “taxing jurisdiction”) unless the deduction or withholding is required by law.

If, as a result of a change in tax law, a taxing jurisdiction requires that we deduct or withhold any taxes, assessments or other governmental charges from payments on or with respect to the Mandatory Convertible Preferred Shares, we will pay any additional amounts necessary to make the net amount paid to a holder or beneficial owner of Mandatory Convertible Preferred Shares equal the amount that such holder or beneficial owner would have received in the absence of such deduction or withholding, provided that such additional amounts shall only be paid in respect of payments to a holder or beneficial owner of Mandatory Convertible Preferred Shares that were eligible to be made without deduction or withholding for any taxes, assessment or other governmental changes in the absence of such change in tax law. Notwithstanding the foregoing, in no case shall any additional amounts be paid on account of:

•

the amount of any tax, assessment or other governmental charge that is payable only because a type of connection exists between the holder or beneficial owner of the Mandatory Convertible Preferred Share and a taxing jurisdiction, other than a connection related solely to purchase or ownership of Mandatory Convertible Preferred Shares;

•

the amount of any tax, assessment or other governmental charge that is payable only because the holder or beneficial owner presented the Mandatory Convertible Preferred Shares for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

•	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;

•

the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the Mandatory Convertible Preferred Shares failing to accurately comply with a request from us for any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection of the holder or beneficial owner of the Mandatory Convertible Preferred Shares with the relevant taxing jurisdiction if compliance is required by law, regulation or an applicable income tax treaty, as a precondition to exemption from, or reduction in the rate of, such tax, assessment or other governmental charge;

•	the amount of any tax, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on or with respect to the Mandatory Convertible Preferred Shares;

•

any taxes payable under Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, as of the initial issue date of the Mandatory Convertible Preferred Shares (or any amended or successor version), any regulations or official interpretations thereof, any intergovernmental agreement entered into in connection therewith, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of such Code;

•

any payment to any holder or beneficial owner of Mandatory Convertible Preferred Shares that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of the Mandatory Convertible Preferred Shares;

•

any withholding or deduction that is imposed on a payment to or for the benefit of an individual and required to be made pursuant to the European Council Directive 2003/48/EC or any law implementing or complying with or introduced in order to conform to such Directive; or

•	any combination of the withholdings, taxes, assessments or other governmental charges described in the bullet points above.

A “change in tax law” means any change in, or amendment to, the laws or regulations of any taxing jurisdiction or any change in the official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date, other than a change in tax rate.

Reservation of Ordinary Shares

We will at all times reserve and keep available out of the registered (authorized) and unissued ordinary shares, solely for issuance of ADSs issuable upon conversion of the Mandatory Convertible Preferred Shares, free from any preemptive or other similar rights, a number of our ordinary shares equal to the product of the maximum conversion rate then in effect and the number of Mandatory Convertible Preferred Shares then outstanding.

We will (i) deposit, or cause to be deposited with the depositary in accordance with the terms of the deposit agreement, ordinary shares represented by the ADSs issuable upon conversion of the Mandatory Convertible Preferred Shares, or as otherwise required to be delivered as provided in the Articles and (ii) comply with the applicable terms of the deposit agreement so that ADSs representing such ordinary shares will be executed by the depositary and delivered to the holders of Mandatory Convertible Preferred Shares as required by the Articles and the deposit agreement.

Share Certificates

On or prior to the initial issue date, our board of directors will cause a form of share certificate for the Mandatory Convertible Preferred Shares to be prepared, containing the final terms of the Mandatory Convertible Preferred Shares as contemplated by and in accordance with the Articles including: the discount rate, the dividend payment dates, the dividend rate, the floor price, the table for the fundamental change conversion rate, the mandatory conversion date, the maximum conversion rate, the record dates and the threshold appreciation price.

Transfer Agent and Registrar

The transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Shares will be identified in a prospectus supplement relating to the offering of the Mandatory Convertible Preferred Shares.

Book-entry, Delivery and Form

The Mandatory Convertible Preferred Shares will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Shares. Ownership of beneficial interests in the Mandatory Convertible Preferred Shares in global form will be limited to persons who have accounts with DTC

(“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Shares in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the Mandatory Convertible Preferred Shares, DTC or such nominee, as the case may be, will be considered the sole holder of the Mandatory Convertible Preferred Shares represented by such global certificate for all purposes under the Articles. No beneficial owner of an interest in the Mandatory Convertible Preferred Shares in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Articles.

Payments of dividends on the global certificate representing the Mandatory Convertible Preferred Shares will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the Mandatory Convertible Preferred Shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the Mandatory Convertible Preferred Shares, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the Mandatory Convertible Preferred Shares as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the Mandatory Convertible Preferred Shares held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the Mandatory Convertible Preferred Shares in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in a prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement. According to temporary guidelines of the TASE, the Mandatory Convertible Preferred Shares may not be offered in Israel.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Teva or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Teva or any of its subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Teva or any of its subsidiaries to indemnification by Teva or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Teva or any of its subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements of Teva as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this prospectus by reference to Teva’s Annual Report on Form 20-F for the year ended December 31, 2014 have been so incorporated in reliance on the report of Kesselman & Kesselman, an independent registered public accounting firm in Israel and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

The audited special purpose combined financial statements of the Global Generics Business and Certain Other Assets of Allergan plc included in Teva’s Report of Foreign Private Issuer on Form 6-K dated November 30, 2015 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the fact that the financial statements are not intended to be a complete presentation of the financial position or operations of the Global Generics Business and Certain Other Assets of Allergan plc as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Israeli law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Tulchinsky Stern Marciano Cohen Levitski & Co., Israel. Any underwriters will be advised regarding issues relating to any offering by their own counsel.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we file annual and special reports and other information with the SEC. You may read and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, as well as at the SEC’s regional offices. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC. We began filing through the EDGAR system beginning on October 31, 2002.

Information about us is also available on our website at http://www.tevapharm.com. Such information on our website is not part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated into this prospectus by reference:

(1)	Our Annual Report on Form 20-F for the year ended December 31, 2014;

(2)	Our Reports of Foreign Private Issuer on Form 6-K, filed with the SEC on January 7, 2015, January 20, 2015, January 26, 2015, February 5, 2015 (report filed at 8:25:50 a.m. EST), February 12, 2015, February 17, 2015 (two reports), February 23, 2015, February 24, 2015, February 25, 2015, February 27, 2015, March 2, 2015, March 11, 2015, March 17, 2015, March 23, 2015 (two reports), March 24, 2015, March 30, 2015, March 31, 2015 (two reports), April 1, 2015, April 2, 2015, April 14, 2015, April 23, 2015 (two reports), April 28, 2015 (two reports), April 30, 2015 (report filed at 9:32:04 a.m. EDT), May 5, 2015 (report filed at 4:50:33 p.m. EDT), May 14, 2015, May 29, 2015, June 1, 2015, June 2, 2015, June 15, 2015, June 16, 2015, June 18, 2015 (two reports), June 25, 2015, July 1, 2015 (two reports), July 8, 2015, July 28, 2015 (two reports), July 30, 2015 (reports filed at 10:42:37 a.m. and 4:10:07 p.m. EDT), July 31, 2015, August 3, 2015 (two reports), August 12, 2015, September 1, 2015, September 3, 2015, September 10, 2015 (report filed at 10:43:22 a.m. EDT), September 25, 2015, September 28, 2015 (two reports), September 29, 2015, September 30, 2015, October 1, 2015 (two reports), October 8, 2015, October 13, 2015, October 29, 2015 (report filed at 11:18:49 a.m. EDT), November 5, 2015, November 9, 2015, November 18, 2015, November 19, 2015 (two reports), November 25, 2015 and November 30, 2015.

(3)	The description of Teva’s ordinary shares, par value NIS 0.10 per share, and the American Depositary Shares representing the ordinary shares, contained in the registration statement on Form F-4, as amended on October 14, 2008 (Registration Statement No. 333-153497).

All reports and other documents filed by Teva pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may also obtain copies of these documents free of charge through our website at http://www.tevapharm.com or by contacting us at our address or telephone number set forth below. Other than the documents incorporated by reference herein as specified above, the documents and other information on our website are not incorporated by reference herein.

Teva Pharmaceutical Industries Limited

Investor Relations

5 Basel Street

P.O. Box 3190

Petach Tikva 4951033 Israel

972-3-926-7267

ENFORCEMENT OF CIVIL LIABILITIES

Teva is organized under the laws of Israel and most of Teva’s directors and officers reside outside of the United States. As a result, service of process on them may be difficult to effect in the United States. Furthermore, because a substantial portion of Teva’s assets are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Subject to various time limitations, an Israeli court may declare a judgment rendered by a foreign court in a civil matter, including judgments awarding monetary or other damages in non civil matters, enforceable if it finds that:

(1)	the judgment was rendered by a court which was, according to the foreign country’s law, competent to render it;

(2)	the judgment is no longer appealable;

(3)	the obligation in the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

(4)	the judgment can be executed in the state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proven to the Israeli court that:

(1)	the judgment was obtained by fraud;

(2)	there was no due process;

(3)	the judgment was given by a court not competent to render it according to the laws of private international law in Israel;

(4)	the judgment conflicts with another judgment that was given in the same matter between the same parties and which is still valid; or

(5)	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

$3,375,000,000

Teva Pharmaceutical Industries Limited

54,000,000 American Depositary Shares,

each representing one Ordinary Share

PROSPECTUS SUPPLEMENT

December 2, 2015

Joint Book-Running Managers

BARCLAYS

BofA MERRILL LYNCH

CITIGROUP

MORGAN STANLEY

BNP PARIBAS

CREDIT SUISSE

HSBC

MIZUHO SECURITIES

RBC CAPITAL MARKETS

SMBC NIKKO